EXHIBIT 99.1
                                 ------------

                                                                EXECUTION COPY





                         MORGAN STANLEY CAPITAL I INC.
                                   Depositor



                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                 Master Servicer and Securities Administrator



                  WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                                   Servicer



                                      and



                     DEUTSCHE BANK NATIONAL TRUST COMPANY
                                    Trustee



                          ---------------------------

                        POOLING AND SERVICING AGREEMENT
                           Dated as of July 1, 2004

                          ---------------------------





                  MORGAN STANLEY MORTGAGE LOAN TRUST 2004-6AR

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-6AR

                               TABLE OF CONTENTS

                                                                          Page



ARTICLE I DEFINITIONS........................................................3

Section 1.01   Definitions...................................................3

ARTICLE II DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES...................51

Section 2.01   Creation and Declaration of Trust Fund; Conveyance of
               Mortgage Loans...............................................51
Section 2.02   Acceptance of Trust Fund by Trustee; Review of
               Documentation for Trust Fund.................................54
Section 2.03   Representations and Warranties of the Depositor..............55
Section 2.04   Representations and Warranties of the Depositor and the
               Seller as to the Mortgage Loans..............................57
Section 2.05   Representations and Warranties of the Seller; Discovery
               of Breach; Repurchase or Substitution of Mortgage Loans......57
Section 2.06   Grant Clause.................................................61

ARTICLE III THE CERTIFICATES................................................62

Section 3.01   The Certificates.............................................62
Section 3.02   Registration.................................................63
Section 3.03   Transfer and Exchange of Certificates........................63
Section 3.04   Cancellation of Certificates.................................67
Section 3.05   Replacement of Certificates..................................67
Section 3.06   Persons Deemed Owners........................................67
Section 3.07   Temporary Certificates.......................................67
Section 3.08   Appointment of Paying Agent..................................68
Section 3.09   Book-Entry Certificates......................................68

ARTICLE IV ADMINISTRATION OF THE TRUST FUND.................................70

Section 4.01   Custodial Accounts; Distribution Account; Reserve Fund.......70
Section 4.02   Permitted Withdrawals from the Custodial Accounts and
               the Distribution Account.....................................72
Section 4.03   [Reserved]...................................................73
Section 4.04   [Reserved]...................................................73
Section 4.05   Reports to Trustee and Certificateholders....................73

ARTICLE V DISTRIBUTIONS TO HOLDERS OF CERTIFICATES..........................76

Section 5.01   Distributions Generally......................................76
Section 5.02   Priorities of Distribution...................................76
Section 5.03   [Reserved]...................................................85
Section 5.04   Allocation of Losses.........................................85

Section 5.05   Advances by the Master Servicer and by WMMSC.................87
Section 5.06   Compensating Interest Payments...............................88
Section 5.07   [Reserved]...................................................89
Section 5.08   Cross-Collateralization of the Combined Loan Groups;
               Adjustments to Available Funds...............................89
Section 5.09   Determination of Pass-Through Rates for LIBOR
               Certificates.................................................90
Section 5.10   The Corridor Contracts.......................................91

ARTICLE VI CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR;
EVENTS OF DEFAULT...........................................................94

Section 6.01   Duties of Trustee and the Securities Administrator...........94
Section 6.02   Certain Matters Affecting the Trustee and the Securities
               Administrator................................................97
Section 6.03   Trustee and Securities Administrator Not Liable for
               Certificates.................................................98
Section 6.04   Trustee and the Securities Administrator May Own
               Certificates.................................................99
Section 6.05   Eligibility Requirements for Trustee.........................99
Section 6.06   Resignation and Removal of Trustee and the Securities
               Administrator................................................99
Section 6.07   Successor Trustee and Successor Securities Administrator....100
Section 6.08   Merger or Consolidation of Trustee or the Securities
               Administrator...............................................101
Section 6.09   Appointment of Co-Trustee, Separate Trustee or Custodian....101
Section 6.10   Authenticating Agents.......................................103
Section 6.11   Indemnification of the Trustee and the Securities
               Administrator...............................................104
Section 6.12   Fees and Expenses of Securities Administrator and the
               Trustee.....................................................104
Section 6.13   Collection of Monies........................................105
Section 6.14   Events of Default; Trustee To Act; Appointment of
               Successor...................................................105
Section 6.15   Additional Remedies of Trustee Upon Event of Default........111
Section 6.16   Waiver of Defaults..........................................111
Section 6.17   Notification to Holders.....................................111
Section 6.18   Directions by Certificateholders and Duties of Trustee
               During Event of Default.....................................111
Section 6.19   Action Upon Certain Failures of the Master Servicer or
               WMMSC and Upon Event of Default.............................112
Section 6.20   Preparation of Tax Returns and Other Reports................112

ARTICLE VII PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND...114

Section 7.01   Purchase of Mortgage Loans; Termination of Trust Fund
               Upon Purchase or Liquidation of All Mortgage Loans..........114
Section 7.02   Procedure Upon Redemption Termination of Trust Fund.........115
Section 7.03   Additional Trust Fund Termination Requirements..............116

ARTICLE VIII RIGHTS OF CERTIFICATEHOLDERS..................................117

Section 8.01   Limitation on Rights of Holders.............................117
Section 8.02   Access to List of Holders...................................118
Section 8.03   Acts of Holders of Certificates.............................119

ARTICLE IX ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER
SERVICER AND WMMSC.........................................................120

Section 9.01   Duties of the Master Servicer and WMMSC; Enforcement of
               Servicers' and Master Servicer's Obligations................120
Section 9.02   Assumption of Master Servicing by Master Servicer or
               Servicing by WMMSC by Trustee...............................122
Section 9.03   Representations and Warranties of the Master Servicer
               and WMMSC...................................................124
Section 9.04   Compensation to the Master Servicer and to WMMSC............126
Section 9.05   Merger or Consolidation.....................................127
Section 9.06   Resignation of Master Servicer or WMMSC.....................128
Section 9.07   Assignment or Delegation of Duties by the Master
               Servicer....................................................128
Section 9.08   Limitation on Liability of the Master Servicer and
               Others......................................................129
Section 9.09   Indemnification; Third-Party Claims.........................130

ARTICLE X REMIC ADMINISTRATION.............................................131

Section 10.01  REMIC Administration........................................131
Section 10.02  Prohibited Transactions and Activities......................133
Section 10.03  Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status.....................................133
Section 10.04  REO Property................................................134
Section 10.05  Fidelity....................................................135

ARTICLE XI MISCELLANEOUS PROVISIONS........................................135

Section 11.01  Binding Nature of Agreement; Assignment.....................135
Section 11.02  Entire Agreement............................................135
Section 11.03  Amendment...................................................135
Section 11.04  Voting Rights...............................................136
Section 11.05  Provision of Information....................................136
Section 11.06  Governing Law...............................................137
Section 11.07  Notices.....................................................137
Section 11.08  Severability of Provisions..................................138
Section 11.09  Indulgences; No Waivers.....................................138
Section 11.10  Headings Not To Affect Interpretation.......................138
Section 11.11  Benefits of Agreement.......................................138
Section 11.12  Special Notices to the Rating Agencies......................138
Section 11.13  Conflicts...................................................139
Section 11.14  Counterparts................................................139
Section 11.15  No Petitions................................................139

                                  ATTACHMENTS

Exhibit A      Forms of Certificates
Exhibit B      Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit C      Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit D      Form of Certification of Wells Fargo as Master Servicer and
               Securities Administrator
Exhibit E      List of Purchase and Servicing Agreements
Exhibit F      List of Custodial Agreements
Exhibit G      Assignment and Notice of Transfer with respect to each
               Additional Collateral Mortgage Loan
Exhibit H      Form of Rule 144A Transfer Certificate
Exhibit I      Form of Purchaser's Letter for Institutional Accredited
               Investors
Exhibit J      Form of ERISA Transfer Affidavit
Exhibit K      Form of Letter of Representations with the Depository Trust
               Company
Exhibit L      Form of Custodian Certification
Exhibit M      [Reserved]

Schedule A     Mortgage Loan Schedule
Schedule B     Principal Balances Schedule

      This POOLING AND SERVICING AGREEMENT, dated as of July 1, 2004 (the "Agreement"), by and among MORGAN STANLEY CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the "Trustee"), WELLS FARGO BANK, NATIONAL ASSOCIATION, in its dual capacities as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and WASHINGTON MUTUAL MORTGAGE SECURITIES CORP., as servicer (a "Servicer") and acknowledged by MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation, as seller (the "Seller"), for purposes of Section 2.05.

                                WITNESSETH THAT

  In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                             PRELIMINARY STATEMENT

            The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. As provided herein, the Trustee will make multiple elections to treat segregated pools of assets subject to this Agreement for federal income tax purposes as the following four separate real estate mortgage investment conduits (each, a "REMIC"):
Subsidiary REMIC 1, Subsidiary REMIC 2, the Middle REMIC and the Master REMIC. Subsidiary REMIC 1 will consist of the Mortgage Loans comprising Loan Group 1 excluding any rights of the Trust Fund in respect of the Additional Collateral. Subsidiary REMIC 2 will consist of the Mortgage Loans comprising Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5 and Loan Group 6, excluding any rights of the Trust Fund in respect of the Additional Collateral. Each Subsidiary REMIC will issue uncertificated REMIC regular interests (the "Subsidiary REMIC 1 Regular Interests" and the "Subsidiary REMIC 2 Regular Interests", respectively, and collectively, the "Subsidiary REMIC Regular Interests"). The Subsidiary REMIC Regular Interests will represent the "regular interests" in the Subsidiary REMIC and the Class SR1 Interest and Class SR2 Interest will represent the single Class of "residual interest" in each of Subsidiary REMIC 1 and Subsidiary REMIC 2.

            The Trustee will hold the Subsidiary REMIC Regular Interests for the benefit of the Middle REMIC. The Middle REMIC will consist of the Subsidiary REMIC Interests and will issue uncertificated REMIC regular interests (the "Middle REMIC Regular Interests"). The Middle REMIC Regular Interests will represent the "regular interests" in the Middle REMIC and the MR Interest will represent the single Class of "residual interest" in the Middle REMIC.

            The Trustee will hold the Subsidiary REMIC Regular Interests for the benefit of the Master REMIC. The Master REMIC will consist of the Middle REMIC Interests and will be evidenced by the Certificates (other than the Class A-R Certificates), which will constitute the regular interests in the Master REMIC (the "Regular Certificates") and the Class MMR Interest, which will represent the single Class of "residual interest" in the Master REMIC. The Class A-R Certificates will represent the beneficial ownership of each of the Class SR1, Class SR2, Class MR and Class MMR Interests. The "latest possible maturity date" for federal income tax purposes of all REMICs, and regular and residual interests created hereunder will be the Latest Possible Maturity Date.

                              Subsidiary REMIC 1
                              ------------------

            Subsidiary REMIC 1 will issue a single uncertificated regular interest, each of which (except for the Class SR1 Interests) is hereby designated as a REMIC regular interest for federal income tax purposes, for each Mortgage Loan included in Loan Group1 (each such Mortgage Loan will be a "Corresponding Mortgage Loan" with respect to the uncertificated regular interest issued from Subsidiary REMIC 1). On each Distribution Date, following the allocation of scheduled and unscheduled principal and Realized Losses, each uncertificated class of regular interests will have a balance, bear interest at a pass through rate and receive prepayment premiums equal to the principal balance, pass through rate and entitlement to prepayment premiums in respect of its Corresponding Mortgage Loan. The Class SR1 Interest will represent the sole class of residual interest in Subsidiary REMIC 1.

                              Subsidiary REMIC 2
                              ------------------

            The Subsidiary REMIC 2 Interests, each of which (except for the Class SR 2 Interests) is hereby designated as a REMIC regular interest for federal income tax purposes, will have the principal balances, pass-through rates and Corresponding Loan Groups as set forth in the following table:

                                      Initial      Pass-Through   Corresponding
Subsidiary REMIC Interests            Balance          Rate         Loan Group
-----------------------------------  ---------    -------------- ---------------
A-2 (0.9% of Subordinated Portion
Group 2).... ...................        (1)             (2)             2
B-2  (0.1% of Subordinated
Portion Group 2)..............          (1)             (2)             2
C-2  (Excess of Group 2)......          (1)             (2)             2
A-3 (0.9% of Subordinated Portion
Group 3).... ...................        (1)             (2)             3
B-3  (0.1% of Subordinated
Portion Group 3)..............          (1)             (2)             3
C-3  (Excess of Group 3)......          (1)             (2)             3
A-4 (0.9% of Subordinated Portion
Group 4).... ...................        (1)             (2)             4
B-4  (0.1% of Subordinated
Portion Group 4)..............          (1)             (2)             4
C-4  (Excess of Group 4)......          (1)             (2)             4
A-5 (0.9% of Subordinated Portion
Group 5).... ...................        (1)             (2)             5
B-5  (0.1% of Subordinated
Portion Group 5)..............          (1)             (2)             5
C-5  (Excess of Group 5)......          (1)             (2)             5
A-6 (0.9% of Subordinated Portion
Group 6).... ...................        (1)             (2)             6
B-6  (0.1% of Subordinated
Portion Group 6)..............          (1)             (2)             6
C-6  (Excess of Group 6)......          (1)             (2)             6

Class SP                                $100            (3)            N/A
Class SR-$100.................          $100            (4)            N/A
SR2...........................           $0             N/A            N/A
---------------
(1) Each Class A Interest will have a principal balance initially equal to 0.9% of the Subordinated Portion of its Corresponding Loan Group. Each Class B Interest will have a principal balance initially equal to 0.1% of the Subordinated Portion of its Corresponding Loan Group. The initial principal balance of each Class C Interest will equal the excess of the principal balance of its Corresponding Loan Group over the initial aggregate principal balances of the Class A and Class B Interests corresponding to such Loan Group.

(2) The Weighted Average Net Mortgage Rate in respect of the Corresponding Loan Group.

(3) The Class SP Interest will not be entitled to any interest, but will be entitled to 100% of any prepayment premiums paid on the Combined Mortgage Loans.

(4) For each Distribution Date, the Pass Through Rate in respect of the Class A-R Certificates.

      On any Distribution Date:

      (1) payments of principal and Realized Losses will be allocated to each of the Class SP Interest and Class SR-$100 Interest in the same manner as payments of principal and Realized Losses are allocated to each of the Class P Certificates and Class A-R Certificates.

      (2) If no Cross-Over Situation exists with respect to any Class of Interests, then Principal Reductions arising with respect to each Loan Group will be allocated first to cause the Loan Group's corresponding Class A and Class B Interests to equal, respectively, 0.9% and 0.1% of the Subordinated Portion as of such Distribution Date, and second to the Loan Group's corresponding Class C Interest;

      (3) If a Cross-Over Situation exists then:

       (a) if the Calculation Rate in respect of the outstanding Class A and Class B Interests is less than the Combined Subordinate Pass Through Rate, Principal Relocation Payments will be made proportionately to the outstanding Class A Interests prior to any other Principal Distributions from each such Loan Group; and

      (b) if the Calculation Rate in respect of the outstanding Class A and Class B Interests is greater than the Combined Subordinate Pass Through Rate, Principal Relocation Payments will be made proportionately to the outstanding Class B Interests prior to any other Principal Distributions from each such Loan Group.

      In each case, Principal Relocation Payments will be made so as to cause the Calculation Rate in respect of the outstanding Class A and Class B Interests to equal the Combined Subordinate Pass Through Rate. With respect to each Loan Group, if (and to the extent that) the sum of (a) the principal payments comprising the Principal Remittance Amount received during the Due Period and (b) the Realized Losses, are insufficient to make the necessary reductions of principal on the Class A and Class B Interests, then interest will be added to the Loan Group's other Interests that are not receiving Principal Relocation Payments, in proportion to their principal balances.

      (c) The outstanding aggregate Class A and Class B Interests will not be reduced below 1 percent of the excess of (i) the aggregate outstanding Principal Balances of the Mortgage Loans as of the end of any Due Period over
(ii) the Certificate Balance of the Senior Certificates as of the related Distribution Date (after taking into account distributions of principal on such Distribution Date).

      If (and to the extent that) the limitation in paragraph (c) prevents the distribution of principal to any of the Class A and Class B Interests, and if the Loan Group's Class C Interest has already been reduced to zero, then the excess principal from that Loan Group will be paid to the Class C Interests of any other Loan Groups whose aggregate corresponding Class A and Class B Interests are less than one percent of their corresponding Subordinated Portion. If any Loan Group or Groups corresponding to a Class C Interest that receives such payment has (or have in the aggregate, in the case of more than one Class C Interest receiving such a payment) a Weighted Average Net Mortgage Rate below the Weighted Average Net Mortgage Rate of the Loan Group or Groups making such payment, then the payment will be treated by Subsidiary REMIC 2 as a Realized Loss. Conversely, if the Mortgage Pool of the Class C Interest or Interests that receive such payment has a Weighted Average Net Mortgage Rate (or have in the aggregate, in the case of more than one Class C Interest receiving such a payment) above the Weighted Average Net Mortgage Rate of the Loan Group making the payment, then the payment will be treated by Subsidiary REMIC 2 as a reimbursement for prior Realized Losses.

                            Middle Subsidiary REMIC
                            -----------------------

            The Middle REMIC Interests, each of which (except for the Class MR Interests) is hereby designated as a REMIC regular interest for federal income tax purposes, will have the principal balances, pass-through rates and Corresponding Loan Groups as set forth in the following table:

-------------------------------------------------------------------------------
 Middle Tier REMIC   Initial Principal   Interest Rate   Corresponding Master
      Interest            Balance                          REMIC Certificate

-------------------------------------------------------------------------------
MT-1-A                      (1)               (3)       Class 1-A
-------------------------------------------------------------------------------
MT-1-M-1                    (1)               (3)       Class 1-M-1
-------------------------------------------------------------------------------
MT-1-M-2                    (1)               (3)       Class 1-M-2
-------------------------------------------------------------------------------
MT-1-M-3                    (1)               (3)       Class 1-M-3
-------------------------------------------------------------------------------
MT-1-B-1                    (1)               (3)       Class 1-B-1
-------------------------------------------------------------------------------
MT-1-B-2                    (1)               (3)       Class 1-B-2
-------------------------------------------------------------------------------
MT-$100                     (2)               (4)       Class A-R
-------------------------------------------------------------------------------
MT-P                        (2)               (5)       Class P
-------------------------------------------------------------------------------
MT-2-A-1                    (2)               (6)       Class 2-A-1
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MT-2-A-2                    (2)               (6)       Class 2-A-2
-------------------------------------------------------------------------------
MT-2-A-3                    (2)               (6)       Class 2-A-3
-------------------------------------------------------------------------------
MT-3-A                      (2)               (7)       Class 3-A
-------------------------------------------------------------------------------
MT-4-A                      (2)               (8)       Class 4-A
-------------------------------------------------------------------------------
MT-5-A                      (2)               (9)       Class 5-A
-------------------------------------------------------------------------------
MT-6-A                      (2)              (10)       Class 6-A
-------------------------------------------------------------------------------
MT-C-B-1                    (2)              (11)       Class C-B-1
-------------------------------------------------------------------------------
MT-C-B-2                    (2)              (11)       Class C-B-2
-------------------------------------------------------------------------------
MT-C-B-3                    (2)              (11)       Class C-B-3
-------------------------------------------------------------------------------
MT-C-B-4                    (2)              (11)       Class C-B-4
-------------------------------------------------------------------------------
MT-C-B-5                    (2)              (11)       Class C-B-5
-------------------------------------------------------------------------------
MT-C-B-6                    (2)              (11)       Class C-B-6
-------------------------------------------------------------------------------
MT-Accrual                  (1)               (3)                 N/A
-------------------------------------------------------------------------------
MT-A-R                      (12)             (12)                 N/A
-------------------------------------------------------------------------------
---------------
(1) For each Distribution Date, following the allocation of scheduled principal, prepayments and Realized Losses: (i) each such Class of Interests (other than the Class MT-Accrual Interest) will have a principal balance equal to 50% of the principal balance in respect of the Corresponding Class of Certificates, (ii) the Class MT-Accrual Interests will have a principal balance equal to 50% of the principal balance of Mortgage Loans plus 50% of the Overcollateralized Amount.
(2) For each Distribution Date, following the allocation of scheduled principal, prepayments and Realized Losses: each such Class of Interests will have a principal balance equal to 100% of the principal balance in respect of the Corresponding Class of Certificates.
(3) The interest rate with respect to any Distribution Date (and the related Interest Accrual Period) for this Middle Tier REMIC Interest is a per annum rate equal to the Weighted Average Net Mortgage Rate of the Mortgage Loans in Loan Group 1.
(4) The interest rate with respect to any Distribution Date, the pass through rate in respect of the Class A-R Certificates.
(5) The Class M-P Interest will not be entitled to any interest, but will be entitled to 100% of any prepayment premiums paid on the Mortgage Loans.
(6) The interest rate with respect to any Distribution Date (and the related Interest Accrual Period) for this Middle Tier REMIC Interest is a per annum rate equal to the Weighted Average Net Mortgage Rate of the Mortgage Loans in Loan Group 2.
(7) The interest rate with respect to any Distribution Date (and the related Interest Accrual Period) for this Middle Tier REMIC Interest is a per annum rate equal to the Weighted Average Net Mortgage Rate of the Mortgage Loans in Loan Group 3.
(8) The interest rate with respect to any Distribution Date (and the related Interest Accrual Period) for this Middle Tier REMIC Interest is a per annum rate equal to the Weighted Average Net Mortgage Rate of the Mortgage Loans in Loan Group 4.
(9) The interest rate with respect to any Distribution Date (and the related Interest Accrual

   Period) for this Middle Tier REMIC Interest is a per annum rate equal to the Weighted Average Net Mortgage Rate of the Mortgage Loans in Loan Group 5.
(10) The interest rate with respect to any Distribution Date (and the related Interest Accrual Period) for this Middle Tier REMIC Interest is a per annum rate equal to the Weighted Average Net Mortgage Rate of the Mortgage Loans in Loan Group 6.
(11) The interest rate with respect to any Distribution Date (and the related Interest Accrual Period) for this Middle Tier REMIC Interest is a per annum rate equal to the Combined Subordinate Pass-Through Rate.
(12) The MT-A-R is the sole Class of residual interest in the Middle Tier REMIC. It pays no interest or principal.

                               The Master REMIC
                               ----------------

      The following table sets forth characteristics of the Master REMIC Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):



====================================================================================
                                                                       Integral
                                     Pass-Through                    Multiples in
     Class         Initial Class         Rate           Minimum        Excess of
  Designation    Principal Balance    (per annum)    Denomination       Minimum
------------------------------------------------------------------------------------
Class 1-A        $318,369,000.00          (1)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class 2-A-1      $209,646,000.00          (2)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class 2-A-2      $200,000,000.00          (2)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class 2-A-3      $10,200,000.00           (2)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class 3-A        $318,268,000.00          (3)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class 4-A        $100,052,000.00          (4)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class 5-A        $105,417,000.00          (5)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class 6-A        $25,819,000.00           (6)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class A-R(7)            $100.00           (2)              (8)             (8)
------------------------------------------------------------------------------------
Class 1-M-1       $7,392,000.00           (1)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class 1-M-2       $6,048,000.00           (1)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class 1-M-3       $1,680,000.00           (1)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class 1-B-1       $1,344,000.00           (1)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class 1-B-2       $1,176,000.00           (1)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class C-B-1      $26,489,000.00           (9)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class C-B-2       $8,660,000.00           (9)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class C-B-3       $4,584,000.00           (9)         $25,000.00       $1,000.00
------------------------------------------------------------------------------------
Class C-B-4       $4,076,000.00           (9)        $100,000.00       $1,000.00
------------------------------------------------------------------------------------
Class C-B-5       $3,565,000.00           (9)        $100,000.00       $1,000.00
------------------------------------------------------------------------------------
Class C-B-6       $2,038,620.71           (9)        $100,000.00       $1,000.00
------------------------------------------------------------------------------------
Class P                 $100.00          (10)            $100.00          N/A
------------------------------------------------------------------------------------
Class OC                   (11)          (11)             (12)            (12)
====================================================================================
------------------------------------------


(1) Interest will accrue on each Class of Group 1 Certificates during each Interest Accrual Period at a rate equal to the lesser of LIBOR plus the Pass-Through Margin for such Class for such Distribution Date and the applicable Weighted Average Net Mortgage Rate for such Distribution Date.

(2) The Pass-Through Rate for the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class A-R Certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the Weighted Average Net Mortgage Rate on the Group 2 Mortgage Loans. The Pass-Through Rate for the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class A-R Certificates for the Interest Accrual Period related to the first Distribution Date will be a per annum rate of 4.215%.

(3) The Pass-Through Rate for the Class 3-A Certificates for any Distribution Date will be a per annum rate equal to the Weighted Average Net Mortgage Rate on the Group 1 Mortgage Loans minus 0.40%. The Pass-Through Rate for the Class 3-A Certificates for the Interest Accrual Period related to the first Distribution Date will be a per annum rate of 4.679%.

(4) The Pass-Through Rate for the Class 4-A Certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the Weighted Average Net Mortgage Rate on the Group 4 Mortgage Loans. The Pass-Through Rate for the Class 4-A Certificates for the Interest Accrual Period related to the first Distribution Date will be a per annum rate of 4.348%.

(5) The Pass-Through Rate for the Class 5-A Certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the Weighted Average Net Mortgage Rate on the Group 5 Mortgage Loans. The Pass-Through Rate for the Class 5-A Certificates for the Interest Accrual Period related to the first Distribution Date will be a per annum rate of 4.740%.

(6) The Pass-Through Rate for the Class 6-A Certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the Weighted Average Net Mortgage Rate on the Group 6 Mortgage Loans. The Pass-Through Rate for the Class 6-A Certificates for the Interest Accrual Period related to the first Distribution Date will be a per annum rate of 5.083%.

(7) The Class A-R Certificates represent the sole Class of residual interest in each REMIC.

(8) The Class A-R Certificate shall be issued as two separate certificates, one with an initial Certificate Balance of $99.99 and the Tax Matters Person Certificate with an initial Certificate Balance of $0.01.

(9) The Pass-Through Rate for each Class of Combined Subordinated Certificates for any Distribution Date will be a per annum rate equal to the sum of: (1) the Weighted Average Net Mortgage Rate on the Group 2 Mortgage Loans multiplied by the excess of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Principal Balances of the Group 2 Certificates immediately prior to that Distribution Date, (2) the Weighted Average Net Mortgage Rate on the Group 3 Mortgage Loans minus 0.0400% multiplied by the excess of the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Principal Balances of the Group 3 Certificates immediately prior to that Distribution Date, (3) the Weighted Average Net Mortgage Rate on the Group 4 Mortgage Loans multiplied by the excess of the aggregate Stated Principal Balance of the Group 4 Mortgage Loans as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Principal Balances of the Group 4 Certificates immediately prior to that Distribution Date, (4) the Weighted Average Net Mortgage Rate on the Group 5 Mortgage Loans multiplied by the excess of the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Principal Balances of the Group 5 Certificates immediately prior to that Distribution Date, and (5) the Weighted Average Net Mortgage Rate on the Group 6 Mortgage Loans multiplied by the excess of the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Principal Balances of the Group 6 Certificates immediately prior to that Distribution Date; divided by the aggregate of the Class Principal Balances of the Combined Subordinated Certificates immediately prior to that Distribution Date. The Pass-Through Rate for each Class of Combined Subordinated Certificates for the first Distribution Date will be a per annum rate of 4.461%.

(10) The Class P Certificate will not be entitled to any interest, but will be entitled to 100% of any prepayment premiums paid on the Mortgage Loans. For the federal income tax purposes, the Class P Certificate will be entitled to 100% of the Class SP Regular Interest cash flow.

(11) For each Interest Accrual Period the Class OC Certificates will accrue a specified portion of the interest on the Group 1 Mortgage Loans equal to the excess of the Weighted Average Net Mortgage Rate of the Group 1 Mortgage Loans over the product of two and the weighted average interest rate of the Middle REMIC Regular Interests having "(1)" designated in the column entitled "Initial Principal Balance" with each such Class other than the Class MT-Accrual Interest subject to a cap equal to the Pass-Through Rate of the corresponding Master REMIC class and the MT-Accrual Interest subject to a cap of 0.00%. The Pass-Through Rate of the Class OC Certificates shall be a rate sufficient to entitle it to all interest accrued on the Group 1 Mortgage Loans less the interest accrued on the other interests issued by the Master REMIC. The Class OC Distributable Amount for any Distribution Date is payable from current interest on the Group 1 Mortgage Loans and any OC Release Amount for that Distribution Date.

(12) The Class OC Certificates will be issued as a single Class of Certificates.

      The Master REMIC will also issue an uncertificated regular interest class (the "Uncertificated Group 3 IO Class") that will be entitled to receive distributions of interest on its Notional Amount (which for any Distribution Date, will be equal to the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the related Due Date, after giving effect to prepayments in the Prepayment Period related to that Due Date) at a per annum rate equal to 0.040%.

      The foregoing provisions in the Preliminary Statement are intended to cause net interest and principal collections in respect of the Mortgage Loans to be distributed from the Subsidiary REMICs to the Master REMIC and from the Master REMIC to each Class of Certificates. The Preliminary Statement will be interpreted and applied consistently with such intent.

      For any purpose for which the pass-through rates is calculated, the interest rate on the Mortgage Loans shall be appropriately adjusted to account for the difference between the monthly day count convention of the Mortgage Loans and the monthly day count convention of the regular interests issued by each of the REMICs. For purposes of calculating the pass-through rates for each of the interests issued by the Subsidiary REMICs and the Master REMIC such rates shall be adjusted to equal a monthly day count convention based on a 30 day month for each Due Period and a 360-day year so that the Mortgage Loans and all regular interests will be using the same monthly day count convention.

Set forth below are designations of Classes or Components of Certificates and other defined terms to the categories used herein:

Accretion Directed Certificates........   None.

Accretion Directed Components..........   None.

Accrual Certificates...................   None.

Accrual Components.....................   None.

Book-Entry Certificates................   All Classes of Certificates other
                                          than the Definitive Certificates.

Combined Certificates..................   The Group 2 Certificates, the Group
                                          3 Certificates, the Group 4
                                          Certificates, the Group 5
                                          Certificates and the Group 6
                                          Certificates.

Component Certificates.................   None.

Combined Senior Certificate Group......   The Group 2 Senior Certificates,
                                          Group 3 Senior Certificates, Group 4
                                          Senior Certificates, Group 5 Senior
                                          Certificates, or Group 6 Senior
                                          Certificates, as applicable.

Combined Subordinated Certificates.....   Class C-B-1, Class C-B-2, Class
                                          C-B-3, Class C-B-4, Class C-B-5 and
                                          Class C-B-6 Certificates.

Components.............................   For purposes of calculating
                                          distributions of principal and/or
                                          interest, the Component
                                          Certificates, if any, will be
                                          comprised of multiple payment
                                          components having the designations,
                                          Initial Component Balances or
                                          Notional Amounts, as applicable, and
                                          Pass-Through Rates set forth below:

                                                       Initial
                                                      Component
                                                      Principal    Pass-Through
                                   Designation         Balance         Rate
                                   -----------         -------         ----
                                       N/A               N/A            N/A


Delay Certificates.....................   All interest-bearing Classes of
                                          Certificates other than the
                                          Non-Delay Certificates, if any.

ERISA-Restricted Certificates..........   The Residual Certificates and
                                          Private Certificates; and any
                                          Certificate of a Class that ceases
                                          to satisfy the applicable rating
                                          requirement under the Underwriter's
                                          Exemption.

Floating Rate Certificates.............   None.

Group 1 Certificates...................   Group 1 Senior Certificates and the
                                          Group 1 Subordinated Certificates.

Group 1 Senior Certificates............   Class 1-A Certificates.

Group 1 Subordinated Certificates......   Class 1-M-1, Class 1-M-2, Class
                                          1-M-3, Class C-B-1 and Class C-B-2
                                          Certificates.

Group 2 Certificates...................   Group 2 Senior Certificates and the
                                          portions of the Combined
                                          Subordinated Certificates related to
                                          Loan Group 2.

Group 2 Senior Certificates............   Class 2-A-1, Class 2-A-2, Class
                                          2-A-3 and Class A-R Certificates.

Group 3 Certificates...................   Group 3 Senior Certificates and the
                                          portions of the Combined
                                          Subordinated Certificates related to
                                          Loan Group 3.

Group 3 Senior Certificates............   Class 3-A Certificates.

Group 4 Certificates...................   Group 4 Senior Certificates and the
                                          portions of the Combined
                                          Subordinated Certificates related to
                                          Loan Group 4.

Group 4 Senior Certificates............   Class 4-A Certificates.

Group 5 Certificates...................   Group 5 Senior Certificates and the
                                          portions of the Combined
                                          Subordinated Certificates related to
                                          Loan Group 5.

Group 5 Senior Certificates............   Class 5-A Certificates.

Group 6 Certificates...................   Group 6 Senior Certificates and the
                                          portions of the Combined
                                          Subordinated Certificates related to
                                          Loan Group 6.

Group 6 Senior Certificates............    Class 6-A Certificates.

Inverse Floating Rate Certificates.....   None.

LIBOR Certificates.....................   Group 1 Certificates.

Non-Delay Certificates.................   Group 1 Certificates.

Notional Amount Certificates...........   None.

Notional Amount Components.............   None.

Offered Certificates...................   All Classes of Certificates other
                                          than the Private Certificates.

Definitive Certificates................   Private Certificates and the
                                          Residual Certificates.

Planned Principal Classes..............   None.

Principal Only Certificates............   None.

Private Certificates...................   Class P, Class OC, Class C-B-4,
                                          Class C-B-5 and Class C-B-6
                                          Certificates.

Rating Agencies........................   S&P and Moody's.

Regular Certificates...................   All Classes of Certificates, other
                                          than the Residual Certificates.

Residual Certificates..................   Class A-R Certificates.

Scheduled Principal Classes............   None.

Senior Certificate Group...............   Group 1 Senior Certificates or any
                                          of the Combined Senior Certificate
                                          Groups, as applicable.

Senior Certificates....................   Group 1 Senior Certificates, Group 2
                                          Senior Certificates, Group 3 Senior
                                          Certificates, Group 4 Senior
                                          Certificates, Group 5 Senior
                                          Certificates and Group 6 Senior
                                          Certificates.

Subordinated Certificates..............   Group 1 Subordinated Certificates
                                          and the Combined Subordinated
                                          Certificates.

Targeted Principal Classes.............   None.

Underwriter............................   Morgan Stanley & Co. Incorporated.

      With respect to any of the foregoing designations as to which the corresponding reference is "None," all defined terms and provisions herein relating solely to such designations shall be of no force or effect, and any calculations herein incorporating references to such designations shall be interpreted without reference to such designations and amounts. Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

                                   ARTICLE I

                                  DEFINITIONS

      Section 1.01      Definitions.

      The following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

      Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

      Acknowledgements: The Assignment, Assumption and Recognition Agreements, each dated as of July 1, 2004, assigning rights under the Purchase and Servicing Agreements from the Seller to the Depositor and from the Depositor to the Trustee, for the benefit of the Certificateholders.

      Accretion Directed Certificates:  As specified in the Preliminary
Statement.

      Accretion Direction Rule:  Not applicable.

      Accrual Amount: With respect to any Class of Accrual Certificates or any Accrual Component and any Distribution Date, the amount allocable to interest on such Class of Accrual Certificates or Accrual Component with respect to such Distribution Date pursuant to Section 5.02(a)(2)(iii), 5.02(a)(3)(iii), 5.02(a)(4)(iii), 5.02(a)(5)(iii) or 5.02(a)(6)(iii), as applicable.

      Accrual Certificates:  As specified in the Preliminary Statement.

      Accrual Components:  As specified in the Preliminary Statement.

      Accrual Termination Date:  Not applicable.

      Act:  The Securities Act of 1933, as amended.

      Additional Collateral: With respect to any Additional Collateral Mortgage Loan, the marketable securities and other acceptable collateral pledged as collateral pursuant to the related pledge agreements.

      Additional Collateral Mortgage Loan: Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

      Adjustment Date: A date specified in each Mortgage Note as a date on which the Mortgage Rate on the related Mortgage Loan will be adjusted.

      Advance: With respect to a Master Serviced Mortgage Loan, the payments required to be made by the Master Servicer or the applicable Servicer with respect to any Distribution Date pursuant to this Agreement or the applicable Purchase and Servicing Agreement, as applicable, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the applicable Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer or the applicable Servicer has determined would constitute Nonrecoverable Advances if advanced. With respect to any WMMSC Serviced Mortgage Loan, the payment required to be made by WMMSC with respect to any Distribution Date pursuant to Section 5.05(b).

      Adverse REMIC Event: Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

      Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      Aggregate Expense Rate: With respect to any Mortgage Loan, the applicable Servicing Fee Rate and, with respect to any LPMI Mortgage Loan, the interest premium charged by the mortgagee to obtain or maintain any Primary Insurance Policy.

      Aggregate Planned Balance: With respect to any group of Planned Principal Classes or Components and any Distribution Date, the amount set forth for such group for such Distribution Date in Schedule B hereto.

      Aggregate Subordinated Percentage: As to any Distribution Date and the Combined Certificates, the fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Principal Balance of the Combined Subordinated Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Combined Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

      Aggregate Targeted Balance: With respect to any group of Targeted Principal Classes or Components and any Distribution Date, the amount set forth for such group for such Distribution Date in Schedule B hereto.

      Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

      Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

      Allocable Share: As to any Distribution Date, any Combined Mortgage Loan in a Combined Loan Group and any Class or Component of Certificates related to that Loan Group, the ratio that the amount calculated with respect to such Distribution Date (A) with respect to the Combined Senior Certificates of the related Combined Senior Certificate Group, pursuant to clause (i) of the definition of Class Optimal Interest Distribution Amount (without giving effect to any reduction of such amount pursuant to Section 5.02(d)) and (B) with respect to the Combined Subordinated Certificates, pursuant to the definition of Assumed Interest Amount or after the fourth Senior Termination Date, pursuant to clause (i) of the definition of Class Optimal Interest Distribution Amount (without giving effect to any reduction of such amount pursuant to Section 5.02(d)) bears to the amount calculated with respect to such Distribution Date for each Class of Combined Certificates pursuant to clause (i) of the definition of Class Optimal Interest Distribution Amount (without giving effect to any reduction of such amount pursuant to Section 5.02(d)) or the definition of Assumed Interest Amount for such Combined Loan Group and Class, as applicable).

      Amount Held for Future Distribution: As to any Distribution Date and Mortgage Loans in a Loan Group, the aggregate amount held in the Custodial Accounts at the close of business on the related Determination Date on account of (i) Principal Prepayments received after the related

Prepayment Period and Liquidation Proceeds and Subsequent Recoveries received in the month of such Distribution Date relating to such Loan Group and (ii) all Scheduled Payments due after the related Due Date relating to such Loan Group.

      Applicable Credit Support Percentage:  As defined in Section 5.02(e).

      Applied Loss Amount: As to any Distribution Date, with respect to the Group 1 Certificates and the Class OC Certificates, the excess, if any, of (i) the aggregate Class Principal Balances of the Group 1 Certificates and the Class OC Certificates, after giving effect to all Realized Losses with respect to the Mortgage Loans in Loan Group 1 during the Due Period for such Distribution Date and payments of principal on such Distribution Date over
(ii) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans for such Distribution Date.

      Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan.

      Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form or sufficient under the laws of the applicable jurisdiction to reflect the sale of the Mortgage to the Trustee.

      Assignment of Proprietary Lease: With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Proprietary Lease; provided, however, that the Trustee shall not be responsible for determining whether such assignment is sufficient to reflect the assignment of the Proprietary Lease.

      Assignment of Recognition Agreement: With respect to a Cooperative Loan, an assignment of the Recognition Agreement sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Recognition Agreement; provided, however, that the Trustee shall not be responsible for determining whether such assignment is sufficient to reflect the assignment of the Recognition Agreement.

      Assumed Interest Amount: With respect to any Distribution Date and Class of Combined Subordinated Certificates, one month's interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the applicable Subordinated Portion immediately prior to that Distribution Date.

      Authenticating Agent: Any authenticating agent appointed pursuant to
Section 6.10 until any successor authenticating agent for the Certificates is named, and thereafter "Authenticating Agent" shall mean any such successor. The initial Authenticating Agent shall be the Securities Administrator under this Agreement.

      Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

      Available Distribution Amount: For any Distribution Date and the Group 1 Certificates, the sum of the following amounts:

      (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Group 1 Mortgage Loans serviced by it or received by the Master Servicer by such Distribution Date and not previously distributed (including Liquidation Proceeds, condemnation proceeds and Insurance Proceeds), except:

      o all scheduled payments of principal and related interest collected on the Group 1 Mortgage Loans but due on a date after the related Due Date;

      o all partial Principal Prepayments received with respect to the Group 1 Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;

      o all Prepayment Penalties received in connection with the Group 1 Mortgage Loans;

      o all Principal Prepayments in Full received with respect to the Group 1 Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;

      o Liquidation Proceeds, condemnation proceeds and Insurance Proceeds received on such Group 1 Mortgage Loans after the previous calendar month;

      o all amounts reimbursable to a Servicer pursuant to the terms of the related Purchase and Servicing Agreement or this Agreement, as applicable, or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of this Agreement, in each case with respect to the Group 1 Mortgage Loans or the Group 1 Certificates, or, if any amounts are not specifically related to the Group 1 Mortgage Loans or the Group 1 Certificates, then the applicable Pool Percentage for Loan Group 1 for such Distribution Date of such amounts;

      o reinvestment income on the balance of funds, if any, in the Custodial Accounts or Distribution Account;

      o any fees payable to the Servicers and the Master Servicer, in each case with respect to the Group 1 Mortgage Loans; and

      o  all amounts withdrawn from the Reserve Fund;

      (2) all Advances on the Group 1 Mortgage Loans made by each Servicer and/or the Master Servicer for that Distribution Date;

      (3) any amounts paid as Compensating Interest with respect to the Group 1 Mortgage Loans by each Servicer and/or the Master Servicer for that Distribution Date;

      (4) the total amount of any cash deposited in the Distribution Account in connection with the repurchase of any Group 1 Mortgage Loans by the Seller or the related Originator;

      (5) all Subsequent Recoveries received with respect to the Group 1 Mortgage Loans during the related Prepayment Period; and

      (6) the Group 3 Interest Transfer Amount.

      Available Funds: As to any Distribution Date and the Mortgage Loans in a Combined Loan Group, the sum, for that Loan Group, of (a) the aggregate amount held in the Custodial Accounts at the close of business on the related Determination Date, including any Subsequent Recoveries, in respect of such Mortgage Loans net of the Amount Held for Future Distribution and net of amounts permitted to be withdrawn from the Custodial Accounts pursuant to
Section 4.02(a) in respect of such Mortgage Loans and amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(v) inclusive of Section 4.02(b) in respect of such Mortgage Loans, (b) the amount of all related Advances made by the Servicers and the Master Servicer and all Compensating Interest Payments or payments made in respect of Prepayment Interest Shortfalls paid by the Servicers and the Master Servicer, (c) in connection with Defective Mortgage Loans in such Loan Group, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date and (d) the Transfer Payment Received plus interest thereon as provided in Section 5.08 for such Loan Group less the Transfer Payment Made plus interest thereon as provided in Section 5.08 for such Loan Group; provided, however, that after the fourth Senior Termination Date, Available Funds with respect to the Loan Group relating to the remaining Combined Senior Certificate Group shall include the Available Funds from the other Combined Loan Groups and on any Distribution Date thereafter, Available Funds shall be calculated based upon all the Combined Mortgage Loans in the Mortgage Pool, as opposed to the Combined Mortgage Loans in the related Loan Group, minus (e) all related fees, charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator, the Custodian or the Trustee under this Agreement or the Custodial Agreement or to the Servicers under the Purchase and Servicing Agreements in each case with respect to the Combined Mortgage Loans or the Combined Certificates, or, if any amounts are not specifically related to the Combined Mortgage Loans or the Combined Certificates, then the applicable Pool Percentage for the Combined Loan Group for such Distribution Date of such amounts. The Holders of the Class P Certificates will be entitled to all Prepayment Penalties received on the Combined Mortgage Loans and such amounts will not be available for distribution to the Holders of any other Class of Certificates.

      Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

      Bankruptcy Code:  The United States Bankruptcy Code of 1986, as amended.

      Bankruptcy Coverage Termination Date: The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

      Bankruptcy Loss: With respect to any Combined Mortgage Loan that is a Master Serviced Mortgage Loan, a Deficient Valuation or Debt Service Reduction reported to the Master Servicer by the related Servicer; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the related Servicer has notified the Master Servicer in writing that the related Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or the related Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation, as reported by the related Servicer to the Master Servicer. With respect to any Combined Mortgage Loan that is a WMMSC Serviced Mortgage Loan, a Deficient Valuation or Debt Service Reduction reported to the Securities Administrator by WMMSC.

      Bankruptcy Loss Coverage Amount: As of any date of determination, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Combined Certificates since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee and the Securities Administrator to the effect that any such reduction will not result in a downgrading of the then current ratings assigned to the Classes of Combined Certificates rated by it.

      Basis Risk Carry Forward Amount: With respect to any Class of Group 1 Certificates and any Distribution Date on which the Pass-Through Rate for that Class of Certificates is limited to the Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such Class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the Net WAC Pass-Through Rate plus (ii) the related Basis Risk Carry Forward Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate for such Class of Certificates for the most recently ended Interest Accrual Period.

      Book-Entry Certificates: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-

Entry Certificates shall no longer be "Book-Entry Certificates." The Classes of Certificates that constitute "Book-Entry Certificates" as of the Closing Date are set forth in the Preliminary Statement.

      Book-Entry Termination: The occurrence of any of the following events:
(i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Certificates, and the Depositor is unable to locate a qualified successor; or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Clearing Agency.

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Trustee is located, or the States of Washington, Illinois, Maryland or Minnesota, are authorized or obligated by law or executive order to be closed.

      Calculation Rate: For the Combined Certificates and each Distribution Date, in the case of the Class A and Class B Interests, the product of (i) 10 and (ii) the weighted average rate of the outstanding Class A and Class B Interests, treating each Class A Interest as capped at zero or reduced by a fixed percentage of 100% of the interest accruing on such Class.

      Cendant Serviced Mortgage Loan: Each Mortgage Loan originated and serviced by Cendant Mortgage Corporation or Bishop's Gate Residential Mortgage Trust and listed on the Mortgage Loan Schedule.

      Cendant Purchase and Servicing Agreement: The Mortgage Loan Sale Servicing Agreement listed in Exhibit E hereto among the Seller, Cendant Mortgage Corporation and Bishop's Gate Residential Mortgage Trust.

      Certificate: Any one of the certificates signed by the Trustee, or the Securities Administrator on the Trustee's behalf, and authenticated by the Securities Administrator as Authenticating Agent in substantially the forms attached hereto as Exhibit A.

      Certificate Balance: With respect to any Certificate other than a Class OC Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the principal balance or notional amount, as applicable, as of the Closing Date
(A) plus any Subsequent Recoveries added to the Certificate Balance of such Certificate pursuant to Section 5.02, (B) minus the sum of (i) all distributions of principal previously made with respect thereto, (ii) with respect to the Group 1 Subordinated Certificates only, all Applied Realized Losses allocated thereto and all other reductions in Certificate Balance previously allocated thereto pursuant to Section 5.04 and (iii) with respect to the Combined Certificates only, all Realized Losses allocated thereto (including Excess Losses) and all other reductions in Certificate Balance previously allocated thereto pursuant to Section 5.04 (C) in the case of any Class of Accrual Certificates, increased by the Accrual Amount added to the Class Principal Balance of such Class prior to such date.

      Certificate Group: As specified in the Preliminary Statement.

      Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

      Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02. The initial Certificate Registrar is the Securities Administrator under this Agreement.

      Certificateholder:  The meaning provided in the definition of "Holder."

      Class: All Certificates bearing the same Class designation as set forth in the Preliminary Statement.

      Class 1-A Credit Enhancement Percentage: For any Distribution Date and the Class 1-A Certificates, the percentage obtained by dividing (x) the sum of
(i) the aggregate Class Principal Balance of the Group 1 Subordinated Certificates and (ii) the Overcollateralized Amount by (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the end of the related Due Period, calculated after taking into account distributions of principal on the Group 1 Mortgage Loans and distribution of the Group 1 Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

      Class 1-A Corridor Contract: The ISDA Master Agreement (including the Schedule thereto and the transaction evidenced by the related Confirmation by and between the Securities Administrator on behalf of the Trustee and the Corridor Contract Counterparty), for the benefit of the Class 1-A
Certificates.

      Class 1-A Corridor Contract Payment: On each Distribution Date prior to the related Corridor Contract Termination Date, the amount required to be paid by the Corridor Contract Counterparty under the Class 1-A Corridor Contract on that Distribution Date.

      Class 1-A Interest Distribution Amount: For the Class 1-A Certificates and any Distribution Date, the Interest Distribution Amount for such Distribution Date for the Class 1-A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class 1-A Certificates.

      Class 1-A Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Group 1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o  the Group 1 Principal Distribution Amount for that Distribution
         Date; and

      o the excess (if any) of (A) the Class Principal Balance of the Class 1-A Certificates immediately prior to that Distribution Date over (B) the lesser of (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period multiplied by 88.50% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Target Amount.

      Class 1-B-1 Corridor Contract: The ISDA Master Agreement (including the Schedule thereto and the transaction evidenced by the related Confirmation by and between the Securities Administrator on behalf of the Trustee and the Corridor Contract Counterparty), for the benefit of the Class 1-B-1 Certificates.

      Class 1-B-1 Corridor Contract Payment: On each Distribution Date prior to the related Corridor Contract Termination Date, the amount required to be paid by the Corridor Contract Counterparty under the Class 1-B-1 Corridor Contract on that Distribution Date.

      Class 1-B-1 Principal Distribution Amount: With respect to the Class 1-B-1 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Group 1 Principal Distribution Amount for that Distribution Date remaining after distribution of the Class 1-A Principal Distribution Amount, the Class 1-M-1 Principal Distribution Amount, the Class 1-M-2 Principal Distribution Amount and the Class 1-M-3 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o the Group 1 Principal Distribution Amount for that Distribution Date remaining after distribution of the Class 1-A Principal Distribution Amount, the Class 1-M-1 Principal Distribution Amount, the Class 1-M-2 Principal Distribution Amount and the Class 1-M-3 Principal Distribution Amount; and

      o the excess (if any) of (A) the sum of (1) Class Principal Balance of the Class 1-B-1 Certificates immediately prior to that Distribution Date and (2) the Class Principal Balance of the Class 1-A, Class 1-M-1, Class 1-M-2 and Class 1-M-3 Certificates (after taking into account the payment of the Class 1-A, Class 1-M-1, Class 1-M-2 and Class 1-M-3 Principal Distribution Amounts for such Distribution
         Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period multiplied by 98.30% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period exceeds
         (y) the Overcollateralization Target Amount.

      Class 1-B-2 Corridor Contract: The ISDA Master Agreement (including the Schedule thereto and the transaction evidenced by the related Confirmation by and between the Securities Administrator on behalf of the Trustee and the Corridor Contract Counterparty), for the benefit of the Class 1-B-2 and Class 1-A Certificates.

      Class 1-B-2 Corridor Contract Payment: On each Distribution Date prior to the related Corridor Contract Termination Date, the amount required to be paid by the Corridor Contract Counterparty under the Class 1-B-2 Corridor Contract on that Distribution Date.

      Class 1-B-2 Principal Distribution Amount: With respect to the Class 1-B-2 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a

Trigger Event is in effect for that Distribution Date, the Group 1 Principal Distribution Amount for that Distribution Date remaining after distribution of the Class 1-A Principal Distribution Amount, the Class 1-M-1 Principal Distribution Amount, the Class 1-M-2 Principal Distribution Amount, the Class 1-M-3 Principal Distribution Amount and the Class 1-B-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o the Group 1 Principal Distribution Amount for that Distribution Date remaining after distribution of the Class 1-A Principal Distribution Amount, the Class 1-M-1 Principal Distribution Amount, the Class 1-M-2 Principal Distribution Amount, the Class 1-M-3 Principal Distribution Amount and the Class 1-B-1 Principal Distribution Amount; and

      o the excess (if any) of (A) the sum of (1) Class Principal Balance of the Class 1-B-2 Certificates immediately prior to that Distribution Date and (2) the Class Principal Balance of the Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3 and Class 1-B-1 Certificates (after taking into account the payment of the Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3 and Class 1-B-1 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period multiplied by 99.00% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Target Amount.

      Class 1-M-1 Corridor Contract: The ISDA Master Agreement (including the Schedule thereto and the transaction evidenced by the related Confirmation by and between the Securities Administrator on behalf of the Trustee and the Corridor Contract Counterparty), for the benefit of the Class 1-M-1 Certificates.

      Class 1-M-1 Corridor Contract Payment: On each Distribution Date prior to the related Corridor Contract Termination Date, the amount required to be paid by the Corridor Contract Counterparty under the Class 1-M-1 Corridor Contract on that Distribution Date.

      Class 1-M-1 Principal Distribution Amount: With respect to the Class 1-M-1 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Group 1 Principal Distribution Amount for that Distribution Date remaining after distribution of the Class 1-A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o the Group 1 Principal Distribution Amount for that Distribution Date remaining after distribution of the Class 1-A Principal Distribution Amount; and

      o the excess (if any) of (A) the sum of (1) Class Principal Balance of the Class 1-M-1 Certificates immediately prior to that Distribution Date and (2) the Class Principal Balance of the Class 1-A Certificates (after taking into account the payment of the Class 1-A Principal Distribution Amount for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period multiplied by 92.90% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Target Amount.

      Class 1-M-2 Corridor Contract: The ISDA Master Agreement (including the Schedule thereto and the transaction evidenced by the related Confirmation by and between the Securities Administrator on behalf of the Trustee and the Corridor Contract Counterparty), for the benefit of the Class 1-M-2 Certificates.

      Class 1-M-2 Corridor Contract Payment: On each Distribution Date prior to the related Corridor Contract Termination Date, the amount required to be paid by the Corridor Contract Counterparty under the Class 1-M-2 Corridor Contract on that Distribution Date.

      Class 1-M-2 Principal Distribution Amount: With respect to the Class 1-M-2 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Group 1 Principal Distribution Amount for that Distribution Date remaining after distribution of the Class 1-A Principal Distribution Amount and the Class 1-M-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o the Group 1 Principal Distribution Amount for that Distribution Date remaining after distribution of the Class 1-A Principal Distribution Amount and the Class 1-M-1 Principal Distribution Amount; and

      o the excess (if any) of (A) the sum of (1) Class Principal Balance of the Class 1-M-2 Certificates immediately prior to that Distribution Date and (2) the Class Principal Balance of the Class 1-A and Class 1-M-1 Certificates (after taking into account the payment of the Class 1-A and Class 1-M-1 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period multiplied by 96.50% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period exceeds
         (y) the Overcollateralization Target Amount.

      Class 1-M-3 Corridor Contract: The ISDA Master Agreement (including the Schedule thereto and the transaction evidenced by the related Confirmation by and between the Securities Administrator on behalf of the Trustee and the Corridor Contract Counterparty), for the benefit of the Class 1-M-3 Certificates.

      Class 1-M-3 Corridor Contract Payment: On each Distribution Date prior to the related Corridor Contract Termination Date, the amount required to be paid by the Corridor Contract Counterparty under the Class 1-M-3 Corridor Contract on that Distribution Date.

      Class 1-M-3 Principal Distribution Amount: With respect to the Class 1-M-3 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a

Trigger Event is in effect for that Distribution Date, the Group 1 Principal Distribution Amount for that Distribution Date remaining after distribution of the Class 1-A Principal Distribution Amount, the Class 1-M-1 Principal Distribution Amount and the Class 1-M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o the Group 1 Principal Distribution Amount for that Distribution Date remaining after distribution of the Class 1-A Principal Distribution Amount, the Class 1-M-1 Principal Distribution Amount and the Class 1-M-2 Principal Distribution Amount; and

      o the excess (if any) of (A) the sum of (1) Class Principal Balance of the Class 1-M-3 Certificates immediately prior to that Distribution Date and (2) the Class Principal Balance of the Class 1-A, Class 1-M-1 and Class 1-M-2 Certificates (after taking into account the payment of the Class 1-A, Class 1-M-1 and Class 1-M-2 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period multiplied by 97.50% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Target Amount.

      Class Interest Shortfall: As to any Distribution Date and Class of Combined Certificates, the amount by which the amount described in clause (i) of the definition of Class Optimal Interest Distribution Amount for such Class exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to such clause (i).

      Class OC Distributable Amount: With respect to any Distribution Date and the Class OC Certificates, the excess, if any, of (x) the sum of (i) the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Class Principal Balance for such Distribution Date and (ii) the Overcollateralization Release Amount, if any, for such Distribution Date, over (y) the sum of (i) the Overcollateralization Increase Amount, if any, for such Distribution Date, and (ii) the amount distributable to the Uncertificated Group 3 IO Class on such Distribution Date pursuant to
Section 5.02 hereof.

      Class Optimal Interest Distribution Amount: With respect to any Distribution Date and interest bearing Class of Combined Certificates or, with respect to any interest bearing Component, the sum of (i) one month's interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Class Principal Balance, Component Balance, Notional Amount or Component Notional Amount, as applicable, immediately prior to such Distribution Date, subject to reduction as provided in Section 5.02(d) and (ii) any Class Unpaid Interest Amounts for such Class or Component.

      Class P-1 Distribution Amount: For each Distribution Date and the Group 1 Mortgage Loans, an amount equal to the total of all Prepayment Penalties received by the Securities Administrator from the Servicers on the Group 1 Mortgage Loans in the prior Due Period. The

Class P-1 Distribution Amount is not part of the Available Distribution Amount and is therefore not available for distributions to the Classes of Group 1 Certificates.

      Class P-2 Distribution Amount: For each Distribution Date and the Combined Mortgage Loans, an amount equal to the total of all Prepayment Penalties received by the Securities Administrator from the Servicers on the Combined Mortgage Loans since the Due Date related to the prior Distribution Date. The Class P-2 Distribution Amount is not part of the Available Funds and is therefore not available for distributions to the Classes of Combined Certificates.

      Class Principal Balance: With respect to any Class of Certificates other than the Class OC Certificates and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date. With respect to the Class OC Certificates and any Distribution Date, the Overcollateralized Amount as of that Distribution Date.

      Class Subordination Percentage: With respect to any Distribution Date and each Class of Combined Subordinated Certificates, the quotient (expressed as a percentage) of (a) the Class Principal Balance of such Class of Combined Subordinated Certificates immediately prior to such Distribution Date divided by (b) the aggregate of the Class Principal Balances of all Classes of Combined Certificates immediately prior to such Distribution Date.

      Class Unpaid Interest Amounts: As to any Distribution Date and Class of Combined Certificates that is a Class of interest bearing Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of Class Optimal Interest Distribution Amount.

      Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

      Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      Closing Date:  July 30, 2004.

      Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

      Combined Certificates:  As specified in the Preliminary Statement.

      Combined Loan Group: Any of Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5 and Loan Group 6.

      Combined Mortgage Loans: Collectively, all of the Mortgage Loans in Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5 and Loan Group 6.

      Combined Senior Certificates:  As specified in the Preliminary
Statement.

      Combined Subordinated Certificates: As specified in the Preliminary Statement.

      Combined Subordinated Principal Distribution Amount: With respect to any Distribution Date and Combined Loan Group, an amount equal to the sum, not less than zero, of the sum of (i) the Subordinated Percentage for such Loan Group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the Subordinated Percentage for such Loan Group of the Stated Principal Balance of such Mortgage Loan, and (iii) the Subordinated Prepayment Percentage of all amounts described in clause (f) of the definition of Principal Amount for such Loan Group and Distribution Date, and (iv) the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (g) of the definition of Principal Amount for such Distribution Date; provided, however, that on any Distribution Date after the fourth Senior Termination Date, the Combined Subordinated Principal Distribution Amount will not be calculated by Combined Loan Group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage for the Combined Subordinated Certificates for such Distribution Date with respect to all of the Combined Mortgage Loans as opposed to the Combined Mortgage Loans in the related Loan Group.

      Combined Subordinate Pass-Through Rate: For the Combined Subordinated Certificates and the Interest Accrual Period related to each Distribution Date, a per annum rate equal to (1) the sum of the following for each Combined Loan Group: the product of (x) the Weighted Average Net Mortgage Rate of the related Mortgage Loans and (y) the related Subordinated Portion immediately prior to that Distribution Date, divided by (2) the aggregate Class Principal Balance of the Combined Subordinated Certificates immediately prior to that Distribution Date.

      Compensating Interest Payment: As to any Distribution Date and any Servicer other than WMMSC, an amount equal to the lesser of (i) the Prepayment Interest Shortfall on the Mortgage Loans serviced by such Servicer with respect to such Distribution Date and (ii) the portion of the applicable Servicing Fee that the related Servicer is required to remit to the Trust as compensation therefor in accordance with the terms of the related Purchase and Servicing Agreement. For any Distribution Date and the WMMSC Serviced Mortgage Loans, the lesser of (i) the sum of (a) one twelfth (1/12) of 0.05% of the aggregate Stated Principal Balance of the WMMSC Serviced Mortgage Loans, as of the Due Date in the month of such Distribution Date, (b) Payoff Earnings in respect of the WMMSC Serviced Mortgage Loans for such Distribution Date and
(c) aggregate Payoff Interest in respect of the WMMSC Serviced Mortgage Loans for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall allocable to any Principal Prepayment in Full for the WMMSC Serviced Mortgage Loans.

      Component:  As specified in the Preliminary Statement.

      Component Balance: With respect to any Component and any Distribution Date, the Initial Component Balance thereof on the Closing Date, (A) plus any Subsequent Recoveries added to the Component Balance of such Component pursuant to Section 5.02, (B) minus the sum of all amounts applied in reduction of the principal balance of such Component and Realized Losses allocated thereto on previous Distribution Dates.

      Component Certificates:  As specified in the Preliminary Statement.

      Component Notional Amount:  Not applicable.

      Confirmation: With respect to each Corridor Contract, the related Confirmation dated July 30, 2004, evidencing the transaction between the Counterparty and the Trustee.

      Consent: A document executed by the Cooperative Corporation (i) consenting to the sale of the Cooperative Unit to the Mortgagor and (ii) certifying that all maintenance charges relating to the Cooperative Unit have been paid.

      Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

      Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

      Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

      Cooperative Shares:  Shares issued by a Cooperative Corporation.

      Cooperative Unit: With respect to any Cooperative Loan, a specific unit in a Cooperative Property.

      Corporate Trust Office: With respect to the Trustee, the designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attn:
Trust Administration-MS0406, and which is the address to which notices to and correspondence with the Trustee should be directed, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator or the principal corporate trust office of any successor Trustee. With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, Morgan Stanley Mortgage Loan Trust 2004-6AR, and for all other purposes, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21046), Attention: Corporate Trust, Morgan Stanley Mortgage Loan Trust 2004-6AR.

      Corridor Contract Counterparty:  Morgan Stanley Capital Services Inc.

      Corridor Contract Termination Date: With respect to each Corridor Contract the related Distribution Date set forth on the Notional Balance Schedule, after any required payment is made.

      Corridor Contracts: Collectively, Class 1-A Corridor Contract, the Class 1-M-1 Corridor Contract, the Class 1-M-2 Corridor Contract, the Class 1-M-3 Corridor Contract, the Class 1-B-1 Corridor Contract and the Class 1-B-2 Corridor Contract.

      Countrywide Purchase and Servicing Agreement: The Mortgage Loan Sale and Servicing Agreement listed in Exhibit E hereto among the Seller, Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing, LP.

      Countrywide Serviced Mortgage Loan: Each Mortgage Loan originated and serviced by Countrywide Home Loans, Inc. and listed on the Mortgage Loan Schedule.

      Cross-Over Situation: For the Combined Certificates and any Distribution Date and for each Combined Loan Group (after taking into account principal distributions on such Distribution Date) with respect to the Class A and Class B Interests, the Class A and Class B Interests corresponding to any Combined Loan Group are in the aggregate less than 1% of the Subordinated Portion of the Combined Loan Group to which they correspond.

      Custodial Account: Each custodial account (other than an Escrow Account) established and maintained by a Servicer pursuant to a Purchase and Servicing Agreement.

      Custodial Agreement: The Custodial Agreements, listed in Exhibit F hereof, as each such agreement may be amended or supplemented from time to time as permitted hereunder.

      Custodial Certification:  As defined in Section 2.01.

      Custodian: A Person who is at anytime appointed by the Trustee and the Depositor as a custodian of the Mortgage Documents and the Trustee Mortgage Files. The initial Custodians are JPMorgan Chase Bank and Deutsche Bank National Trust Company. "Custodian" shall refer to each Custodian or both Custodians, as the context requires.

      Cut-off Date:  July 1, 2004.

      Cut-off Date Pool Principal Balance:  $1,354,824,456.

      Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

      Data Remittance Date: With respect to any Distribution Date and WMMSC, no later than 12:00 p.m., five Business Days before the related Distribution Date.

      Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

      Deceased Holder: Not applicable.

      Defective Mortgage Loan:  The meaning specified in Section 2.05(a).

      Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

      Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form. As of the Closing Date the Classes of Certificates being issued as "Definitive Certificates" are set forth in the Preliminary Statement.

      Delay Certificates: As specified in the Preliminary Statement.

      Deleted Mortgage Loan: A Mortgage Loan that is repurchased, or replaced or to be replaced with a Replacement Mortgage Loan.

      Delinquent: Any Mortgage Loan with respect to which the Scheduled Payment due on a Due Date is not received.

      Depositor: Morgan Stanley Capital I Inc., a Delaware corporation having its principal place of business in New York, or its successors in interest.

      Determination Date: With respect to each Servicer, the "Determination Date" set forth in the related Purchase and Servicing Agreement.

      Disqualified Organization:  A "disqualified organization" as defined in
Section 860E(e)(5) of the Code.

      Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator, on behalf of the Trustee, pursuant to Section 4.01. Funds in the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account) shall be held in trust for the Trustee and the Certificateholders for the uses and purposes set forth in this Agreement.

      Distribution Account Deposit Date: With respect to each Servicer (other than WMMSC), not later than 1:00 p.m., New York time, on 18th day of each calendar month after the initial issuance of the Certificates or, if such 18th day is not a Business Day, the immediately following Business Day, commencing in July 2004. With respect to WMMSC, not later than 12:00 noon New York time on the Business Day immediately preceding such Distribution Date.

      Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in August 2004.

      Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs. With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note as indicated in the applicable Purchase and Servicing Agreement.

      Due Period: As to any Distribution Date, the period beginning on the second day of the month preceding the month of such Distribution Date, and ending on the first day of the month of such Distribution Date.

      Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, the Paying Agent, the Securities Administrator or the Master Servicer.

      Eligible Institution: An institution having the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies or the approval of the Rating Agencies.

      ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

      ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter's Exemption.

      ERISA-Restricted Certificate: As specified in the Preliminary Statement.

      Escrow Account: With respect to each Master Serviced Mortgage Loan, as defined in Article I of the related Purchase and Servicing Agreement.

      Estoppel Letter: A document executed by the Cooperative Corporation certifying, with respect to a Cooperative Unit, (i) the appurtenant Proprietary Lease will be in full force and effect as of the date of issuance thereof, (ii) the related stock certificate was registered in the Mortgagor's name and the Cooperative Corporation has not been notified of any lien upon, pledge of, levy of execution on or disposition of such stock certificate, and (iii) the Mortgagor is not in default under the appurtenant Proprietary Lease and all charges due the Cooperative Corporation have been paid.

      Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14.

      Excess Interest Rate: For any Distribution Date, a per annum rate equal to 0.04%.

      Excess Loss: With respect to the Combined Mortgage Loans, the amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date,
(ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

      Extra Principal Distribution Amount: For the Group 1 Certificates and any Distribution Date, the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the Overcollateralization Increase Amount.

      Fannie Mae: The entity formerly known as the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

      FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

      FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

      Fiscal Agent:  Not applicable.

      Fitch: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section
11.07 the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Residential Mortgage Surveillance Group, or such other address as Fitch may hereafter furnish to the Depositor, the Trustee and the Master Servicer.

      Fraud Loan: With respect to the Combined Mortgage Loans, a Liquidated Mortgage Loan as to which a Fraud Loss has occurred, as reported by the related Servicer to the Master Servicer.

      Fraud Loss Coverage Amount: As of the Closing Date, $30,564,442, subject to reduction from time to time, by the amount of Fraud Losses allocated to the Combined Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) 2%, for the first anniversary, and 1%, for the second, third and fourth anniversaries, of the then current aggregate Stated Principal Balance of the Combined

Mortgage Loans on such anniversary, and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Combined Certificates since such preceding anniversary; and (b) on the fifth anniversary of the Cut-off Date, to zero.

      Fraud Loss Coverage Termination Date: The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

      Fraud Losses: Realized Losses on Combined Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Mortgage Insurance Policy because of such fraud, dishonesty or misrepresentation.

      Global Securities: The global certificates representing the Book-Entry Certificates.

      GreenPoint Serviced Mortgage Loan: Each Mortgage Loan originated and serviced by GreenPoint Mortgage Funding, Inc. and listed on the Mortgage Loan Schedule.

      GreenPoint Purchase and Servicing Agreement: The Mortgage Loan Sale Servicing Agreement listed in Exhibit E hereto between the Seller and GreenPoint Mortgage Funding, Inc.

      Group 1 Certificates: As specified in the Preliminary Statement.

      Group 1 Mortgage Loans:  The Mortgage Loans in Loan Group 1.

      Group 1 Principal Distribution Amount: For the Group 1 Certificates and any Distribution Date, the sum of

      (i) the principal portion of all Scheduled Payments on the Group 1 Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

      (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by this Agreement during the related Prepayment Period; and

      (iii) the principal portion of all other unscheduled collections, including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds and all partial Principal Prepayments and Principal Prepayments in full, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group 1 Mortgage Loans, provided, that in no event will the Group 1 Principal Distribution Amount with respect to any Distribution Date be
(x) less than zero or (y) greater than the then outstanding aggregate Class Principal Balance of the Group 1 Certificates.

      Group 1 Senior Certificates: As specified in the Preliminary Statement.

      Group 1 Subordinated Certificates: As specified in the Preliminary Statement.

      Group 1 Subordinated Interest Distribution Amount: With respect to any Class of Group 1 Subordinated Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that Class immediately prior to the Distribution Date at the Pass-Through Rate for that Class reduced (to an amount not less than zero), in the case of such Class, by the allocable share, if any, for that Class of Prepayment Interest Shortfalls on the Group 1 Mortgage Loans to the extent not covered by (x) Compensating Interest paid by the Master Servicer or the Servicers for the Group 1 Mortgage Loans and (y) Relief Act Interest Shortfalls on the Group 1 Mortgage Loans.

      Group 2 Certificates: As specified in the Preliminary Statement.

      Group 2 Mortgage Loans:  The Mortgage Loans in Loan Group 2.

      Group 2 Senior Certificates:  As specified in the Preliminary Statement.

      Group 3 Certificates:  As specified in the Preliminary Statement.

      Group 3 Interest Transfer Amount: With respect to the Group 3 Mortgage Loans and any Distribution Date, an amount equal to (i) to the product of the Excess Interest Rate and the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the second preceding Due Date (subject to adjustment for Principal Prepayments in Full received and distributed in the month prior to that Distribution Date) after giving effect to Scheduled Payments for that Due Date, whether or not received, or for the initial Distribution Date, the Cut-off Date, (ii) divided by 12.

      Group 3 Mortgage Loans:  The Mortgage Loans in Loan Group 3.

      Group 3 Senior Certificates:  As specified in the Preliminary Statement.

      Group 4 Certificates:  As specified in the Preliminary Statement.

      Group 4 Mortgage Loans:  The Mortgage Loans in Loan Group 4.

      Group 4 Senior Certificates:  As specified in the Preliminary Statement.

      Group 5 Certificates:  As specified in the Preliminary Statement.

      Group 5 Mortgage Loans:  The Mortgage Loans in Loan Group 5.

      Group 5 Senior Certificates:  As specified in the Preliminary Statement.

      Group 6 Certificates:  As specified in the Preliminary Statement.

      Group 6 Mortgage Loans:  The Mortgage Loans in Loan Group 6.

      Group 6 Senior Certificates:  As specified in the Preliminary Statement.

      Holder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, the Securities Administrator and any Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee or the Securities Administrator shall be protected in relying upon any such consent, only Certificates that a Responsible Officer of the Trustee or the Securities Administrator, respectively, knows to be so owned shall be disregarded. The Trustee or the Securities Administrator may request and conclusively rely on certifications by the Depositor, the Master Servicer, the Securities Administrator or any Servicer in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer, the Securities Administrator or any Servicer.

      HUD: The United States Department of Housing and Urban Development, or any successor thereto.

      HomEq Purchase and Servicing Agreement: The Purchase and Servicing Agreement dated as of July 1, 2004, listed in Exhibit E between the Seller and HomEq Servicing Corporation.

      HomEq Serviced Mortgage Loan: Each Mortgage Loan originated and serviced by HomEq Servicing Corporation and listed on the Mortgage Loan Schedule.

      Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

      Index: As to each Mortgage Loan, the index from time to time in effect for adjustment of the Mortgage Rate as set forth as such on the related Mortgage Note.

      Initial Bankruptcy Coverage Amount:  $328,576.

      Initial Component Balance:  As specified in the Preliminary Statement.

      Initial Optional Purchase Date: With respect to the Group 1 Mortgage Loans, the first Distribution Date following the date on which the aggregate Stated Principal Balance of the Group 1 Mortgage Loans is equal to or less than 10% of the aggregate Stated Principal Balance thereof as of the Cut-off Date. With respect to the Combined Mortgage Loans, the first Distribution Date following the date on which the aggregate Stated Principal Balance of the Combined Mortgage Loans is equal to or less than 1% of the aggregate Stated Principal Balance thereof as of the Cut-off Date.

      Insurance Policy: With respect to any Mortgage Loan, any insurance policy, including all names and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

      Insurance Proceeds: Proceeds paid by any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses and the proceeds from any Limited Purpose Surety Bond.

      Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

      Interest Accrual Period: With respect to each Class of Delay Certificates, its corresponding Subsidiary REMIC Regular Interest and any Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to the Delay Certificates interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months. With respect to any Class of Non-Delay Certificates, its corresponding Subsidiary REMIC Regular Interest and any Distribution Date, the one month period commencing on the preceding Distribution Date (other than the first Interest Accrual Period, for which it is the Closing Date) and ending on the day prior to the current Distribution Date. With respect to the Non Delay Certificates, interest will be calculated and payable on the basis of a 360-day year and the actual number of days that elapsed during that Interest Accrual Period.

      Interest Carry Forward Amount: With respect to any Class of Group 1 Certificates and any Distribution Date, the amount, if any, by which the Interest Distribution Amount for that Class of Certificates for the immediately preceding Distribution Date exceeds the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

      Interest Determination Date: With respect to any Interest Accrual Period for any Class of LIBOR Certificates, the second Business Day prior to the first day of such Interest Accrual Period.

      Interest Distribution Amount: With respect to the Group 1 Senior Certificates, the Class 1-A Interest Distribution Amount. With respect to the Group 1 Subordinated Certificates, the Group 1 Subordinated Interest Distribution Amount.

      Interest Remittance Amount: For the Group 1 Certificates and any Distribution Date, the sum of (i) that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group 1 Mortgage Loans, and (ii) the Group 3 Interest Transfer Amount for that Distribution Date.

      Interest Transfer Amount: For any Distribution Date and for any Undercollateralized Group, an amount equal to one month's interest on the applicable Principal Transfer Amount at the weighted average Pass-Through Rate of the applicable Undercollateralized Group, plus any interest accrued on such Undercollateralized Group remaining unpaid from prior Distribution Dates.

      Investment Account: The commingled account (which shall be commingled only with investment accounts related to series of pass-through certificates with a class of certificates that has a rating equal to the highest of the ratings of the Certificates) maintained by WMMSC in the trust department of the Investment Depository pursuant to Section 4.01(a). The Investment Account shall be an Eligible Account.

      Investment Depository: Such bank or trust company as is designated from time to time by WMMSC. The Investment Depository shall at all times be an Eligible Institution.

      Last Scheduled Distribution Date: With respect to the Group 1 Certificates, the Distribution Date in July 2034. With respect to the Combined Certificates, the Distribution Date in August 2034.

      Latest Possible Maturity Date:  The Distribution Date in August 2034.

      LIBOR: The London interbank offered rate for one-month United States dollar deposits calculated in the manner described in Section 5.09.

      LIBOR Ceiling Rate: For any Distribution Date and Corridor Contract, the LIBOR Ceiling Rate set forth in the related Confirmation for such Distribution Date.

      LIBOR Certificates: As specified in the Preliminary Statement.

      LIBOR Strike Rate: For any Distribution Date and Corridor Contract, the applicable LIBOR Strike Rate set forth in the related Confirmation for such Distribution Date.

      LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

      Limited Purpose Surety Bond: Collectively, Ambac Assurance Corporation Surety Bond No. AB0039BE and any other Limited Purpose Surety Bond securing an Additional Collateral Mortgage Loan.

      Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has certified (in accordance with its Purchase and Servicing Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

      Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property.

      Living Holders:  Not applicable.

      Loan Group: Any of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5 or Loan Group 6, as applicable.

      Loan Group 1: All Mortgage Loans identified as Group 1 Mortgage Loans on the Mortgage Loan Schedule.

      Loan Group 2: All Mortgage Loans identified as Group 2 Mortgage Loans on the Mortgage Loan Schedule.

      Loan Group 3: All Mortgage Loans identified as Group 3 Mortgage Loans on the Mortgage Loan Schedule.

      Loan Group 4: All Mortgage Loans identified as Group 4 Mortgage Loans on the Mortgage Loan Schedule.

      Loan Group 5: All Mortgage Loans identified as Group 5 Mortgage Loans on the Mortgage Loan Schedule.

      Loan Group 6: All Mortgage Loans identified as Group 6 Mortgage Loans on the Mortgage Loan Schedule.

      Loan Group Principal Balance: As to any Distribution Date and Loan Group, the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group outstanding on the Due Date in the month preceding the month of the Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

      Loan-To-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

      LPMI Mortgage Loan: Certain Mortgage Loans as to which the lender (rather than the borrower) acquires the Primary Mortgage Insurance Policy and charges the related borrower an interest premium.

      Master REMIC: As described in the Preliminary Statement.

      Master Serviced Mortgage Loans: All of the Mortgage Loans other than the WMMSC Serviced Mortgage Loans.

      Master Servicer: Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States in its capacity as Master Servicer and any Person succeeding as Master Servicer hereunder or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

      Memorandum: The private placement memorandum dated July 30, 2004, relating to the Private Certificates.

      MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor to Mortgage Electronic Registration Systems, Inc.

      MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS(R) System.

      MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

      Middle REMIC: As defined in the Preliminary Statement.

      Middle REMIC Interest: As defined in the Preliminary Statement.

      Middle REMIC Regular Interest: As defined in the Preliminary Statement.

      MIN:  The mortgage identification number for any MERS Mortgage Loan.

      MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

      Moody's: Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.07 the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Depositor or the Master Servicer.

      Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

      Mortgage Documents: With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Custodian pursuant to each Custodial Agreement.

      Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 (including any REO Property), including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

      Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended by the Depositor or a Servicer from time to time to reflect the addition of Replacement Mortgage Loans to, or the deletion of Deleted Mortgage Loans from, the Trust Fund. Such schedule shall, among other things (i) designate the Servicer servicing such Mortgage Loan and the applicable Servicing Fee Rate;
(ii) identify the designated Loan Group in which such Mortgage Loan is included, (iii) identify any LPMI Mortgage Loan and designate the rate at which the premium for such insurance is calculated and (iv) separately identify the Additional Collateral Mortgage Loans.

      Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

      Mortgaged Property: The underlying property, including any Additional Collateral, securing a Mortgage Loan which, with respect to a Cooperative Loan, is the related Cooperative Shares and Proprietary Lease.

      Mortgage Rate: As to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Notes.

      Mortgagor:  The obligor on a Mortgage Note.

      MSDWCC Serviced Mortgage Loan: Each Mortgage Loan originated and serviced by Morgan Stanley Dean Witter Credit Corporation and listed on the Mortgage Loan Schedule.

      MSDWCC Purchase Agreement: The Second Amended and Restated Master Mortgage Loan Purchase Agreement listed in Exhibit E hereto between the Seller and Morgan Stanley Dean Witter Credit Corporation.

      MSDWCC Purchase and Servicing Agreement: Collectively, the MSDWCC Purchase Agreement and the MSDWCC Servicing Agreement.

      MSDWCC Servicing Agreement: The Amended and Restated Master Servicing Agreement listed in Exhibit E hereto between the Seller and Morgan Stanley Dean Witter Credit Corporation.

      MSMCI Mortgage Loan: A Mortgage Loan sold by the Seller to the Depositor pursuant to the MSMCI Purchase Agreement.

      MSMCI Purchase Agreement: The Mortgage Loan Purchase Agreement listed in Exhibit E hereto between the Seller and the Depositor.

      National City Purchase and Servicing Agreement: The Amended and Restated Master Seller's Warranties and Servicing Agreement listed in Exhibit E hereto between the Seller and National City Mortgage Co.

      National City Serviced Mortgage Loan: Each Mortgage Loan originated and serviced by National City Mortgage Co. and listed on the Mortgage Loan Schedule.

      Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property, the related Liquidation Proceeds net of Advances, Servicer Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

      Net Monthly Excess Cashflow: For the Group 1 Certificates and any Distribution Date, the excess, if any, of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Interest Distribution Amounts payable to the holders of the Group 1 Certificates and the Group 1 Principal Distribution Amount.

      Net Mortgage Rate: With respect to any Mortgage Loan and any Distribution Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Distribution Date reduced by the Aggregate Expense Rate for such Mortgage Loan.

      Net Prepayment Interest Shortfalls: As to any Distribution Date and Loan Group, the amount by which the aggregate of Prepayment Interest Shortfalls for such Loan Group exceeds the Compensating Interest Payments for such Loan Group and that Distribution Date.

      Net WAC Pass-Through Rate: For the Group 1 Certificates and any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate of the Group 1 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs.

      Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

      Non-Delay Certificates:  As specified in the Preliminary Statement.

      Non-permitted Foreign Holder:  As defined in Section 3.03(f).

      Non-U.S. Person: Any person other than a "United States person" within the meaning of Section 7701(a)(30) of the Code.

      Nonrecoverable Advance: Any portion of an Advance or Servicer Advance previously made or proposed to be made by the Master Servicer and/or a Servicer (as certified in an Officer's Certificate of such Servicer), which in the good faith judgment of such party, shall not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

      Notional Amount:  Not applicable.

      Notional Amount Certificates:  As specified in the Preliminary
Statement.

      Offered Certificates:  As specified in the Preliminary Statement.

      Offering Document:  The Prospectus or the Memorandum, as applicable.

      Officer's Certificate: A certificate signed by two Authorized Officers of the Depositor or the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of the Master Servicer or the Securities Administrator, and in each case delivered to the Trustee or the Securities Administrator, as applicable.

      Officer's Certificate of a Servicer: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of a Servicer, or
(ii) if provided for herein, signed by a Servicing Officer, as the case may be, and delivered to the Trustee, the Securities Administrator or the Master Servicer, as required hereby.

      Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, the Securities Administrator or the Master Servicer, as required hereby, and who may be in-house or outside counsel to the Depositor, the Master Servicer, the Securities Administrator or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA or the taxation, or the federal income tax status, of each REMIC.

      Option One Servicing Agreement: The Servicing Agreement listed in Exhibit E hereto between the Seller and Option One Mortgage Corporation

      Option One Serviced Mortgage Loan: Each Mortgage Loan originated and serviced by Option One Mortgage Corporation and listed on the Mortgage Loan Schedule.

      Original Applicable Credit Support Percentage: With respect to each of the following Classes of Combined Subordinated Certificates, the corresponding percentage described below, as of the Closing Date:


                        Class C-B-1...............4.85%
                        Class C-B-2...............2.25%
                        Class C-B-3...............1.40%
                        Class C-B-4...............0.95%
                        Class C-B-5...............0.55%
                        Class C-B-6...............0.20%

      Original Subordinate Principal Balance: On or prior to the fourth Senior Termination Date, the Subordinated Percentage for a Combined Loan Group of the aggregate of the Stated Principal Balances of the Combined Mortgage Loans in such Loan Group, in each case as of the Cut-off Date; or if such date is after the fourth Senior Termination Date, the aggregate of the Class Principal Balances of the Combined Subordinated Certificates as of the Closing Date.

      Originator: Any one of American Home Mortgage Holding Corp., Morgan Stanley Dean Witter Credit Corporation, Cendant Mortgage Corporation, GreenPoint Mortgage Funding Inc., Wells Fargo Bank, N.A., as originator, (successor by merger to Wells Fargo Home Mortgage, Inc.), National City Mortgage Co., Quicken Loans, Inc., RBMG, Inc., U.S. Bank, N.A., Countrywide Home Loans, Inc. and Wells Fargo Bank, N.A. Corporation, as applicable.

      Overcollateralization Increase Amount: With respect to the Group 1 Certificates and any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

      Overcollateralization Release Amount: For any Distribution Date, the lesser of (1) the Principal Remittance Amount and (2) the excess of (a) the Overcollateralized Amount over (b) the Overcollateralization Target Amount. In addition, in connection with the final distribution on the Group 1 Certificates pursuant to Section 7.02 hereof, the Overcollateralization Release Amount for the related Distribution Date shall also include the excess, if any of, (a) the purchase price paid for the Group 1 Mortgage Loans and any REO Properties related to the Group 1 Mortgage Loans pursuant to
Section 7.01 hereof, less any costs incurred by the Trust Fund in connection with the liquidation thereof pursuant to Section 7.02 hereof, over (b) the amount distributed on the Group 1 Certificates on that Distribution Date.

      Overcollateralization Target Amount: With respect to the Group 1 Certificates and any Distribution Date to but excluding the Distribution Date on which the aggregate Class Principal Balance of the Group 1 Certificates is reduced to zero will equal the product of (x) the Required Overcollateralization Percentage and (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date. With respect to each Distribution Date thereafter, zero.

      Overcollateralized Amount: With respect to the Group 1 Certificates as of the Closing Date will be an amount equal to approximately $734. With respect to any Distribution Date following the Closing Date, an amount by which the aggregate Stated Principal Balance of the Group 1 Mortgage Loans immediately following the Distribution Date exceeds the aggregate Class Principal Balances of the Combined Group 1 Certificates after taking into account all payments of principal on such Distribution Date.

      Overcollateralized Group: With respect to any Distribution Date and Combined Senior Certificate Group, as defined in Section 5.08 hereof.

      Pass-Through Margin: The for each Class of Group 1 Certificates for the Interest Accrual Period related to each Distribution Date is as follows:

                                          (1)         (2)
                                       --------- ------------
         Class 1-A...................    0.45%       0.90%
         Class 1-M-1.................    0.65%      0.975%
         Class 1-M-2.................    1.35%      2.025%
         Class 1-M-3.................    1.65%      2.475%
         Class C-B-1.................    2.25%      3.375%
         Class C-B-2.................    2.45%      3.675%

         ----------
         (1) For the Interest Accrual Period for each Distribution Date occurring on or prior to the Initial Optional Purchase Date.
         (2) For each Interest Accrual Period following the Initial Optional Purchase Date.

      Pass-Through Rate: For any interest bearing Class of Certificates or Component, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

      Paying Agent: Any paying agent appointed pursuant to Section 3.08. The initial Paying Agent shall be the Securities Administrator under this Agreement.

      Payoff Earnings: For any Distribution Date, with respect to a WMMSC Serviced Mortgage Loan, on which a Principal Prepayment in Full was received by WMMSC during the related Prepayment Period, the aggregate of the interest earned by WMMSC from investment of each such Principal Prepayment in Full from the date of receipt of such Principal Prepayment in Full until the Business Day immediately preceding the related Distribution Date (net of investment losses).

      Payoff Interest: For any Distribution Date with respect to each WMMSC Serviced Mortgage Loan for which a Principal Prepayment in Full was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Net Mortgage Rate from the first day of such month through the day of receipt thereof; to the extent (together with Payoff Earnings and the portion of the aggregate Servicing Fee described in clause (i) of the definition of Compensating Interest Payment payable by WMMSC) not required to be distributed as a Compensating Interest Payment on such Distribution Date, Payoff Interest shall be payable to WMMSC as additional servicing compensation.

      Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the initial principal balance or notional amount, as applicable, of such Certificate by the aggregate of the Class Principal Balance or Notional Amount, as applicable, of all Certificates of the same Class.

      Permitted Investments: At any time, any one or more of the following obligations and securities:

            (i) obligations of the United States or any agency thereof, provided that such obligations are backed by the full faith and credit of the United States;

            (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

            (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency rating such paper, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

            (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not the applicable Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

            (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

            (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to the Rating Agencies at the time of the issuance of such agreements, as evidenced by a signed writing delivered by each Rating Agency;

            (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

            (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such series), or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

            (ix) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency rating such fund or such lower rating as shall not result in a change in the rating then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, including funds for which the Trustee, the Master Servicer, the Securities Administrator or any of its Affiliates is investment manager or adviser;

            (x) short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each applicable Rating Agency in their respective highest applicable rating category or such lower rating as shall not result in a change in the rating then specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency; and

            (xi) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to the Rating Agencies as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if (i) such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument or (ii) such instrument would require the Depositor to register as an investment company under the Investment Company Act of 1940, as amended.

      Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. ss.2510.3-101.

      Planned Balance: With respect to any group of Planned Principal Classes or Components in the aggregate and any Distribution Date appearing in Schedule B hereto, the Aggregate Planned Balance for such group and Distribution Date. With respect to any other Planned Principal Class or Component and any Distribution Date appearing in Schedule B hereto, the applicable amount appearing opposite such Distribution Date for such Class or Component.

      Planned Principal Classes:  As specified in the Preliminary Statement.

      Pool Percentage: With respect to any Loan Group and Distribution Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans in that Loan Group as of the related Due Date, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans in the Mortgage Pool as of that Due Date.

      Prepayment Interest Shortfall: With respect to any Master Serviced Mortgage Loan, the amount of the shortfall in interest payable on such Mortgage Loan that occurs as a result of the prepayment by the related Mortgagor of such Mortgage Loan calculated in accordance with formula set forth in the related Purchase and Servicing Agreement. With respect to any partial Principal Prepayment of a WMMSC Serviced Mortgage Loan and any Principal Prepayment in Full of a WMMSC Serviced Mortgage Loan (other than a Principal Prepayment in Full on a WMMSC Serviced Mortgage Loan received during the period from and including the first day to and including the 14th day of the month of such Distribution Date), the excess, if any, of (i) one full month's interest at the applicable Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such Principal Prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

      Prepayment Penalty: As to a Mortgage Loan, any penalty payable by a Mortgagor in connection with certain partial prepayments and all prepayments in full made within the related Prepayment Penalty Period, the Prepayment Penalties with respect to each applicable Mortgage Loan so held by the Trust Fund being identified in the Prepayment Penalty Schedule.

      Prepayment Penalty Period: As to any Mortgage Loan, the period of time during which a Prepayment Penalty may be imposed.

      Prepayment Penalty Schedule: As of any date, the list of Prepayment Penalties included in the Trust Fund on that date (including the prepayment Penalty summary attached thereto). The Prepayment Penalty Schedule shall set forth the following information with respect to each Prepayment Penalty:

      o     the Mortgage Loan account number;

      o     a code indicating the type of Prepayment Penalty;

      o the state of origination in which the related Mortgage Property is located;

      o the first date on which a monthly payment is or was due under the related Mortgage Note;

      o     the term of the Prepayment Penalty;

      o     the original principal amount of the related Mortgage Loan; and

      o     the Cut-off Date Principal Balance of the related Mortgage Loan.

      The Prepayment Penalty Schedule shall be amended from time to time by the Seller in accordance with this Agreement.

      Prepayment Period: With respect to any Mortgage Loan other than a Cendant Mortgage Loan, a Countrywide Serviced Mortgage Loan, a WMMSC Serviced Mortgage Loan or an Option One Serviced Mortgage Loan and any Distribution Date, the calendar month preceding that Distribution Date, and (ii) for any Cendant Serviced Mortgage Loan or Countrywide Serviced Mortgage Loan, the second day of the calendar month immediately preceding the month in which that Distribution Date occurs to and including the first day of the calendar month in which that Distribution Date occurs, (iii) for any WMMSC Serviced Mortgage Loan and (x) any prepayment in full, the period from the fifteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from July 1, 2004) through the fourteenth day of the calendar month in which the Distribution Date occurs and (y) any partial prepayment, the calendar month preceding that Distribution Date, (iv) for any Option One Serviced Mortgage Loan, the period from the fifteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from July 1, 2004) through the fourteenth day of the calendar month in which the Distribution Date occurs and (v) with respect to any HomEq Serviced Mortgage Loan, and (x) any prepayment in full, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from July 1, 2004) through the fifteenth day of the calendar month in which the Distribution Date occurs and (y) any partial prepayment, the calendar month preceding that Distribution Date.

      Prepayment Shift Percentage:  Not applicable.

      Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

      Principal Amount: As to any Distribution Date and Combined Loan Group, the sum of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan in the related Loan Group on the related Due Date, (b) the Stated Principal Balance of each Mortgage Loan in the related Loan Group that was repurchased by the Seller or an Originator or purchased by the Master Servicer pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in the related Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in a Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal and, if such Liquidated Mortgage Loan is an Additional Collateral Mortgage Loan, the proceeds of any Additional Collateral from the related Additional Collateral Mortgage Loan, in each case received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan, (f) all Principal Prepayments for such Loan Group received during the related Prepayment Period and (g) any Subsequent Recoveries for such Loan Group received during the calendar month preceding the month of such Distribution Date.

      Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

      Principal Reductions: For each Loan Group, the sum of the Principal Amount and any Realized Losses.

      Principal Relocation Payment: A payment from any Loan Group to a Subsidiary REMIC Regular Interest other than a Regular Interest corresponding to that Loan Group as provided in the Preliminary Statement. Principal Relocation Payments shall be made of principal allocations comprising the Principal Amount from a Loan Group and shall include a proportionate allocation of Realized Losses from the Mortgage Loans of such Loan Group.

      Priority Amount:  Not applicable.

      Priority Percentage:  Not applicable.

      Private Certificate:  As specified in the Preliminary Statement.

      Pro Rata Share: As to any Distribution Date, the Combined Subordinated Principal Distribution Amount and any Class of Combined Subordinated Certificates, the portion of the Combined Subordinated Principal Distribution Amount allocable to such Class, equal to the product of the Combined Subordinated Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance thereof and the denominator of which is the aggregate of the Class Principal Balances of the Combined Subordinated Certificates.

      Pro Rata Subordinated Percentage: As to any Distribution Date and Combined Loan Group, 100% minus the related Senior Percentage for such Distribution Date.

      Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

      Proprietary Lease: With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

      Prospectus: The prospectus supplement dated July 28, 2004, together with the accompanying prospectus dated January 28, 2004, relating to the Certificates.

      Purchase and Servicing Agreements: Collectively, the mortgage loan purchase and servicing agreements, each as amended by the related
Acknowledgement, listed in Exhibit E hereto, as each such agreement may be amended or supplemented from time to time as permitted hereunder.

      Purchase Date:  As defined in Section 7.01(c).

      Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased by the Seller or Depositor pursuant to this Agreement, or by the related Originator or Servicer pursuant to the related Purchase and Servicing Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase and (ii) accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, or such other amount as may be specified in the related Purchase and Servicing Agreement and (iii) costs and damages incurred by the Trust Fund in connection with a repurchase pursuant to Section 2.05 hereof that arises out of a violation of any predatory or abusive lending law with respect to the related Mortgage Loan.

      Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

      Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the related Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

      To the extent the Master Servicer or a Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced by such Subsequent Recoveries.

      Recognition Agreement: An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties
(i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

      Record Date: As to any Distribution Date (i) with respect to the Non-Delay Certificates, the last Business Day preceding such Distribution Date (or the Closing Date, in the case of the first Distribution Date) unless such Certificates shall no longer be Book-Entry Certificates, in which case the Record Date shall be the last Business Day of the month preceding the month of such Distribution Date and (ii) in the case of the Delay Certificates (including the Non-Delay Certificates that are subsequently reissued as Definitive Certificates), the last Business Day of the month preceding the month of each Distribution Date.

      Redemption Price: With respect to any Class of Certificates to be redeemed, an amount equal to 100% of the related Class Principal Balance of the Certificates to be so redeemed, together with interest on such amount at the applicable Pass-Through Rate through the related Accrual Period (as increased by any Class Unpaid Interest Amounts), and including, in the case of the Redemption Price payable in connection with the redemption and retirement of all of the Certificates, the payment of all amounts (including, without limitation, all previously unreimbursed Advances and Servicer Advances and accrued and unpaid Servicing Fees) payable or reimbursable to the Trustee, the Securities Administrator, the Master Servicer and the Servicers pursuant to this Agreement and the Purchase and Servicing Agreements, or to the Custodian under the Custodial Agreements (to the extent such amounts are not paid to the Custodian by the Seller).

      Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

      Regular Certificates:  As specified in the Preliminary Statement.

      Relief Act: The Servicemembers Civil Relief Act (formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940), as amended, and any similar state laws.

      Relief Act Shortfalls: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

      REMIC: Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement.

      REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

      REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

      Replacement Mortgage Loan: A mortgage loan substituted by an Originator or the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a request for release, substantially in the form attached to the related Custodial Agreement, (i) have a Stated Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan, (ii) have a Mortgage Rate not less than (and not more than two percentage points greater than) the mortgage rate of the Deleted Mortgage Loan, (iii) have a Loan-to-Value Ratio equal to or less than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) is otherwise acceptable to the Seller, (vi) have the same adjustment date as that of the Deleted Mortgage Loan, (vii) have a minimum Mortgage Rate not less than that of the Deleted Mortgage Loan, (viii) have the same Index as that of the Deleted Mortgage Loan, (ix) comply with all of the representations and warranties set forth in the related underlying servicing agreement, as modified by any related assignment thereof, and (x) shall be accompanied by an Opinion of Counsel that such Replacement Mortgage Loan would not adversely affect the REMIC status of any REMIC created hereunder or would not otherwise be prohibited by this Pooling and Servicing Agreement.

      Required Overcollaterization Percentage: For the Group 1 Certificates and any Distribution Date, a percentage equal to 0.50%.

      Reserve Fund: A reserve fund established by the Securities Administrator on behalf of the Trustee for the benefit of the Holders of the Group 1 Certificates. The Reserve Fund is an "outside reserve fund" within the meaning of Treasury regulation Section 1.860G-2(h), which is not an asset of any REMIC, ownership of which is evidenced by the Class OC Certificates, and which is established and maintained pursuant to Section 4.01(e).

      Residual Certificate:  The Class A-R Certificates.

      Responsible Officer: With respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject. With respect to the Master Servicer, any officer in its master servicing operations with direct responsibility for the Administration of this Agreement. With respect to the Securities Administrator, any officer in the corporate trust department or similar group of the Securities Administrator with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

      Restricted Classes:  As defined in Section 5.02(e).

      Restricted Global Security:  As defined in Section 3.01(c).

      SAIF: The Saving's Association Insurance Fund, or any successor thereto.

      S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.07 the address for notices to S&P shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Master Servicer.

      Scheduled Balances:  Not applicable.

      Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in the related Purchase and Servicing Agreement, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

      Scheduled Principal Classes:  As specified in the Preliminary Statement.

      Scheduled Principal Distribution Amount: Not applicable.

      Securities Administrator: Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator, or any successor in interest, or if any successor Securities Administrator shall be appointed as herein provided, then such successor Securities Administrator.

      Seller:  Morgan Stanley Mortgage Capital Inc., a New York corporation.

      Senior Certificate Group: As specified in the Preliminary Statement.

      Senior Certificates:  As specified in the Preliminary Statement.

      Senior Credit Support Depletion Date: The date on which the Class Principal Balance of each Class of Combined Subordinated Certificates has been reduced to zero.

      Senior Percentage: As to any Combined Senior Certificate Group and Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of each Class of Combined Senior Certificates (other than the related Notional Amount Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage Loan in the related Combined Loan Group as of the Due Date occurring in the month prior to the month of such Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date); provided, however, that on any Distribution Date after the fourth Senior Termination Date, the Senior Percentage for the Senior Certificates of the remaining Combined Senior Certificate Group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each such Class of Combined Senior Certificates (other than the related Notional Amount Certificates) of such remaining Combined Senior Certificate Group immediately prior to such Distribution Date and the denominator is the aggregate of the Class Principal Balances of all Classes of Combined Certificates (other than the Class of Notional Amount Certificates), immediately prior to such Distribution Date.

      Senior Prepayment Percentage: As to a Combined Senior Certificate Group and any Distribution Date during the seven years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage of such Senior Certificate Group, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in any Senior Prepayment Percentage will occur unless (i) both of the Senior Step Down Conditions are satisfied with respect to all Combined Loan Groups and (ii) if the Two Times Test is satisfied on a Distribution Date, (a) on or before the Distribution Date in July 2007, the Senior Prepayment Percentage for each Combined Senior Certificate Group will equal the related Senior Percentage plus 50% of the Pro Rata Subordinated Percentage and (b) after the Distribution Date in July 2007, the Senior Prepayment Percentage for each Combined Senior Certificate Group will equal the related Senior Percentage.

      Senior Principal Distribution Amount: As to any Distribution Date and Combined Senior Certificate Group, the sum of (i) the sum, not less than zero, of the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount with respect to the related Loan Group for such Distribution Date, (ii) with respect to any Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the related Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (y) either (A) the related Senior Prepayment Percentage of the amount of the Liquidation Proceeds allocable to principal received on the Mortgage Loan, or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such prior calendar month, the related Senior Percentage, of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the sum of (x) the related Senior Prepayment Percentage of the amounts described in clause (f) of the definition of Principal Amount with respect to the related Loan Group for such Distribution Date plus (y) the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (g) of the definition of Principal Amount for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in the related Loan Group that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of such Bankruptcy Loss; provided further, however, on any Distribution Date after the fourth Senior Termination Date, the Senior Principal Distribution Amount for the remaining Combined Senior Certificate Group will be calculated pursuant to the above formula based on all the Combined Mortgage Loans, as opposed to Combined the Mortgage Loans in the related Loan Group and, if such Distribution Date is after the fourth Senior Termination Date, shall be reduced by the amount of the principal distribution made pursuant to (a) if the Group 2 Senior Certificates are reduced to zero on such date, Section 5.02(a)(2)(iv)(y), (b) if the Group 3 Senior Certificates are reduced to zero on such date, Section 5.02(a)(3)(iv)(y), (c) if the Group 4 Senior Certificates are reduced to zero on such date, Section 5.02(a)(4)(iv)(y), (d) if the Group 5 Senior Certificates are reduced to zero on such date, Section 5.02(a)(5)(iv)(y) or
(e) if the Group 6 Senior Certificates are reduced to zero on such date,
Section 5.02(a)(6)(iv)(y).

      Senior Step Down Conditions: With respect to all Combined Mortgage
Loans: (i) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, REO Property and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the fourth Senior Termination Date, the Subordinated Percentage for such Loan Group of the aggregate Stated Principal Balance of the Combined Mortgage Loans in that Loan Group, or (b) if such date is after the fourth Senior Termination Date, the aggregate Class Principal Balance of the Combined Subordinated Certificates, does not equal or exceed 50%, and (ii) cumulative Realized Losses on the Mortgage Loans in each Combined Loan Group do not exceed: (a) for the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the Original Subordinate Principal Balance, (b) for the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the Original Subordinate Principal Balance, (c) for the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the Original Subordinate Principal Balance, (d) for the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the Original Subordinate Principal Balance, and (e) for the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance.

      Senior Termination Date: For each Combined Senior Certificate Group, the Distribution Date on which the aggregate Class Principal Balance of the Combined Senior Certificates in that Combined Senior Certificate Group has been reduced to zero.

      Servicer: WMMSC and each other Servicer under a Purchase and Servicing Agreement.

      Servicer Advance: A "Servicer Advance" or "Servicing Advance" as defined in the applicable Purchase and Servicing Agreement.

      Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the related Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

      Servicing Fee Rate: With respect to each Master Serviced Mortgage Loan and any Distribution Date, the per annum rate specified in the related Purchase and Servicing Agreement. With respect to each WMMSC Serviced Mortgage Loan the per annum rate listed on the Mortgage Loan Schedule, which may be disclosed in two parts identified as the "Lender Fee" and the "Mgmt Fee".

      Servicing Officer: Any officer of the related Servicer involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer by the related Servicer on the Closing Date pursuant to the related Purchase and Servicing Agreement, as such list may from time to time be amended.

      Shift Percentage:  Not applicable.

      Special Hazard Coverage Termination Date: The point in time at which the Special Hazard Loss Coverage Amount is reduced to zero.

      Special Hazard Loss: With respect to the Combined Mortgage Loans ,any Realized Loss suffered by a Mortgaged Property on account of direct physical loss, as reported by the related Servicer to the Master Servicer, but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

            (a) normal wear and tear;

            (b) fraud, conversion or other dishonest act on the part of the Trustee, the Master Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

            (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

            (d) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss;"

            (e) hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

                  1. by any government or sovereign power, de jure or de
            facto, or by any authority maintaining or using military, naval or air forces; or

                  2. by military, naval or air forces; or

                  3. by an agent of any such government, power, authority or forces;

            (f) any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

            (g) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

      Special Hazard Loss Coverage Amount: With respect to the first Distribution Date, $10,188,147. With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Combined Mortgage Loans, (ii) twice the principal balance of the largest Combined Mortgage Loan and (iii) the aggregate of the principal balances of all Combined Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and
(b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Combined Mortgage Loans then due, whether or not paid.

      Special Hazard Mortgage Loan: With respect to the Combined Mortgage Loans, a Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

      Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

      Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

      Stepdown Date: With respect to the Group 1 Certificates will be the earlier to occur of (1) the Distribution Date on which the Class Principal Balance of the Class 1-A Certificates is reduced to zero and (2) the later to occur of (x) the Distribution Date in August 2007 and (y) the first Distribution Date on which the Class 1-A Credit Enhancement Percentage is greater than or equal to approximately 11.50%.

      Subordinated Certificates:  As specified in the Preliminary Statement.

      Subordinated Percentage: As to any Distribution Date on or prior to the fourth Senior Termination Date and any Combined Loan Group, 100% minus the Senior Percentage for the Combined Senior Certificate Group relating to such Loan Group for such Distribution Date. As to any Distribution Date after the fourth Senior Termination Date, 100% minus the Senior Percentage for such Distribution Date.

      Subordinated Portion: For any Distribution Date and Combined Loan Group, an amount equal to the aggregate Stated Principal Balance of the Combined Mortgage Loans in the related Loan Group as of the end of the Prepayment Period related to the immediately preceding Distribution Date, minus the aggregate Class Principal Balance of the related Combined Senior Certificates immediately prior to such Distribution Date.

      Subordinated Prepayment Percentage: As to any Distribution Date and Combined Loan Group, 100% minus the related Senior Prepayment Percentage for such Distribution Date.

      Subsequent Recoveries: As to any Distribution Date, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior calendar month, amounts received by the Securities Administrator from the related Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 4.02) specifically related to such Liquidated Mortgage Loan.

      Subsidiary REMIC 1: As specified in the Preliminary Statement.

      Subsidiary REMIC 1 Interest: As specified in the Preliminary Statement.

      Subsidiary REMIC 1 Regular Interest: As specified in the Preliminary Statement.

      Subsidiary REMIC 2:  As specified in the Preliminary Statement.

      Subsidiary REMIC 2 Interest: As specified in the Preliminary Statement.

      Subsidiary REMIC 2 Regular Interest: As specified in the Preliminary Statement.

      Substitution Adjustment Amount:  As defined in the second paragraph of
Section 2.05(b).

      Targeted Balance: With respect to any group of Targeted Principal Classes or Components in the aggregate and any Distribution Date appearing in Schedule B hereto, the Aggregate Targeted Balance for such group and Distribution Date. With respect to any other Targeted Principal Class or Component and any Distribution Date appearing in Schedule B hereto, the applicable amount appearing opposite such Distribution Date for such Class or Component.

      Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and temporary Treasury regulation ss.301.6231(a)(7)1T. Initially, the Tax Matters Person shall be the Securities Administrator.

      Tax Matters Person Certificate: The Class A-R Certificate with a Denomination of $0.01.

      Three Month Rolling Average: With respect to the Group 1 Mortgage Loans and the end of the Due Period related to any Distribution Date, will equal the rolling 3 month average percentage of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans that are 60 or more days Delinquent (including Mortgage Loans in foreclosure, REO Property or discharged in bankruptcy).

      Transfer Payment: Either or both of a Transfer Payment Made or a Transfer Payment Received.

      Transfer Payment Made:  As defined in Section 5.08.

      Transfer Payment Received:  As defined in Section 5.08.

      Trigger Event: With respect to any Distribution Date, a Trigger Event is in effect if (x) the Three Month Rolling Average with respect to the Group 1 Mortgage Loans exceeds 42.50% of the Class 1-A Credit Enhancement Percentage for the prior Distribution Date, or (y) the aggregate amount of Realized Losses on the Group 1 Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Group 1 Mortgage Loans as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date                  Percentage
-----------------                  ----------

August 2007 -- July 2008..........  0.75% with respect to August 2007, plus an additional 1/12th of 0.25% for
                                   each month thereafter
August 2008 -- July 2009..........  1.00% with respect to August 2008, plus an additional 1/12th of 0.25% for
                                   each month thereafter
August 2009 -- July 2010..........  1.25% with respect to August 2009, plus an additional 1/12th of 0.15% for
                                   each month thereafter
August 2010 and thereafter.......  1.50%

      Trust Fund: The corpus of the trust created pursuant to this Agreement consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date) to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Depositor's rights assigned to the Trustee under the Purchase and Servicing Agreements, as modified by the Acknowledgements and under the Custodial Agreements; (v) the pledge, control and guaranty agreements and the Limited Purpose Surety Bond relating to the Additional Collateral Mortgage Loans; (vi) the Corridor Contracts and the amounts on deposit in the Reserve Fund; and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

      Trustee: Deutsche Bank National Trust Company, a national banking association, organized under the laws of the United States and any Person succeeding the Trustee hereunder, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

      Trustee Mortgage Files: With respect to each Mortgage Loan, the Mortgage Documents to be retained in the custody and possession of the Trustee or Custodian on behalf of the Trustee.

      Two Times Test: As to any Distribution Date, if (i) the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the Closing Date, (ii) the outstanding aggregate Stated Principal Balance of all Combined Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Principal Balance of the Combined Subordinated Certificates, does not equal or exceed 50% and (ii) the cumulative Realized Losses on all the Combined Mortgage Loans do not exceed (x) with respect to any Distribution Date on or before to July 2007, 20% of the Original Subordinate Principal Balance or (y) with respect to any Distribution Date on or after July 2007, 30% of the Original Subordinate Principal Balance.

      UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

      Undercollateralized Group: With respect to any Distribution Date and Combined Senior Certificate Group, as defined in Section 5.08 hereof.

      Underwriter's Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

      Underwriter:  As specified in the Preliminary Statement.

      Unpaid Realized Loss Amount: For any Class of Group 1 Certificates, the portion of any Realized Losses previously allocated to that Class remaining unpaid from prior Distribution Dates.

      Unscheduled Principal Distribution Amount:   Not applicable.

      Uniform Commercial Code: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

      US Bank Purchase Agreement: The First Amended & Restated Mortgage Loan Purchase and Warranties Agreement listed in Exhibit E hereto between the Seller and U.S. Bank, N.A.

      US Bank Purchase and Servicing Agreement: Collectively, the US Bank Purchase Agreement and the US Bank Servicing Agreement.

      US Bank Serviced Mortgage Loan: Each Mortgage Loan originated and serviced by U.S. Bank, N.A. and listed on the Mortgage Loan Schedule.

      US Bank Servicing Agreement: The Servicing Agreement listed in Exhibit E hereto between the Seller and U.S. Bank, N.A.

      Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 1.00% of all Voting Interests shall be allocated to the Class OC Certificates, each Class of Notional Amount Certificates and the Class A-R Certificates. Voting Interests shall be allocated among all other Classes of Certificates pro rata based on Class Principal Balances for each Class then outstanding. Voting Interests shall be allocated among the Certificates within each such Class in proportion to their Certificate Balances or Percentage Interests.

      Weighted Average Net Mortgage Rate: As to any Distribution Date and Loan Group, the average of the Net Mortgage Rate of each Mortgage Loan in that Loan Group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month preceding the month of that Distribution Date.

      WFHM Purchase and Servicing Agreement: The Seller's Warranties and Servicing Agreement listed in Exhibit E hereto between the Seller and Wells Fargo Bank, N.A., as originator, (successor by merger to Wells Fargo Home Mortgage, Inc.).

      WFHM Serviced Mortgage Loan: Each Mortgage Loan originated and serviced by Wells Fargo Bank, N.A., as originator, (successor by merger to Wells Fargo Home Mortgage, Inc.) and listed on the Mortgage Loan Schedule.

      WMMSC: Washington Mutual Mortgage Securities Corp., any successor thereto, or any Person appointed as a successor Servicer to WMMSC in accordance with the provision of this Agreement.

      WMMSC Purchase and Servicing Agreement: The Mortgage Loan Sale Servicing Agreement listed in Exhibit E hereto between the Seller and Washington Mutual Mortgage Securities Corp.

      WMMSC Serviced Mortgage Loan: Each Mortgage Loan serviced by Washington Mutual Mortgage Securities Corp. and listed on the Mortgage Loan Schedule.

                                  ARTICLE II

                             DECLARATION OF TRUST;
                           ISSUANCE OF CERTIFICATES

      Section 2.01 Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

      (a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02 and 2.05, in trust, all the right, title and interest of the Depositor in and to the Trust Fund. Such conveyance includes, without limitation, (i) the Mortgage Loans, including the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor's right, title and interest in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans; (iii) all of the rights of the Depositor as assignee of the Seller with respect to the Seller's rights under the Purchase and Servicing Agreements pursuant to the Acknowledgements; (iv) all of the Depositor's right, title or interest in REO Property and the proceeds thereof; (v) all of the Depositor's rights under any Insurance Policies related to the Mortgage Loans; (vi) $100 (which amount has been delivered by the Depositor to the Securities Administrator to be held in the Distribution Account until distributed to the Holders of the Class P Certificates pursuant to Section 5.02(a)); and (vii) if applicable, the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral relating to the Additional Collateral Mortgage Loans, including, but not limited to, the pledge, control and guaranty agreements and the Limited Purpose Surety Bond, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

      The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

      In connection with such transfer and assignment of the Mortgage Loans, the Custodian acting on the Trustee's behalf, will continue to hold the documents or instruments listed below with respect to each Mortgage Loan (each, a "Trustee Mortgage File") so transferred and assigned.

      On the Closing Date, each Custodian shall deliver to the Trustee and the Depositor certification (each, a "Custodian Certification") in the form attached hereto as Exhibit L certifying that, pursuant to each related Custodial Agreement, the applicable Originator delivered and released to such Custodian, subject to and in accordance with the relevant section of each related Purchase and Servicing Agreement, the documents identified in the relevant section of such Purchase and Servicing Agreement as being required to be delivered to the Seller as Purchaser, pertaining to the Mortgage Loans as identified in the related Mortgage Loan Schedule (provided, however, that the Custodian shall not be required nor does it intend to re-examine the contents of the Trustee Mortgage File for any of the Mortgage Loans in connection with entering into this Agreement or providing the Custodian Certification required pursuant to this Section 2.01):

      (i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, or in blank (in each case, with all necessary intervening endorsements, as applicable);

      (ii) with respect to each Mortgage Loan (other than a Cooperative Loan) that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon, or if the original Mortgage has not yet been returned from the recording office, a copy of such Mortgage certified by the applicable Originator, title company, escrow agent or closing attorney to be a true copy of the original of the Mortgage which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located, and in the case of the each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon;

      (iii) with respect to each Mortgage Loan (other than a Cooperative Loan) that is not a MERS Mortgage Loan, the Assignment of Mortgage in form and substance acceptable for recording in the relevant jurisdiction, such assignment being either (A) in blank, without recourse, or (B) endorsed to "Deutsche Bank National Trust Company, as Trustee of Morgan Stanley Mortgage Loan Trust 2004-6AR, Mortgage Pass-Through Certificates, without recourse";

      (iv) with respect to each Mortgage Loan (other than a Cooperative Loan) that is not a MERS Mortgage Loan, the originals of all intervening assignments of the Mortgage, if any, with evidence of recording thereon, or if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified by the applicable Originator, title company, escrow agent or closing attorney to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located;

      (v) with respect to each Mortgage Loan (other than a Cooperative Loan), the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

      (vi) if any, with respect to each Mortgage Loan (other than a Cooperative Loan), the original policy of title insurance (or a true copy thereof) with respect to any such Mortgage Loan, or, if such policy has not yet been delivered by the insurer, the title commitment or title binder to issue same;

      (vii) if any, with respect to each Mortgage Loan (other than a Cooperative Loan), the original power of attorney and guaranty agreement with respect to such Mortgage Loan;

      (viii) [reserved];

      (ix) with respect to each Mortgage Loan which constitutes a Cooperative
Loan:

      (a) the original of any security agreement or similar document executed in connection with the Cooperative Loan;

      (b) the original Recognition Agreement and the original Assignment of Recognition Agreement;

      (c) UCC-1 financing statements with recording information thereon from the appropriate governmental recording offices if necessary to perfect the security interest of the Cooperative Loan under the Uniform Commercial Code in the jurisdiction in which the Cooperative Property is located, accompanied by UCC-3 financing statements executed in blank for recordation of the change in the secured party thereunder;

      (d) an Estoppel Letter and/or Consent;

      (e) a search for (i) federal tax liens, mechanics' liens, lis pendens, judgments of record or otherwise against (x) the Cooperative Corporation and
(y) the seller of the Cooperative Unit, (ii) filings of financing statements and (iii) the deed of the cooperative project into the Cooperative Corporation;

      (f) the guaranty of the Mortgage Note and Cooperative Loan, if any;

      (g) the original Proprietary Lease and the Assignment of Proprietary Lease executed by the Mortgagor in blank or if the Proprietary Lease has been assigned by the Mortgagor to the Seller, then the Seller must execute an assignment of the Assignment of Proprietary Lease in blank; and

      (h) if any, the original or certified copy of the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative Corporation and related assignment of such certificates or an assignment of such Cooperative Shares, in blank, executed by the Mortgagor with such signature guaranteed;

      (x) [reserved]; and

      (xi) any other document or instruments required to be delivered under the related Custodial Agreement.

      In addition, in connection with the assignment of any MERS Mortgage Loan, it is understood that the related Originator will cause the MERS(R) System to indicate that such Mortgage Loans have been assigned by the related Originator to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the series of Certificates issued in connection with such Mortgage Loans. It is further understood that, with respect to (i) the Master Serviced Mortgage Loans, the related Originator will not, and the Master Servicer hereby agrees that it will not, and (ii) with respect to the WMMSC Serviced Mortgage Loans, the related Originator will not and WMMSC hereby agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

      (b) As soon as is practicable after the Closing Date, the Depositor shall cause the Servicer of any Additional Collateral Mortgage Loan to deliver to the Trustee or its Custodian the Assignment and Notice of Transfer with respect to each Additional Collateral Mortgage Loan as well as the assignments of any rights with respect to each Additional Collateral Mortgage Loan under any Limited Purpose Surety Bond.

      (c) In instances where a title insurance policy is required to be delivered to the Trustee or the Custodian on behalf of the Trustee and is not so delivered, the Depositor will provide a copy of such title insurance policy to the Trustee, or to the Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

      (d) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers such amount to the Securities Administrator, the Trustee, or to the Custodian on behalf of the Trustee, an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee or the Custodian on behalf of the Trustee shall be held by the Master Servicer or the related Servicer in trust for the benefit of the Trustee and the Certificateholders.

      Section 2.02 Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund.

      (a) The Trustee, by execution and delivery hereof, acknowledges receipt by it of notice from the Custodians that each holds on behalf of the Trustee Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule.

      (b) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, any Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

      (c) Each of the parties hereto acknowledges that (i) the Custodian has delivered the Custodian Certification stating that it has performed the applicable review of the Mortgage Loans as required herein and in the Custodial Agreements on the Closing Date and (ii) thereafter, if applicable, the Custodian shall perform the applicable review of the Mortgage Loans and deliver the further certifications as provided herein and in the applicable Custodial Agreements.

      (d) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee (with a copy to the Securities Administrator) and the Trustee acknowledges receipt of the Acknowledgements, together with the related Purchase and Servicing Agreements.

      Section 2.03 Representations and Warranties of the Depositor.

      (a) The Depositor hereby represents and warrants to the Trustee, for the benefit of the Certificateholders, and to the Master Servicer, WMMSC and the Securities Administrator as of the Closing Date or such other date as is specified, that:

            (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

            (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

            (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

            (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Master Servicer, WMMSC and the Securities Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

            (vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's title insurance policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

            (vii) This Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code (the "UCC"), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

            (viii) The Mortgage Loans constitute "instruments" within the meaning of the applicable UCC;

            (ix) Other than the security interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor;

            (x) None of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee; and

            (xi) The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee.

      The foregoing representations made in this Section 2.03 shall survive the termination of this Agreement and shall not be waived by any party hereto.

      Section 2.04 Representations and Warranties of the Depositor and the Seller as to the Mortgage Loans.

      The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

      (a) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

      (b) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust.

      (c) As of the Closing Date, the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud an of its creditors.

      It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

      Section 2.05 Representations and Warranties of the Seller; Discovery of Breach; Repurchase or Substitution of Mortgage Loans.

      (a) With respect to the MSMCI Mortgage Loans the Seller hereby makes the representations and warranties contained in Section 3.01 of the MSMCI Purchase Agreement to and for the benefit of the Depositor, the Trustee and the Trust Fund.

      The Seller hereby represents and warrants that no Mortgage Loan contains a provision whereby the related mortgagor is permitted to convert the Mortgage Rate from an adjustable rate to a fixed rate.

      With respect to the Countrywide Serviced Mortgage Loans, the Seller hereby makes the representations and warranties contained in Section 7.01 of the Countrywide Purchase and Servicing Agreement with respect to each of the Countrywide Serviced Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund. The Seller agrees to comply with the provisions of Section 7.03 of the Countrywide Purchase and Servicing Agreement in respect of a breach of any of such representations and warranties. In addition, with respect to the Countrywide Serviced Mortgage Loans, the Seller hereby represents and warrants that each such Countrywide Serviced Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

      With respect to the Quicken Serviced Mortgage Loans, the Seller hereby makes the representations and warranties contained in Section 9.02 of the Quicken Purchase and Servicing Agreement with respect to each of the Quicken Serviced Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund. The Seller agrees to comply with the provisions of Section
9.03 of the Quicken Purchase and Servicing Agreement in respect of a breach of any of such representations and warranties. In addition, with respect to the Quicken Serviced Mortgage Loans, the Seller hereby represents and warrants that each such Quicken Serviced Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

      The Seller agrees to comply with the provisions of this Section 2.05 in respect of a breach of any of such representations and warranties.

      The Seller hereby represents and warrants to the Trustee with respect to the Mortgage Loans as of the date hereof or such other date set forth herein that as of the Closing Date:

            (i) Each Mortgage Loan at origination complied in all material respects with applicable predatory and abusive lending laws and consummation of the transactions contemplated by this Agreement will not involve the violation of any such laws.

            (i) All of the Mortgage Loans were originated in compliance with all applicable laws, including, but not limited to, all applicable anti-predatory and abusive lending laws.

            (ii) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and with respect to the foregoing, the terms "High Cost Loan" and "Covered Loan" have the meaning assigned to them in the Standard & Poor's LEVELS(R) Version 5.6 Glossary Revised, Appendix E which is attached hereto as Exhibit Q (the "Glossary") where (x) a "High Cost Loan" is each loan identified in the column "Category under applicable anti-predatory lending law" of the table entitled "Standard & Poor's High Cost Loan Categorization" in the Glossary as each such loan is defined in the applicable anti-predatory lending law of the State or jurisdiction specified in such table and (y) a "Covered Loan" is each loan identified in the column "Category under applicable anti-predatory lending law" of the table entitled "Standard & Poor's High Covered Loan Categorization" in the Glossary as each such loan is defined in the applicable anti-predatory lending law of the State or jurisdiction specified in such table.

            (iii) No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

      Upon discovery by the Depositor, the Seller or the related Originator or receipt of written notice of any materially defective document in, or, following the date of delivery to the Trustee of the Custodian's certifications as required under the related Custodial Agreements, that a document is missing from, a Trustee Mortgage File, or discovery by the Trustee, the Depositor, the Seller or the related Originator of the breach by such Originator or Seller of any representation or warranty under the related Purchase and Servicing Agreement, as modified by the Acknowledgement, in the case of the Originator, or under this Agreement, in the case of the Seller, in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders (a "Defective Mortgage Loan") (each of the Depositor, the Seller and the related Originator hereby agreeing to give written notice thereof to the Trustee and the other of such parties), the Trustee, or its designee, shall promptly notify the Depositor and the Seller or the related Originator, as applicable, in writing of such nonconforming or missing document or breach and request that the Seller or related Originator deliver such missing document or cure or cause the cure of such defect or breach within a period of time specified in the related Purchase and Servicing Agreement, and if the Seller or related Originator, as applicable, does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee, shall enforce the obligations of the related Originator under the related Purchase and Servicing Agreement, as modified by the Acknowledgement, or the Seller under this Agreement, as applicable, and cause the related Originator or the Seller, as the case may be, to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such specified period (subject to Section 2.05(c) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such specified period (unless permitted a greater period of time to cure under the related Purchase and Servicing Agreement), subject to Section 2.05(c) below, if the related Originator or the Seller, as applicable, shall have commenced to cure such breach within such specified period, the related Originator or the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within such additional time as is reasonably necessary to cure such breach. To the extent that any costs and damages are incurred by the Trust Fund as a result of any violation of any applicable federal, state, or local predatory or abusive lending law arising from or in connection with the origination of any Mortgage Loan repurchased by the related Originator or the Seller, such costs and damages shall be included in the Purchase Price of such repurchased Mortgage Loan and shall be borne by the Seller. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the related Distribution Account, and the Trustee, or its designee, upon receipt of written certification from the Securities Administrator of such deposit, shall release or cause the Custodian to release to the related Originator or the Seller, as applicable, the related Trustee Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to it and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto and the Trustee, or its designee, shall have no further responsibility with regard to such Trustee Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). If pursuant to the foregoing provisions the related Originator or the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the related Servicer shall cause MERS to designate on the MERS(R) System the related Originator or the Seller, as applicable, as the beneficial holder of such Mortgage Loan.

      In lieu of repurchasing any such Mortgage Loan as provided above, either party may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Replacement Mortgage Loans in the manner and subject to the limitations set forth in Section 2.05(b) below. It is understood and agreed that the obligations of the Originators and the Seller to cure or to repurchase (or to substitute for) any related Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the such party respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

      Notwithstanding the foregoing, the substitution for a Deleted Mortgage Loan that is a WMMSC Serviced Mortgage Loan or the repurchase of a Mortgage Loan that is a WMMSC Serviced Mortgage Loan by the Seller or an Originator shall be subject to, and shall in no way adversely affect, the right of WMMSC to continue servicing and collecting its Servicing Fee for such Deleted Mortgage Loan or Mortgage Loan, as applicable, pursuant to the related Purchase and Servicing Agreement.

      (b) Any substitution of Replacement Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.05(b) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the related Originator or the Seller substitutes a Replacement Mortgage Loan or Loans, such substitution shall be effected by delivering to the Custodian, on behalf of the Trustee, for such Replacement Mortgage Loan or Loans, the Mortgage Note, the Mortgage, any related assignment thereof and the Acknowledgement to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers' Certificate stating that each such Replacement Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. Monthly Payments due with respect to Replacement Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the related Originator or the Seller, as applicable. For the month of substitution, distributions to the Certificateholders shall reflect the collections and recoveries in respect of such Deleted Mortgage in the Due Period preceding the month of substitution and the related Originator or the Seller, as applicable, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Replacement Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the related Purchase and Servicing Agreement, as modified by the related Acknowledgement, including all representations and warranties thereof included in such Purchase and Servicing Agreement, as modified by the Acknowledgement, in each case as of the date of substitution.

      For any month in which an Originator or the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer shall determine the excess (each, a "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate Stated Principal Balance of the Replacement Mortgage Loans replacing such Deleted Mortgage Loans, together with one month's interest on such excess amount at the applicable Net Mortgage Rate. On the date of such substitution, the related Originator or Seller, as applicable, shall deliver or cause to be delivered to the related Servicer for deposit in the related Custodial Account an amount equal to the related Substitution Adjustment Amount, if any, and the Custodian, on behalf of the Trustee, upon receipt of the related Replacement Mortgage Loan or Loans and certification by such Servicer of such deposit, shall release to the related Originator or the Seller, as applicable, the related Trustee Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the related Originator or Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

      In addition, the related Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that such substitution (either specifically or as a Class of transactions) shall not cause an Adverse REMIC Event. If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

      (c) Upon discovery by the related Originator, the Seller, the Depositor or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the applicable party shall repurchase or, subject to the limitations set forth in Section 2.05(b), substitute one or more Replacement Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.05(a) above and/or in accordance with this Section 2.05(c). The Trustee shall re-convey to the related Originator or the Seller, as applicable, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

      Section 2.06      Grant Clause.

      (a) It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

      (b) The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the

Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee's security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of an Originator, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor, (3) any transfer of any interest of an Originator or the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws. Neither the Originators nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee. Before effecting such change, any Originator or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and intermediate transferees, including the Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement, each of the Originators and the Depositor authorizes its immediate or intermediate transferee (but not the Trustee) to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph
(b).

                                  ARTICLE III

                               THE CERTIFICATES

      Section 3.01      The Certificates.

      (a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Balance, or Notional Amount, as applicable, or in the Percentage Interests, specified herein. Each Class of Certificates will be issued in the minimum denominations and integral multiples thereof of the initial Certificate Balance (or Notional Amount) specified in the Preliminary Statement hereto.

      (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer of the Trustee or of the Securities Administrator on the Trustee's behalf. Each Certificate shall, on original issue, be authenticated by the Authenticating Agent upon the order of the Depositor upon receipt by the Trustee of the Trustee Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by or on behalf of the Trustee to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

      (c) The Class OC, Class C-B-4, Class C-B-5, Class C-B-6 and Class A-R Certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Act shall be issued initially in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a "Restricted Global Security").

      Section 3.02      Registration.

      The Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Trustee may appoint a bank or trust company to act as successor Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Securities Administrator and the appointment of a successor Securities Administrator. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

      Section 3.03      Transfer and Exchange of Certificates.

      (a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Securities Administrator on behalf of the Trustee shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Balance (or Notional Amount) as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

      (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Balance (or Notional Amount) as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates


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


delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Securities Administrator on behalf of the Trustee shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

      (c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

      The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

            (i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the 1933 Act) of the Depositor or (y) being made to a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act") by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit H hereto; and

            (ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of
      Exhibit I hereto.

      (d) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person or shall be effective unless the Certificate Registrar, on behalf of the Trustee, has received (A) a certificate substantially in the form of Exhibit J hereto (or Exhibit B, in the case of a Residual Certificate) from such transferee or (B) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that the purchase and holding of such a Certificate will not constitute or result in any nonexempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those undertaken in the Agreement; provided, however, that the Certificate Registrar will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Certificate Registrar has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those undertaken in this Agreement. Each


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


Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the appropriate representation set forth in paragraph 2 and the representation set forth in paragraph 3 of Exhibit J. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator.

      Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates to the Underwriter. The Certificate Registrar shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) and neither the Securities Administrator nor the Paying Agent shall have any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. The Securities Administrator, on behalf of the Trustee, shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of a Plan any payments made on such ERISA-Restricted Certificate at and after such time. Any such payments so recovered by the Securities Administrator, on behalf of the Trustee, shall be paid and delivered by the Securities Administrator, on behalf of the Trustee, to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of a Plan.

      (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

      (f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a "Non-permitted Foreign Holder").

      Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit B representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a "Permitted Transferee"), and the proposed transferor shall deliver to the Trustee and the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit C. In addition, the Trustee or the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Trustee and the Certificate Registrar, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Depositor and the Certificate Registrar shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Paying Agent making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Certificate Registrar shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

      If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee or the Certificate Registrar that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Depositor, the Certificate Registrar and the Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), or for the Paying Agent making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this
Section 3.03(f).

      (g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder's or Owner's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.


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


      Section 3.04      Cancellation of Certificates.

      Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Certificate Registrar.

      Section 3.05      Replacement of Certificates.

      If (i) any Certificate is mutilated and is surrendered to the Trustee or the Certificate Registrar or (ii) the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor, the Trustee or the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, the Securities Administrator on behalf of the Trustee shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Balance. Upon the issuance of any new Certificate under this Section 3.05, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor or the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Certificate Registrar and the Trustee or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Certificate Registrar, the Trustee or any agent in connection therewith.

      Section 3.06      Persons Deemed Owners.

      Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

      Section 3.07      Temporary Certificates.

      (a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Securities Administrator on behalf of the Trustee shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten,


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


mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

      (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Securities Administrator on behalf of the Trustee shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Balance of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

      Section 3.08      Appointment of Paying Agent.

      The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to the Certificateholders hereunder. The Securities Administrator is hereby appointed as the initial Paying Agent. The Trustee shall cause any Paying Agent, other than the Securities Administrator, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in an Eligible Account (which shall be the Distribution Account) in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Securities Administrator to any such Paying Agent for the purpose of making distributions shall be paid to the Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Securities Administrator. If the Paying Agent is not the Trustee or the Securities Administrator, the Securities Administrator shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

      Section 3.09      Book-Entry Certificates.

      (a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

            (i) the provisions of this Section 3.09 shall be in full force and effect;


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


            (ii) the Certificate Registrar, the Paying Agent and the Trustee shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency and shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

            (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

            (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

      (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Securities Administrator shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

      (c) If (i) (A) the Clearing Agency or the Depositor advises the Certificate Registrar in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Certificate Registrar or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Balance of a Class of Book-Entry Certificates advise the Paying Agent and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates. Neither the Depositor, the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder. Notwithstanding the foregoing, the Certificate Registrar, upon the instruction of the Depositor,


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


shall have the right to issue Definitive Certificates on the Closing Date in connection with credit enhancement programs.

                                  ARTICLE IV

                       ADMINISTRATION OF THE TRUST FUND

      Section 4.01      Custodial Accounts; Distribution Account; Reserve
                        Fund.

      (a) On or prior to the Closing Date, the Master Servicer shall have caused each Servicer other than WMMSC to establish and maintain one or more Custodial Accounts, as provided in the related Purchase and Servicing Agreement, into which all Scheduled Payments and unscheduled payments with respect to the related Mortgage Loans, net of any deductions or reimbursements permitted under the related Purchase and Servicing Agreement, shall be deposited. On or prior to the Closing Date, WMMSC shall establish and maintain one or more Custodial Accounts, as provided in the related Purchase and Servicing Agreement, into which all Scheduled Payments and unscheduled payments with respect to the WMMSC Serviced Mortgage Loans, net of any deductions or reimbursements permitted under the related Purchase and Servicing Agreements, shall be deposited. One of the Custodial Accounts established by WMMSC shall be an Investment Account. On each Distribution Account Deposit Date, the Servicers shall remit to the Securities Administrator for deposit into the Distribution Account, all amounts so required to be deposited into such account in accordance with the terms of the related Purchase and Servicing Agreements.

      (b) The Securities Administrator, as Paying Agent for the Trustee, shall establish and maintain an Eligible Account entitled "Distribution Account of Deutsche Bank National Trust Company, as Trustee for the benefit of Morgan Stanley Mortgage Loan Trust 2004-6AR, Holders of Mortgage Pass-Through Certificates." The Securities Administrator shall, promptly upon receipt from the Servicers on each related Distribution Account Deposit Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date the following amounts:

            (i) the aggregate of collections with respect to the Mortgage Loans remitted by the Servicers from the related Custodial Accounts in accordance with the Purchase and Servicing Agreements;

            (ii) any amounts required to be deposited by the Master Servicer with respect to the Master Serviced Mortgage Loans for the related Due Period pursuant to this Agreement, including the amount of any Advances or Compensating Interest Payments with respect to the Master Serviced Mortgage Loans not paid by the Servicers; and

            (iii) any other amounts so required to be deposited in the Distribution Account in the related Due Period pursuant to this Agreement.

      (c) In the event the Master Servicer or a Servicer has remitted in error to the Distribution Account any amount not required to be remitted in accordance with the definition of Available Funds, it may at any time direct the Securities Administrator to withdraw such amount from the Distribution Account for repayment to the Master Servicer or Servicer, as applicable, by


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


delivery of an Officer's Certificate to the Securities Administrator and the Trustee which describes the amount deposited in error.

      (d) On each Distribution Date and Initial Optional Purchase Date, the Securities Administrator, as Paying Agent, shall withdraw from funds available in the Distribution Account and distribute the Available Funds to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in Section 5.02. The Securities Administrator may from time to time withdraw from the Distribution Account and pay the Master Servicer, the Trustee, the Custodian, the Securities Administrator or any Servicer any amounts permitted to be paid or reimbursed to such Person from funds in the Distribution Account pursuant to this Agreement or any Purchase and Servicing Agreement.

      (e) On the Closing Date, the Securities Administrator shall establish and maintain in its name, in trust for the benefit of the Group 1 Certificates, the Reserve Fund and shall deposit $5,000 therein upon receipt of such amount from or on behalf of the Underwriter. On each Distribution Date, the Securities Administrator shall transfer from the Distribution Account to the Reserve Fund the amounts specified pursuant to Section 5.02(a)(1)(C)(xii). Any such amounts transferred shall be treated for federal tax purposes as amounts distributed to the Holders of the Class OC Certificates. On each Distribution Date, to the extent required, the Securities Administrator shall withdraw amounts in the Reserve Fund to make distributions to the Classes of Group 1 Certificates in accordance with the priorities set forth in Section 5.10. Any such amounts shall be distributed on each Class of Certificates to the extent of funds received by the Securities Administrator from the Corridor Contract Counterparty pursuant to the related Corridor Contract for that Distribution Date. On the Distribution Date on which the termination of the Group 1 Certificates occurs pursuant to Section 7.02, after making all distributions required in connection with the Group 1 Certificates, the Securities Administrator shall withdraw from the Reserve Fund (to the extent of funds available on deposit therein) any remaining amounts and distribute them to the Holders of the Class OC Certificates.

      (f) The Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Securities Administrator on behalf of the Trustee pursuant to this Agreement. Amounts held in the Reserve Fund from time to time shall continue to constitute assets of the Trust Fund, but not of any REMIC created under this Agreement, until released from the Reserve Fund pursuant to this Section 4.01. The Reserve Fund constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss. 1.860G-2(h) and is not an asset of any REMIC. The Holders of the Class OC Certificates shall be the owner of the Reserve Fund. The Securities Administrator shall keep records that accurately reflect the funds on deposit in the Reserve Fund. Funds in the Reserve Fund may be invested in Permitted Investments at the written direction of the Majority of the Holders of the Class OC Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Reserve Fund, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity; provided, however, that if the Securities Administrator does not receive written investment directions, the funds in the Reserve Account shall be invested in the Wells Fargo Prime Investment Money Market Fund. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Holders of the Class OC Certificates. All losses incurred in the Reserve Fund in respect of any such investments shall be charged against amounts on deposit in the Reserve Fund (or such investments immediately as realized). The Securities Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds in the Reserve Fund and made in accordance with this Section 4.01. The Class OC Certificates shall evidence ownership of the Reserve Fund for federal tax purposes.

      (g) Funds in the Distribution Account may be invested in Permitted Investments selected by and at the written direction of the Securities Administrator, which shall mature not later than one Business Day prior to the Distribution Date (except that if such Permitted Investment is an obligation of the Securities Administrator or any of its Affiliates, or is managed or advised by the Securities Administrator or any Affiliate, then such Permitted Investment shall mature not later than such applicable Distribution Date) and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment of amounts on deposit in the Distribution Account shall be for the benefit of the Securities Administrator, as additional compensation for its duties hereunder, and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Distribution Account by the Securities Administrator out of its own funds, without any right of reimbursement therefor, immediately as realized.

      Section 4.02      Permitted Withdrawals from the Custodial Accounts and
                                the Distribution Account.

      (a) Each Servicer may from time to time make withdrawals from its Custodial Account for the following purposes:

            (i) to reimburse itself for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (i) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

            (ii) to reimburse itself for any Nonrecoverable Advance previously made by it;

            (iii) to reimburse itself for unreimbursed Servicer Advances, each Servicer's right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) which represent late recoveries of the payments for which such advances were made pursuant to the related Purchase and Servicing Agreement;

            (iv) to reimburse itself for expenses incurred by it and reimbursable pursuant to the related Purchase and Servicing Agreement; and

            (v) to withdraw any amount deposited in the Custodial Account and not required to be deposited therein.

  To the extent required by the related Purchase and Servicing Agreement each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from its Custodial Account pursuant to such subclauses (i), (ii), (iii), (iv) and (v). Prior to making any withdrawal from the Certificate Account pursuant to subclause (ii), the related Servicer shall deliver to the Master Servicer an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

      (b) The Securities Administrator shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to Section 10.01). In addition, the Securities Administrator may from time to time make withdrawals from the Distribution Account for the following purposes:

            (i) to pay all costs and expenses described in clause (e) of the definition of "Available Funds" and in the sixth bullet of clause (i) of the definition of "Available Distribution Amount";

            (ii) to pay to the Securities Administrator the investment earnings on the Distribution Account as its compensation for the related Distribution Date;

            (iii) to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

            (iv) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 7.01 hereof.

            (v) [Reserved].

      Section 4.03      [Reserved].

      Section 4.04      [Reserved].

      Section 4.05      Reports to Trustee and Certificateholders.

      On each Distribution Date, the Securities Administrator shall have prepared and shall make available to the Trustee, the Depositor and each Certificateholder a written report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Master Servicer and the Servicers, which information with respect to the WMMSC Serviced Mortgage Loans and each Distribution Date shall be provided by WMMSC to the Securities Administrator no later than the Data Remittance Date related to that Distribution Date):

      (a) the amount of the distributions, separately identified, with respect to each Class of Certificates;

      (b) the amount of the distributions set forth in the clause (a) allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included in that amount;

      (c) the amount of the distributions set forth in the clause (a) allocable to interest and how it was calculated;

      (d) the amount of any unpaid Class Interest Shortfall and the related accrued interest thereon, with respect to each Class of Certificates;

      (e) the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on that Distribution Date;

      (f) the Pool Principal Balance, the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group at the end of the related Prepayment Period, and the applicable Weighted Average Net Mortgage Rate of each of each Loan Group and the Mortgage Pool at the beginning of the related Due Period;

      (g) the Senior Percentage and the Subordinated Percentage for each Loan Group for the following Distribution Date;

      (h) the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Loan Group for the following Distribution Date;

      (i) in the aggregate and with respect to each Loan Group, the amount of the Servicing Fee paid to or retained by the Master Servicer and by each Servicer, respectively, and in the aggregate with respect to each Loan Group;

      (j) in the aggregate and with respect to each Loan Group, the amount of Monthly Advances for the related Due Period;

      (k) in the aggregate and with respect to each Loan Group, the number and Stated Principal Balance of the Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

      (l) in the aggregate and with respect to each Loan Group, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

      (m) in the aggregate and with respect to each Loan Group, the amount of Realized Losses incurred during the preceding calendar month;

      (n) in the aggregate and with respect to each Loan Group, the cumulative amount of Realized Losses incurred since the Closing Date;


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


      (o) the Realized Losses, if any, allocated to each Class of Certificates on that Distribution Date;

      (p) the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date;

      (q) the Pass-Through Rate for each Class of Certificates for that Distribution Date;

      (r) the amount of any Transfer Payment Received paid to an Undercollateralized Group or Transfer Payment Made by an Overcollateralized Group pursuant to Section 5.08 hereof;

      (s) the amount received by the Securities Administrator pursuant to each Corridor Contract from the Corridor Contract Counterparty with respect to that Distribution Date; and

      (t) the total amount of Prepayment Penalties collected, as reported by the Servicers.

      The Securities Administrator shall make such reports available each month via its website at http://www.ctslink.com. Assistance in using the website may be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Certificateholders and other parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by contacting the Securities Administrator and indicating such. In preparing or furnishing the foregoing reports, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Properties that has been provided to the Securities Administrator by the Master Servicer and the Servicers, and neither the Trustee nor the Securities Administrator shall be obligated to verify, recompute, reconcile or recalculate any such information or data.

      Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee or any agent thereof, shall be promptly forwarded to the Securities Administrator, the Securities Administrator shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Purchase and Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholders such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholders may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that the Securities Administrator shall be entitled to be reimbursed by such Certificateholders for the Securities Administrator's actual expenses incurred in providing such reports and access.


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


                                   ARTICLE V

                   DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

      Section 5.01      Distributions Generally.

      (a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator or the Paying Agent shall make all distributions in accordance with this Article V. Such distributions shall be made by check mailed to each Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date by any Certificateholder owning an aggregate initial Certificate Balance of at least $1,000,000, or in the case of a Class of Notional Amount Certificates or Residual Certificate, a Percentage Interest of not less than 100%, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Certificate Registrar's Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding the reduction of the Class Principal Balance of any Class of Certificates to zero, such Class will be outstanding hereunder (solely for the purpose of receiving distributions and not for any other purpose) until the termination of the respective obligations and responsibilities of the Depositor, the Master Servicer, WMMSC, the Securities Administrator and the Trustee hereunder in accordance with Article
VII. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar's Corporate Trust Office. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

      (b) All distributions or allocations made with respect to the Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Balances or initial Class Notional Amounts (or Percentage Interests).

      Section 5.02      Priorities of Distribution.

      (a) (1) On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account the Available Distribution Amount (to the extent that such amount is then on deposit in the Distribution Account) and shall distribute such amount in the following order of priority:


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


      (A) With respect to the portion of Available Distribution Amount for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, on each Distribution Date, the Securities Administration shall withdraw the Interest Remittance Amount from the Available Distribution Amount on deposit in the Distribution Account for that Distribution Date, and apply such funds to distributions on the specified Class of Group 1 Certificates that have outstanding Class Principal Balances, sequentially to Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class C-B-1 and Class C-B-2 Certificates, in that order, the related Interest Distribution Amount allocable to such Class for such Distribution Date, in each case to the extent of the Interest Remittance Amount remaining for such Class for such Distribution Date;

      (B)(i)     On each Distribution Date (a) prior to the Stepdown Date or
      (b) on which a Trigger Event is in effect, the Holders of each Class of Group 1 Certificates shall be entitled to receive distributions in respect of principal from the Group 1 Principal Distribution Amount sequentially, to the Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class C-B-1 and Class C-B-2 Certificates, in that order, until their respective Class Principal Balances are reduced to zero.

            (ii) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Holders of each Class of Group 1 Certificates shall be entitled to receive distributions in respect of principal from Group 1 Principal Distribution Amount in the following amounts and order of priority:

            (1) to the Class 1-A Certificates, in an amount up to the Class 1-A Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

            (2) to the Class 1-M-1 Certificates, the Class 1-M-1 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

            (3) to the Class 1-M-2 Certificates, the Class 1-M-2 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

            (4) to the Class 1-M-3 Certificates, the Class 1-M-3 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

            (5) to the Class C-B-1 Certificates, the Class C-B-1 Principal Distribution Amount, until its Class Principal Balance is reduced to zero; and

            (6) to the Class C-B-2 Certificates, the Class C-B-2 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

      (C) On each Distribution Date the sum of (i) the Overcollateralization Release Amount and (ii) Net Monthly Excess Cashflow, each for such Distribution Date, shall be distributed in the following order of priority, in each case to the extent of the amounts remaining:

            (i) the Extra Principal Distribution Amount will be distributed sequentially, to the Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class C-B-1 and Class C-B-2


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


      Certificates, in that order, the amount calculated pursuant to the second bullet point of Class 1-A Principal Distribution Amount, Class 1-M-1 Principal Distribution Amount, Class 1-M-2 Principal Distribution Amount, Class 1-M-3 Principal Distribution Amount, Class C-B-1 Principal Distribution Amount and Class C-B-2 Principal Distribution Amount, respectively, until their respective Class Principal Balances are reduced to zero;

            (ii) to the Class 1-M-1 Certificates, the related Interest Carry Forward Amount;

            (iii) to the Class 1-M-1 Certificates, the related Unpaid Realized Loss Amount;

            (iv) to the Class 1-M-2 Certificates, the related Interest Carry Forward Amount;

            (v) to the Class 1-M-2 Certificates, the related Unpaid Realized Loss Amount;

            (vi) to the Class 1-M-3 Certificates, the related Interest Carry Forward Amount;

            (vii) to the Class 1-M-3 Certificates, the related Unpaid Realized Loss Amount;

            (viii) to the Class C-B-1 Certificates, the related Interest Carry Forward Amount;

            (ix) to the Class C-B-1 Certificates, the related Unpaid Realized Loss Amount;

            (x) to the Class C-B-2 Certificates, the related Interest Carry Forward Amount;

            (xi) to the Class C-B-2 Certificates, the related Unpaid Realized Loss Amount;

            (xii) to the Reserve Fund, the amount of any Basis Risk Carry Forward Amount for such Distribution Date remaining unpaid after the application of the Corridor Contract Payments pursuant to Section 5.10;

            (xiii) to the Class OC Certificates, the Class OC Distributable Amount;

            (xiv) on the Distribution Date on which the termination of the portion of the Trust Fund related to the Group 1 Mortgage Loans occurs, to the Uncertificated Group 3 IO Class, an amount equal to the cumulative total of all Group 3 Interest Transfer Amounts; and

            (xv) to the holders of the Class A-R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment charge term or any Distribution Date thereafter, then any such remaining amounts, together with the Class P-1 Distribution Amount, will be distributed first, to the holders of the Class P Certificates, until the Class Principal


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


      Balance thereof has been reduced to zero; and second, to the holders of the Class A-R Certificates.

For the avoidance of doubt, Section 5.02(a)(1)(C) is intended to cause the Class OC Certificates to receive from amounts remaining after the application of all other clauses of Section 5.02(a)(1)(C) preceding it, an amount up to the sum of the Class OC Distributable Amount for that Distribution Date and any Class OC Distributable Amounts remaining unpaid from prior Distribution Dates and the Securities Administrator shall construe Section 5.02(a)(1)(C) as necessary so as to accomplish such result.

(D) On each Distribution Date, the Class P-1 Distribution Amount received during the related Prepayment Period will be distributed to the holders of the Class P Certificates.

            (2) With respect to Available Funds for Loan Group 2, on each Distribution Date, the Securities Administrator shall withdraw the Available Funds, from the funds available therefor in the Distribution Account, and apply such funds to distributions on the specified Classes of Group 2 Senior Certificates in the following order and priority and, in each case, to the extent of Available Funds remaining:

            (i) [Reserved];

            (ii) concurrently, to each interest-bearing Class of Group 2 Senior Certificates, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount that would have been distributed in the absence of such shortfall; provided that prior to an Accrual Termination Date, the related Accrual Amount shall be distributed as provided in Section 5.02(a)(2)(iii);

            (iii) [Reserved];

            (iv) to each Class of Group 2 Senior Certificates, concurrently as follows:

                  (x)   [Reserved]; and

                  (y) on each Distribution Date prior to the Senior Credit
            Support Depletion Date the related Principal Amount up to the amount of the Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date will be distributed sequentially, in the following order of priority:

                        (1) to the Class A-R Certificates, until its Class
                  Principal Balance is reduced to zero; and

                        (2) concurrently, Class 2-A-1, Class 2-A-2 and Class
                  2-A-3 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and

            (v)   [Reserved];


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


      (3) With respect to the Available Funds for Loan Group 3 on each Distribution Date, the Securities Administrator shall withdraw such Available Funds from the funds available therefor in the Distribution Account and apply such funds to distributions on the specified Classes of Group 3 Senior Certificates in the following order and priority and, in each case, to the extent of such Available Funds remaining:

            (i)   [Reserved];

            (ii) concurrently, (x) to each interest-bearing Class of Group 3 Senior Certificates, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount and with respect to the Group 3 Certificates that would have been distributed in the absence of such shortfall; provided that prior to an Accrual Termination Date, the related Accrual Amount shall be distributed as provided in Section 5.02(a)(3)(iii) and (y) (1) for so long as the Group 1 Certificates are outstanding, to the Interest Remittance Amount, the Group 3 Interest Transfer Amount for such Distribution Date and (2) commencing with the Distribution Date on which the Group 1 Certificates are no longer outstanding, to Uncertificated Group 3 IO Class, the Group 3 Interest Transfer Amount for such Distribution Date;

            (iii) [Reserved];

            (iv) to each Class of Group 3 Senior Certificates, concurrently as follows:

                  (x)   [Reserved]; and

                  (y) the related Principal Amount, up to the amount of the
            Senior Principal Distribution Amount for Loan Group 3 for such Distribution Date, will be distributed to the Class 3-A Certificates, until its Class Principal Balance is reduced to zero; and

            (v)   [Reserved];

      (4) With respect to the Available Funds for Loan Group 4 on each Distribution Date, the Securities Administrator shall withdraw such Available Funds from the funds available therefor in the Distribution Account and apply such funds to distributions on the specified Classes of Group 4 Senior Certificates in the following order and priority and, in each case, to the extent of such Available Funds remaining:

            (i)   [Reserved];

            (ii) concurrently, to each interest-bearing Class of Group 4 Senior Certificates, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount, with respect to the Group 4 Combined Certificates that would have been distributed in the absence of such shortfall; provided that prior to an Accrual Termination Date, the related Accrual Amount shall be distributed as provided in Section 5.02(a)(4)(iii);


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


            (iii) [Reserved];

            (iv) to each Class of Group 4 Senior Certificates, concurrently as follows:

                  (x)   [Reserved]; and

                  (y) the related Principal Amount, up to the amount of the
            Senior Principal Distribution Amount for Loan Group 4 for such Distribution Date, will be distributed to the Class 4-A Certificates, until its Class Principal Balance is reduced to zero.

            (v)   [Reserved];

      (5) With respect to the Available Funds for Loan Group 5 on each Distribution Date, the Securities Administrator shall withdraw such Available Funds from the funds available therefor in the Distribution Account and apply such funds to distributions on the specified Classes of Group 5 Senior Certificates in the following order and priority and, in each case, to the extent of such Available Funds remaining:

            (i)   [Reserved];

            (ii) concurrently, to each interest-bearing Class of Group 5 Senior Certificates, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount, with respect to the Group 5 Combined Certificates that would have been distributed in the absence of such shortfall; provided that prior to an Accrual Termination Date, the related Accrual Amount shall be distributed as provided in Section 5.02(a)(5)(iii);

            (iii) [Reserved];

            (iv) to each Class of Group 5 Senior Certificates, concurrently as follows:

                  (x)   [Reserved]; and

                  (y) the related Principal Amount, up to the amount of the
            Senior Principal Distribution Amount for Loan Group 5 for such Distribution Date, will be distributed to the Class 5-A Certificates, until its Class Principal Balance is reduced to zero.

            (v)   [Reserved];

      (6) With respect to the Available Funds for Loan Group 6 on each Distribution Date, the Securities Administrator shall withdraw such Available Funds from the funds available therefor in the Distribution Account and apply such funds to distributions on the specified Classes of Group 6 Senior Certificates in the following order and priority and, in each case, to the extent of such Available Funds remaining:

            (i) [Reserved];

            (ii) concurrently, to each interest-bearing Class of Group 6 Senior Certificates, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount, with respect to the Group 6 Combined Certificates that would have been distributed in the absence of such shortfall; provided that prior to an Accrual Termination Date, the related Accrual Amount shall be distributed as provided in Section 5.02(a)(6)(iii);

            (iii) [Reserved];

            (iv) to each Class of Group 6 Senior Certificates, concurrently as follows:

                  (x)   [Reserved]; and

                  (y) the related Principal Amount, up to the amount of the
            Senior Principal Distribution Amount for Loan Group 6 for such Distribution Date, will be distributed to the Class 6-A Certificates, until its Class Principal Balance is reduced to zero; and

            (v)   [Reserved];

      (7) On each Distribution Date, after making the distributions described in Section 5.02(a)(2), Section 5.02(a)(3), 5.02(a)(4), Section 5.02(a)(5) and
Section 5.02(a)(6) above, Available Funds from each Combined Loan Group after making the distributions described in Section 5.02(a)(2), Section 5.02(a)(3), 5.02(a)(4), Section 5.02(a)(5) and Section 5.02(a)(6) will be distributed to the Combined Senior Certificates to the extent provided in Section 5.08 hereof.

      (8) On each Distribution Date, Available Funds from all of the Combined Loan Groups remaining after making the distributions described in Sections 5.02(a)(2), Section 5.02(a)(3), Section 5.02(a)(4), Section 5.02(a)(5),
Section 5.02(a)(6) and Section 5.02(a)(7) above, will be distributed to the Combined Subordinated Certificates, the Class P Certificates and the Class A-R Certificates in the following order and priority and, in each case, to the extent of such funds remaining:

                  (A) to the Class C-B-1 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class C-B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                  (C) to the Class C-B-2 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;


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


                  (D) to the Class C-B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                  (E) to the Class C-B-3 Certificates, an amount allocable to interest equal to the amount of the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class C-B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                  (G) to the Class C-B-4 Certificates, an amount allocable to interest equal to the amount of the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class C-B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                  (I) to the Class C-B-5 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class C-B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                  (K) to the Class C-B-6 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class C-B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                  (M) [Reserved]; and

                  (N) to the Class A-R Certificates, any remaining funds in
            the Trust Fund; provided, that such amounts shall not include the $100 held in trust for the Class P Certificates.

On each Distribution Date, the Class P-2 Distribution Amount received during the related Prepayment Period will be distributed to the holders of the Class P Certificates. On the Distribution Date in July 2009, the $100 held in trust for the Class P Certificates will be distributed to the holders of the Class P Certificates.


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


      (b) On each Distribution Date with respect to each Class or Component of Accrual Certificates, the Accrual Amount for such Class or Component for such Distribution Date shall not (except as provided in the second to last sentence in this paragraph) be distributed as interest with respect to such Class or Component of Accrual Certificates, but shall instead be added to the related Class Principal Balance of such Class on the related Distribution Date. With respect to any Distribution Date on which principal payments on any Class or Component of Accrual Certificates are distributed pursuant to Section 5.02(a)(2)(iv)(y), Section 5.02(a)(3)(iv)(y), Section 5.02(a)(4)(iv)(y),
Section 5.02(a)(5)(iv)(y), or Section 5.02(a)(6)(iv)(y), as applicable, the related Accrual Amount shall be deemed to have been added on such Distribution Date to the related Class Principal Balance or Component Balance (and included in the amount distributable on the related Class or Classes or Component of Accretion Directed Certificates pursuant to Section 5.02(a)(2)(iii), Section 5.02(a)(3)(iii), Section 5.02(a)(4)(iii), Section 5.02(a)(5)(iii), or Section
5.02(a)(6)(iii), as applicable, for such Distribution Date) and the related distribution thereon shall be deemed to have been applied concurrently towards the reduction of all or a portion of the amount so added and, to the extent of any excess, towards the reduction of the Class Principal Balance or Component Balance of such Class or Component of Accrual Certificates immediately prior to such Distribution Date.

      (c) [Reserved].

      (d) On each Distribution Date, the amount referred to in clause (i) of the definition of Class Optimal Interest Distribution Amount for each Class of Combined Certificates for such Distribution Date shall be reduced for each Class of Combined Senior Certificates of a Senior Certificate Group and each Class of Combined Subordinated Certificates by (i) the related Class' pro rata share of Net Prepayment Interest Shortfalls for such Loan Group based (x) with respect to a Class of Combined Senior Certificates, on the related Class Optimal Interest Distribution Amount and (y) with respect to a Class of Combined Subordinated Certificates on or prior to the fourth Senior Termination Date on the Assumed Interest Amount and on or after such Senior Termination Date, the related Class' Class Optimal Interest Distribution Amount for such Distribution Date, without taking into account such Net Prepayment Interest Shortfalls and (ii) the related Class' Allocable Share of
(A) after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan in the related Loan Group (or, after the Senior Credit Support Depletion Date, any Mortgage Loan) that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (B) after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Debt Service Reduction or Deficient Valuation, (C) each Relief Act Reduction for the Combined Mortgage Loans in the related Loan Group (or, after the Senior Credit Support Depletion Date, any Mortgage Loan) incurred during the calendar month preceding the month of such Distribution Date and (D) after the Fraud Loss Coverage Termination Date, with respect to each Mortgage Loan in the related Loan Group (or, after the Senior Credit Support Depletion Date, any Combined Mortgage Loan) that became a Fraud Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Net Mortgage Rate on the Stated Principal Balance of such


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Mortgage Loan as of the Due Date in such month over the amount of Liquidation
Proceeds applied as interest on such Mortgage Loan with respect to such month.

      (e) Notwithstanding the priority and allocation contained in Section 5.02(a)(8), if, on any Distribution Date, with respect to any Class of Combined Subordinated Certificates (other than the Class of Combined Subordinated Certificates then outstanding with the highest priority of distribution), the sum of the related Class Subordination Percentages of such Class and of all Classes of Combined Subordinated Certificates that have a higher numerical Class designation than such Class (the "Applicable Credit Support Percentage") is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the "Restricted Classes") and the amount of such Principal Prepayments otherwise distributable to the Restricted Classes shall be distributed to any Classes of Combined Subordinated Certificates having lower numerical Class designations than such Class, pro rata, based on their respective Class Principal Balances immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.02(a)(8).

      (f) If the amount of a Realized Loss on a Combined Mortgage Loan has been reduced by application of Subsequent Recoveries with respect to such Combined Mortgage Loan, the amount of such Subsequent Recoveries will be applied sequentially, in the order of payment priority, to increase the Class Principal Balance of each Class of Combined Certificates to which Realized Losses have been allocated, but in each case by not more than the amount of Realized Losses previously allocated to that Class of Combined Certificates pursuant to Section 5.04. Holders of such Certificates will not be entitled to any payment in respect of the Class Optimal Interest Distribution Amount on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied pro rata to the Certificate Balance of each Certificate of such Class.

      Section 5.03      [Reserved].

      Section 5.04      Allocation of Losses.

      (a) On or prior to each Distribution Date, the Securities Administrator shall aggregate the information provided by each Servicer with respect to the total amount of Realized Losses, including Excess Losses experienced on the Combined Mortgage Loans, for the related Distribution Date, separately identifying the Realized Losses on the Mortgage Loans in each Loan Group.

      (b) Realized Losses with respect to any Distribution Date shall be allocated as follows:

            (i) any Applied Loss Amounts on the Group 1 Mortgage Loans shall be allocated first to the Class OC Certificates, until its Class Principal Balance is reduced to zero, and second, to the Group 1 Subordinated Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Group 1 Subordinated Certificates then outstanding with the highest numerical Class designation) until the respective Class Principal Balance of each such Class is reduced to zero; and


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            (ii) (A) any Realized Loss (other than an Excess Loss) on the
      Combined Mortgage Loans shall be allocated first to the Combined Subordinated Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Combined Subordinated Certificates then outstanding with the highest numerical Class designation) until the respective Class Principal Balance of each such Class is reduced to zero, and second to the Combined Senior Certificates in the related Loan Group (other than any Notional Amount Certificates, if applicable), pro rata on the basis of their respective Class Principal Balances or, in the case of any Class of Accrual Certificates or Accrual Component, on the basis of the lesser of their Class Principal Balance or Component Balance, as applicable, and their initial Class Principal Balance or Component Balance, as applicable, in each case immediately prior to the related Distribution Date until the respective Class Principal Balance of each such Class is reduced to zero; provided, that any Realized Losses on the Group 2 Mortgage Loans that would otherwise be allocated to the Class 3-A-2 Certificates will instead be allocated to the Class 3-A-3 Certificates, until its Class Principal Balance is reduced to zero; and

            (B) any Excess Losses on the Mortgage Loans in a Combined Loan Group shall be allocated to the Classes of Certificates of the related Senior Certificate Group (other than any Notional Amount Certificates) and the Combined Subordinated Certificates then outstanding, pro rata, on the basis of, with respect to such Senior Certificates, their respective Class Principal Balances, or in the case of any Class of Accrual Certificates or Accrual Component, on the basis of the lesser of their respective Class Principal Balance and their respective initial Class Principal Balance or their respective Component Balance or their respective initial Component Balance, as the case may be, in each case immediately prior to the related Distribution Date and, with respect to each Class of Combined Subordinated Certificates, the applicable Assumed Balance for each such Class relating to the Loan Group in which such Realized Loss occurs; provided, however, on any Distribution Date after the fourth Senior Termination Date for a Combined Senior Certificate Group, such Excess Losses on the Mortgage Loans in the related Loan Group will be allocated to the Combined Subordinated Certificates on the basis of their respective Class Principal Balances; and provided further that after the Senior Credit Support Depletion Date, such Excess Losses shall be allocated pro rata to all Classes and Components of Combined Senior Certificates (other than any Notional Amount Certificates, if applicable) regardless of Senior Certificate Group on the basis of their respective initial Class Principal Balances or Component Balances, as applicable, or in the case of any or in the case of any Class of Accrual Certificates or Accrual Component, on the basis of the lesser of their respective Class Principal Balance and their respective initial Class Principal Balance or their respective Component Balance or their respective initial Component Balance, as the case may be, in each case immediately prior to the related Distribution Date.

      (c) (i) The Class Principal Balance of the Class of Combined Subordinated Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Combined Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on the Combined Mortgage Loans


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on such Distribution Date) exceeds the sum of the Pool Stated Principal
Balance of the Combined Mortgage Loans for the following Distribution Date.

        (ii) The Class Principal Balance of the Class of Group 1 Subordinated Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Group 1 Certificates (after giving effect to the distribution of principal and the allocation of Applied Loss Amounts on the Group 1 Mortgage Loans on such Distribution Date) exceeds the aggregate Stated Principal Balance of the Group 1 Mortgage Loans for the following Distribution Date. For the avoidance of doubt, no reductions will be made in the Class Principal Balance of the Class 1-A Certificates in respect of Realized Losses on the Group 1 Mortgage Loans.

      (d) Any Realized Loss allocated to a Class of Combined Certificates or any Applied Loss Amounts allocated to a Class of Group 1 Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to Section 5.04(b) above shall be allocated among the Certificates of such Class in proportion to their respective Certificate Balances.

      (e) Any allocation of Realized Losses to a Certificate or to any Component or any reduction in the Certificate Balance of a Certificate, pursuant to Section 5.04(b) above shall be accomplished by reducing the Certificate Balance or Component Balance thereof, as applicable, immediately following the distributions made on the related Distribution Date in accordance with the definition of "Certificate Balance" or "Component Balance," as the case may be. All Realized Losses, Applied Loss Amounts or Excess Losses allocated to a Class of Component Certificates will be allocated, pro rata, to the related Components.

      (f) For the avoidance of doubt, no Realized Losses shall be allocated to the Class P Certificates.

      Section 5.05 Advances by the Master Servicer and by WMMSC.

      (a) If any Servicer other than WMMSC fails to remit any Advance required to be made under the applicable Purchase and Servicing Agreement, the Master Servicer shall itself make, or shall cause the successor Servicer to make, such Advance. If the Master Servicer determines that an Advance is required, it shall on the Business Day preceding the related Distribution Date immediately following such Determination Date remit to the Securities Administrator from its own funds (or funds advanced by the applicable Servicer) for deposit in the Distribution Account immediately available funds in an amount equal to such Advance. The Master Servicer and each Servicer (including WMMSC) shall be entitled to be reimbursed for all Advances made by it. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is non-recoverable, the Master Servicer shall be under no obligation to make such Advance. If the Master Servicer determines that an Advance is non-recoverable, it shall, on or prior to the related Distribution Date, deliver an Officer's Certificate to the Trustee and the Securities Administrator to such effect. For the avoidance of doubt the Master Servicer is not required to make any Advance with respect to the WMMSC Serviced Mortgage Loans.


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


      (b) With respect to the WMMSC Serviced Mortgage Loans, WMMSC shall deposit in the related Custodial Account as Advances an amount equal to all Scheduled Payments (with interest at the Mortgage Rate less the related Servicing Fee Rate) which were due on such Mortgage Loans serviced by it during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. WMMSC's obligation to make such Advances as to any related Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of WMMSC, been completely liquidated. WMMSC shall not be required to advance shortfalls of principal or interest resulting from the application of the Relief Act.

      With respect to any WMMSC Serviced Mortgage Loan, to the extent required by Accepted Servicing Practices, WMMSC shall be obligated to make Advances in accordance with the provisions of this Agreement; provided, however, that such obligation with respect to any such WMMSC Serviced Mortgage Loan shall cease if WMMSC determines, in its reasonable opinion, that Advances with respect to such Mortgage Loan are or, if made, would constitute Nonrecoverable Advances. In the event that WMMSC determines that any such Advances are or, if made, would constitute Nonrecoverable Advances, WMMSC shall provide the Securities Administrator with a certificate signed by a Servicing Officer evidencing such determination.

      With respect to any of the WMMSC Serviced Mortgage Loans, if an Advance is required to be made hereunder by WMMSC, WMMSC shall on the Distribution Account Deposit Date either (i) deposit in the Custodial Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Custodial Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this
Section 5.05(b), used by WMMSC to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any such funds being held in a Custodial Account for future distribution and so used shall be replaced by WMMSC from its own funds by deposit in such Custodial Account on or before any future Distribution Date in which such funds would be due.

      Section 5.06      Compensating Interest Payments.

      The amount of compensation payable to the Securities Administrator in respect of the Master Serviced Mortgage Loans and any Distribution Date shall be reduced (but not below zero) by the amount of any aggregate Compensating Interest Payment from the Servicers (other than WMMSC) for such Distribution Date, but only to the extent that Prepayment Interest Shortfalls relating to such Distribution Date are required to be paid by the Servicers (other than WMMSC) pursuant to the Purchase and Servicing Agreements, as amended by the Acknowledgements, but are not actually paid by the Servicer. Such amount shall not be treated as an Advance and shall not be reimbursable.




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      Section 5.07      [Reserved].

      Section 5.08 Cross-Collateralization of the Combined Loan Groups; Adjustments to Available Funds.

      (a) With respect to the Combined Certificates, on each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the fourth Senior Termination Date, the Securities Administrator shall distribute the principal portion of Available Funds on the Combined Mortgage Loans relating to the Combined Senior Certificates that will have been paid in full to the Holders of the Combined Senior Certificates of the other Combined Certificate Groups, pro rata, based on Class Principal Balances, provided, however, that the Securities Administrator shall not make such distribution on such Distribution Date if
(a) the Aggregate Subordinated Percentage for such Distribution Date is greater than or equal to 200% of such Aggregate Subordinated Percentage as of the Closing Date and (b) the average aggregate Stated Principal Balance of the Combined Mortgage Loans delinquent 60 days or more over the last six months, as a percentage of the Class Principal Balance of the Combined Subordinated Certificates, is less than 50%.

      (b) If on any Distribution Date the aggregate Class Principal Balance of Combined Senior Certificates in a Combined Senior Certificate Group is greater than the aggregate Stated Principal Balance of the Combined Mortgage Loans in the related Loan Group (the "Undercollateralized Group(s)") at the end of the Prepayment Period related to the immediately preceding Distribution Date, then the Trustee shall apply the Available Funds of the other Loan Group(s) that is not undercollateralized (the "Overcollateralized Group"), as follows:

            (i) to add to the Available Funds of the Undercollateralized Group an amount equal to the lesser of (a) one month's interest on the Transfer Payment Received of the Undercollateralized Group at the Weighted Average Mortgage Rate (minus the weighted average Expense Fee
      Rate) applicable to the Undercollateralized Group(s) and (b) Available Funds of the Overcollateralized Group(s) remaining after making distributions to the Certificates of the Overcollateralized Group(s) on such Distribution Date pursuant to Section 5.02; and

            (ii) to the Senior Certificates of each Undercollateralized Group, to the extent of the principal portion of Available Funds of the Overcollateralized Group(s) remaining after making distributions to the Senior Certificates of the Overcollateralized Group(s) on such Distribution Date pursuant to Section 5.02, until the Class Principal Balance of the Senior Certificates of such Undercollateralized Group(s) equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group(s), any shortfall of such Available Funds to be allocated among such Undercollateralized Group(s), pro rata, based upon the respective Transfer Payments.

      The payment received by the Undercollateralized Group is referred to as a "Transfer Payment Received." The payment made by the Overcollateralized Group is referred to as a "Transfer Payment Made."


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      (c) If more than one Overcollateralized Group exists on any Distribution
Date, reductions in the Available Funds of such Loan Groups to make the payments required to be made pursuant to Section 5.08(b) on such Distribution Date shall be made pro rata, based on the Class Principal Balance of the related Senior Certificates.

      Section 5.09      Determination of Pass-Through Rates for LIBOR
                        Certificates.

      (a) On each Interest Determination Date after the initial Interest Determination Date and for so long as any LIBOR Certificates are outstanding, the Securities Administrator will determine LIBOR on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (formerly the Dow Jones Markets) (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      (b) If on any Interest Determination Date, LIBOR cannot be determined as provided in paragraph (a) of this Section 5.09, the Securities Administrator shall either (i) request each Reference Bank to inform the Securities Administrator of the quotation offered by its principal London office for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such Interest Determination Date or (ii) in lieu of making any such request, rely on such Reference Bank quotations that appear at such time on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), to the extent available. LIBOR for the next Interest Accrual Period will be established by the Securities Administrator on each interest Determination Date as follows:

            (i) If on any Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next applicable Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/32%).

            (ii) If on any Interest Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous Interest Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Securities Administrator are quoting, on the relevant Interest Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Securities Administrator, being so made, or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.


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


            (iii) If on any Interest Determination Date the Securities Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the related Classes of Certificates shall be LIBOR as determined on the preceding applicable Interest Determination Date.

            (iv) In the case of the first Distribution Date, LIBOR shall be 1.480%.

      Until all of the LIBOR Certificates are paid in full, the Securities Administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each Interest Determination Date. The Securities Administrator initially shall designate the Reference Banks. Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Master Servicer should terminate its appointment as Reference Bank, the Securities Administrator shall promptly appoint or cause to be appointed another Reference Bank. The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

      (c) The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Securities Administrator on each Interest Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement.

      (d) In determining LIBOR, any Pass-Through Rate for the LIBOR Certificates, any Interest Settlement Rate, or any Reserve Interest Rate, the Securities Administrator may conclusively rely and shall be protected in relying upon the offered quotations (whether written, oral or on the Dow Jones Markets) from the BBA designated banks, the Reference Banks or the New York City banks as to LIBOR, the Interest Settlement Rate or the Reserve Interest Rate, as appropriate, in effect from time to time. The Securities Administrator shall not have any liability or responsibility to any Person for
(i) the selection of New York City banks for purposes of determining any Reserve Interest Rate or (ii) its inability, following a good-faith reasonable effort, to obtain such quotations from, the BBA designated banks, the Reference Banks or the New York City banks or to determine such arithmetic mean, all as provided for in this Section 5.09.

      (e) The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Securities Administrator.

      Section 5.10      The Corridor Contracts.

      (a) The Depositor hereby directs the Securities Administrator, solely in its capacity as Securities Administrator hereunder and not in its individual capacity, to execute and deliver each


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of the Corridor Contracts concurrently with the execution and delivery of this
Agreement. Except as may be directed in writing by the Depositor or by a majority in interest of the Holders of a Class of Certificates that have the benefit of a Corridor Contract, the Securities Administrator shall have no duty or responsibility to enter into any other interest rate cap contract or agreement upon the expiration or termination of any of the Corridor Contracts. The Corridor Contracts will be assets of the Trust Fund but will not be assets of any REMIC. The Securities Administrator shall deposit any amounts received from the Corridor Contract Counterparty with respect to the Corridor Contracts into the Reserve Fund.

      (b) The Securities Administrator will prepare and deliver any notices required to be delivered to the Corridor Contract Counterparty under any Corridor Contract.

      (c) The Securities Administrator, on behalf of the Trustee shall terminate the Corridor Contract Counterparty upon the occurrence of an event of default under any Corridor Contract of which a Responsible Officer of the Securities Administrator has actual knowledge. Upon such a termination, the Corridor Contract Counterparty may be required to pay an amount to the Securities Administrator, on behalf of the Trustee, in respect of market quotations for the replacement cost of the related Corridor Contract.

      (d) On each Distribution Date, following the distribution of any amounts in respect of interest pursuant to Section 5.02(a)(1)(C)(xi), the Securities Administrator shall distribute amounts on deposit in the Reserve Fund to the holders of the Group 1 Certificates to the extent of any Basis Risk Shortfall allocated to such Classes of Certificates and prior to making any distributions pursuant to Section 5.02(a)(1)(C)(xiii) to Class OC Certificates. Amounts withdrawn from the Reserve Fund shall be distributed sequentially as follows:

            (i) concurrently, (A) from any Class 1-A Corridor Contract Payment on deposit in the Reserve Fund with respect to that Distribution Date, an amount equal to any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class 1-A Certificates for that Distribution Date, to the Class 1-A Certificates, (B) from any Class 1-M-1 Corridor Contract Payment on deposit in the Reserve Fund with respect to that Distribution Date, an amount equal to any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class 1-M-1 Certificates for that Distribution Date, to the Class 1-M-1 Certificates, (C) from any Class 1-M-2 Corridor Contract Payment on deposit in the Reserve Fund with respect to that Distribution Date, an amount equal to any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class 1-M-2 Certificates for that Distribution Date, to the Class 1-M-2 Certificates, (D) from any Class 1-M-3 Corridor Contract Payment on deposit in the Reserve Fund with respect to that Distribution Date, an amount equal to any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class 1-M-3 Certificates for that Distribution Date, to the Class 1-M-3 Certificates, (E) from any Class 1-B-1 Corridor Contract Payment on deposit in the Reserve Fund with respect to that Distribution Date, an amount equal to any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class 1-B-1 Certificates for that Distribution Date, to the Class 1-B-1 Certificates and (F) from any Class 1-B-2 Corridor Contract Payment on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any unpaid remaining Basis


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      Risk Carry Forward Amount with respect to the Class 1-B-2 Certificates for that Distribution Date, to the Class 1-B-2 Certificates;

            (ii) from any Class 1-B-2 Corridor Contract Payment remaining on deposit in the Excess Reserve Fund Account with respect to that Distribution Date after distributions are made pursuant to clause (i) above, an amount equal to any Basis Risk Carry Forward Amount remaining unpaid after distributions are made pursuant to clause (i) above with respect to the Class 1-A Certificates for that Distribution Date, to the Class 1-A Certificates;

            (iii) sequentially, to the Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-B-1 and Class 1-B-2, Certificates, in that order, based upon their respective portions of Basis Risk Carry Forward, to pay any unpaid Basis Risk Carry Forward; and

            (iv) any remaining amounts to the Class OC Certificates.

      To the extent that a Class of Group 1 Certificates receives interest in excess of the Net WAC Pass-Through Rate, such interest shall be deemed to have been paid to the Reserve Fund and then paid by the Reserve Fund to those Certificateholders. For purposes of the Code, amounts deemed deposited in the Reserve Fund shall be deemed to have first been distributed to the Class OC Certificates.













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                                  ARTICLE VI

                          CONCERNING THE TRUSTEE AND
                THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

      Section 6.01      Duties of Trustee and the Securities Administrator.

      (a) The Trustee, except during the continuance of an Event of Default, and the Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee or the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Securities Administrator. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee or the Securities Administrator shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs, unless the Trustee is acting as master servicer, in which case it shall use the same degree of care and skill (in its capacity as successor Master Servicer) as a master servicer hereunder.

      (b) Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any Servicer to the Trustee or the Securities Administrator pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee or the Securities Administrator pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Securities Administrator shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Securities Administrator 's satisfaction, the Securities Administrator will provide notice thereof to the Certificateholders and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders.

      (c) Neither the Trustee nor the Securities Administrator shall have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, neither the Trustee nor the Securities Administrator shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:


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


            (i) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in
      Section 6.18 hereof;

            (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement;

            (iii) For all purposes under this Agreement, the Securities Administrator shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer or WMMSC (i) to remit funds (or to make Advances) or (ii) to furnish information to the Securities Administrator when required to do so) or any default or event of default under the WMMSC Purchase and Servicing Agreement unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the address provided in Section 11.07, and such notice references the Holders of the Certificates and this Agreement;

            (iv) No provision of this Agreement shall require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the respective obligations of the Master Servicer and WMMSC under this Agreement;

            (v) Neither the Trustee nor the Securities Administrator shall be responsible for any act or omission of the Master Servicer, WMMSC, the Depositor, the Seller, any Servicer or any Custodian.

      (d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Master Servicer or WMMSC, as applicable, upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property related to a Mortgage Loan.

      (e) Neither the Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any Class holding Certificates which evidence, as


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to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator, as applicable, under this Agreement or the Acknowledgements.

      (f) Neither the Trustee nor the Securities Administrator shall be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator, as applicable, to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Purchase and Servicing Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

      (g) The Trustee shall not be held liable by reason of any insufficiency in the Distribution Account resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

      (h) Neither the Trustee nor, except as otherwise provided herein, the Securities Administrator shall have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer or any Servicer delivered to the Trustee or the Securities Administrator pursuant to this Agreement believed by the Trustee or the Securities Administrator, as applicable, to be genuine and to have been signed or presented by the proper party or parties.

      (i) Neither the Securities Administrator nor the Trustee shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee or the Securities Administrator, as applicable, unless it shall be proved that the Trustee or the Securities Administrator, as applicable, was negligent in ascertaining the pertinent facts.

      (j) Notwithstanding anything in this Agreement to the contrary, neither the Securities Administrator nor the Trustee shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or the Securities Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.


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      (k) Neither the Securities Administrator nor the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another, or of any Servicer.

      Section 6.02 Certain Matters Affecting the Trustee and the Securities Administrator.

      Except as otherwise provided in Section 6.01:

            (i) Each of the Trustee and the Securities Administrator may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) Each of the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Unless an Event of Default shall have occurred and be continuing, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of at least a majority in Class Principal Balance (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require indemnity reasonably satisfactory to it against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee or the Securities Administrator, as applicable, by the Trust Fund;

            (v) Each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee and the Securities


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      Administrator conferred on them by such appointment, provided that each of the Trustee and the Securities Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that neither the Trustee nor the Securities Administrator shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee or the Securities Administrator, as applicable;

            (vi) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or the Acknowledgements or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

            (vii) The right of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act;

            (viii) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

            (ix) In order to comply with its duties under the U.S. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties established pursuant to this Agreement, including, but not limited to each such party's name, address and other identifying information.

      Section 6.03 Trustee and Securities Administrator Not Liable for Certificates.

      The Trustee and the Securities Administrator make no representations as to the validity or sufficiency of this Agreement, any Corridor Contract, any Purchase and Servicing Agreement or Acknowledgement or of the Certificates (other than, in the case of the Securities Administrator, the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to
(A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates. The Trustee and the


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


Securities Administrator shall not be responsible for the legality or validity of this Agreement or any other document or agreement described in this Section
6.03 or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Neither the Trustee nor, except as otherwise provided herein, the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

      Section 6.04      Trustee and the Securities Administrator May Own
                        Certificates.

      The Trustee and the Securities Administrator and any Affiliate or agent of either of them in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee, Securities Administrator or such agent.

      Section 6.05      Eligibility Requirements for Trustee.

      The Trustee hereunder shall at all times be (i) an institution whose accounts are insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Master Servicer or any Servicer. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

      Section 6.06 Resignation and Removal of Trustee and the Securities Administrator.

      (a) Each of the Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Trustee or the Securities Administrator, as applicable, the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or a successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or resigning Securities Administrator, as applicable, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer. If no successor trustee or successor securities administrator shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.


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


      (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of either of their property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located due to the location of the Trustee, or (iv) the continued use of the Trustee or Securities Administrator would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating, then the Depositor shall remove the Trustee or the Securities Administrator, as applicable, and the Depositor shall appoint a successor trustee or successor securities administrator, as applicable, acceptable to the Master Servicer by written instrument, one copy of which instrument shall be delivered to the Trustee or Securities Administrator so removed, one copy each to the successor trustee or successor securities Administrator, as applicable, and one copy to the Master Servicer.

      (c) The Holders of more than 50% of the Class Principal Balance (or Percentage Interest) of each Class of Certificates may at any time upon 30 days' written notice to the Trustee or the Securities Administrator, as applicable, and to the Depositor remove the Trustee or the Securities Administrator, as applicable, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee or Securities Administrator, as applicable and one copy to the Master Servicer; the Depositor shall thereupon appoint a successor trustee or successor securities administrator, as applicable, in accordance with this Section.

      (d) Any resignation or removal of the Trustee or the Securities Administrator, as applicable, and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee or the successor securities administrator, as applicable, as provided in Section 6.07. If no successor trustee or successor securities administrator shall have been so appointed and shall have accepted appointment within 30 days after such notice of dismissal, the Trustee or Securities Administrator, as applicable, who received such notice of dismissal may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.

      (e) Any removal of the Master Servicer pursuant to an Event of Default shall also result in the removal of the Securities Administrator and require the appointment of a successor pursuant to Section 6.07.

      Section 6.07      Successor Trustee and Successor Securities
                        Administrator.

      (a) Any successor trustee or successor securities administrator appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator, as applicable, shall become effective and such successor


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trustee or successor securities administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or securities administrator, as applicable, herein. The predecessor trustee or predecessor securities administrator, as applicable, shall deliver to the successor trustee (or assign to the Trustee its interest under the Custodial Agreements, to the extent permitted thereunder) or successor securities administrator, as applicable, all Trustee Mortgage Files and documents and statements related to each Trustee Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor trustee or predecessor securities administrator, as applicable, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor securities administrator, as applicable, all such rights, powers, duties and obligations.

      (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

      (c) Upon acceptance of appointment by a successor trustee or successor securities administrator, as applicable, as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or securities administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The costs of such mailing shall be borne by the Master Servicer.

      Section 6.08 Merger or Consolidation of Trustee or the Securities Administrator.

      Any Person into which the Trustee or Securities Administrator may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any Persons succeeding to the business of the Trustee or Securities Administrator, shall be the successor to the Trustee or Securities Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that, in the case of the Trustee, such Person shall be eligible under the provisions of Section 6.05.

      Section 6.09      Appointment of Co-Trustee, Separate Trustee or
                        Custodian.

      (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Balance (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee


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


has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Master Servicer to make Advances pursuant to Section 5.05 hereof shall not be affected or assigned by the appointment of a co-trustee.

      (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

            (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

            (iv) the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

      (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer.


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


      (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.05 hereunder and no notice to the Certificateholders of the appointment shall be required under Section 6.07 hereof.

      (f) The Securities Administrator on behalf of the Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

      (g) The Trust shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee under such Section).

      Section 6.10      Authenticating Agents.

      (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Securities Administrator is hereby appointed as initial Authenticating Agent, and the Securities Administrator accepts such appointment. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

      (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

      (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor authenticating


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agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

      Section 6.11 Indemnification of the Trustee and the Securities Administrator.

      The Trustee and the Securities Administrator and their respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents or counsel), incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or under the Corridor Contracts, the Custodial Agreements, the Purchase and Servicing Agreements or Acknowledgements or in connection with the performance of their duties hereunder or thereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder or thereunder, provided that:

            (i) with respect to any such claim, the Trustee or the Securities Administrator, as applicable, shall have given the Depositor written notice thereof promptly after the Trustee, the Securities Administrator, as applicable, shall have knowledge thereof;

            (ii) while maintaining control over its own defense, the Trustee or the Securities Administrator, as applicable, shall cooperate and consult fully with the Depositor in preparing such defense; and

            (iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee or the Securities Administrator, as applicable, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

      The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Securities Administrator, as applicable, and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

      Section 6.12      Fees and Expenses of Securities Administrator and the
                        Trustee.

      (a) Compensation for the services of the Master Servicer for its duties hereunder with respect to the Master Serviced Mortgage Loans shall be paid by the Securities Administrator. The Securities Administrator shall be compensated for its duties hereunder pursuant to Section 4.02(b) hereof. The Securities Administrator shall be entitled to all disbursements and advancements incurred or made by the Securities Administrator in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses arising from its negligence, bad faith or willful misconduct.

      (b) As compensation for its services hereunder, the Trustee and the Custodian shall each be entitled to receive a fee (which, in the case of the Trustee, shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) which shall be paid by the Master Servicer pursuant to a separate agreement between the Trustee and the Master Servicer. Any expenses incurred by the Trustee or the Custodian shall be reimbursed in accordance with Section 6.11.

      Section 6.13      Collection of Monies.

      Except as otherwise expressly provided in this Agreement, the Securities Administrator on behalf of the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Securities Administrator on behalf of the Trustee pursuant to this Agreement. The Securities Administrator on behalf of the Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.

      Section 6.14      Events of Default; Trustee To Act; Appointment of
                        Successor.

      (a) I. The occurrence of any one or more of the following events shall constitute an "Event of Default" with respect to the Master Servicer:

            (i) Any failure by the Master Servicer to furnish the Securities Administrator the Mortgage Loan data on the Master Serviced Mortgage Loans sufficient to prepare the reports described in Section 4.05 which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Securities Administrator or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of not less than 25% of the Class Principal Balance of each Class of Certificates affected thereby; or

            (ii) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (vii) and (ix) below) on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates; or

            (iii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or


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            (iv) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

            (v) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

            (vi) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.05 hereof; or

            (vii) If a representation or warranty set forth in Section 9.03 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 90 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates; or

            (viii) A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates; or

            (ix) After receipt of notice from the Trustee or the Securities Administrator, any failure of the Master Servicer to make any Advances required to be made by it hereunder.

      If an Event of Default described in clauses I. (i) through I. (ix) of this Section shall occur with respect to the Master Servicer, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Class Principal Balance of each Class of Certificates, terminate all of the respective rights and obligations of the Master Servicer hereunder and in and to the Master Serviced Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and with respect to the Master Servicer only in its capacity as Master Servicer under this Agreement, whether with respect to the Master Serviced Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as


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attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the affected Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee and the Securities Administrator in effecting the termination of the defaulting Master Servicer's responsibilities and rights hereunder as Master Servicer which includes, without limitation, notifying the Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer's functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Distribution Account, any related Custodial Account and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the affected Mortgage Loans. The Master Servicer being terminated shall bear all costs of the transfer of the master servicing to the successor master servicer, including but not limited to those of the Trustee or Securities Administrator reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary. If such costs are not paid by the terminated Master Servicer, the Trustee shall pay such costs from the Trust Fund.

      Notwithstanding the termination of its activities as Master Servicer, any terminated Master Servicer shall continue to be entitled to reimbursement under this Agreement to the extent such reimbursement relates to the period prior to such Master Servicer's termination.

      II. The occurrence of any one or more of the following events shall constitute an "Event of Default" with respect to WMMSC:

            (i) any failure by WMMSC to remit to the Certificateholders or to the Securities Administrator any payment other than an Advance required to be made by WMMSC under the terms of this Agreement or the WMMSC Purchase and Servicing Agreement, which failure shall continue unremedied at 2:00 p.m., New York time, on the Business Day immediately following the date upon which written notice of such failure shall have been given to WMMSC by the Securities Administrator or the Depositor or to WMMSC and the Securities Administrator by the Holders of Certificates having not less than 25% of the Voting Interests evidenced by the Certificates; or

            (ii) any failure by WMMSC to observe or perform in any material respect any other of the covenants or agreements on the part of WMMSC contained in this Agreement (except as set forth in (iii) and (vii) below) or the WMMSC Purchase and Servicing Agreement which failure (i) materially affects the rights of the Certificateholders and (ii) shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to WMMSC by the Securities Administrator or the Depositor, or to WMMSC and the Securities Administrator by the Holders of Certificates evidencing not less than 25% of the Voting Interests evidenced by the Certificates; or


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            (iii) if a representation or warranty set forth in Section 9.03 hereof made by WMMSC shall prove to be materially incorrect as of the time made in any respect that materially and adversely affects interests of the Certificateholders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 90 days after the date on which written notice thereof shall have been given to WMMSC and Seller by the Securities Administrator for the benefit of the Certificateholders or by the Depositor; or

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against WMMSC and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (v) WMMSC shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to WMMSC or all or substantially all of the property of WMMSC; or

            (vi) WMMSC shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vii) any failure of WMMSC to make any Advance in the manner and at the time required to be made from its own funds pursuant to this Agreement or the WMMSC Purchase and Servicing Agreement and after receipt of written notice from the Securities Administrator of such failure, which failure continues unremedied after 2 p.m., New York City time, on the Business Day immediately following WMMSC's receipt of such notice.

      If an Event of Default due to the actions or inaction of WMMSC described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Securities Administrator may, or at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Interests evidenced by the Certificates shall, by notice in writing to WMMSC (with a copy to the Rating Agencies), terminate all of the rights and obligations of WMMSC under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08) and the WMMSC Purchase and Servicing Agreement.

      If an Event of Default described in clause (vii) shall occur, the Securities Administrator shall prior to the next Distribution Date, immediately make such Advance and terminate in accordance with the provisions of this Agreement the rights and obligations of WMMSC hereunder and under the WMMSC Purchase and Servicing Agreement and succeed to the rights and obligations of WMMSC hereunder and under the WMMSC Purchase and Servicing


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Agreement, including the obligation to make Advances on such succeeding
Distribution Date pursuant to the terms hereof.

      If any Event of Default under I. or II. shall occur, the Trustee, upon a Responsible Officer of the Trustee becoming aware of the occurrence thereof, shall promptly notify the Securities Administrator and each Rating Agency of the nature and extent of such Event of Default. The Securities Administrator shall immediately give written notice to the Master Servicer or WMMSC upon the respective failure of the Master Servicer or WMMSC to make Advances as required under this Agreement with a copy to the Trustee.

      (b) On and after the time the Master Servicer or WMMSC receives a notice of termination from the Trustee or the Securities Administrator, as applicable, pursuant to Section 6.14(a) or the Trustee or the Securities Administrator, as applicable, receives the resignation of the Master Servicer or WMMSC evidenced by an Opinion of Counsel pursuant to Section 9.06, the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer, and the Securities Administrator shall be the successor (or appoint a successor) to WMMSC, as applicable, in its capacity as such under this Agreement (and, in the case, of WMMSC, the related Purchase and Servicing Agreements) and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or WMMSC, as applicable, hereunder, including the obligation to make any related Advances; provided, however, that any failure to perform such duties or responsibilities caused by the failure of the Master Servicer or WMMSC, as applicable, to provide information required by this Agreement shall not be considered a default by the Trustee or the Securities Administrator, as applicable, hereunder. In addition, neither the Trustee nor the Securities Administrator, as applicable, shall have any responsibility for any act or omission of the Master Servicer or WMMSC, as applicable, prior to the issuance of any notice of termination. Neither the Trustee nor the Securities Administrator, as applicable, shall have any liability relating to the respective representations and warranties of the Master Servicer and WMMSC set forth in Section 9.03. In the capacity as such successor, the Trustee or the Securities Administrator, as applicable, shall have the same respective limitations on liability herein granted to the Master Servicer and to WMMSC, as applicable. As compensation for being the successor master servicer, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement. As compensation for being the successor servicer with respect to the WMMSC Serviced Mortgage Loans, the Securities Administrator shall be entitled to receive all compensation payable to WMMSC under this Agreement, including the applicable Servicing Fee, commencing upon the date on which the Securities Administrator (or any other successor Servicer) contractually undertakes WMMSC's duties hereunder (including the date on which the Securities Administrator (or other successor Servicer) makes any Advance). Any successor to the Master Servicer hereunder also may assume the obligations of the Securities Administrator hereunder and as successor in such capacity shall be entitled to the compensation payable to the Securities Administrator pursuant to Section 4.02 hereof from and after the date of such assumption.

      (c) Notwithstanding the above, the Trustee or the Securities Administrator, as applicable, may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established


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housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer or servicer, as applicable, as are set forth in this Agreement, as the successor to such Master Servicer or to WMMSC, as applicable, in the assumption of all of the respective responsibilities, duties or liabilities of, (x) with respect to replacing the Master Servicer, a master servicer, like the Master Servicer and
(y) with respect to replacing WMMSC, a servicer, like WMMSC. Any entity designated by the Trustee or the Securities Administrator, as applicable, as a successor master servicer or successor servicer, as applicable, may be an Affiliate of the Trustee or the Securities Administrator, as applicable; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee or the Securities Administrator, as applicable, may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer or to WMMSC, as applicable, hereunder. The Trustee or the Securities Administrator, as applicable, and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. Each of the Master Servicer and WMMSC shall cooperate with the Trustee or the Securities Administrator, as applicable, and any successor master servicer or servicer in effecting the termination of their respective responsibilities and rights hereunder including, without limitation, notifying the Servicer or the related Mortgagors of the assignment of the master servicing or servicing functions and providing the Trustee or the Securities Administrator, as applicable, and successor master servicer or successor servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer's or WMMSC's respective functions hereunder and the transfer to the Trustee or the Securities Administrator, as applicable, or such successor all amounts which shall at the time be or should have been deposited (x) by the Master Servicer in the Distribution Account or any related Custodial Account, and (y) by WMMSC in any related Custodial Account, plus, in each case, any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the related Mortgage Loans. Neither the Trustee nor the Securities Administrator, as applicable, nor any other successor, as applicable, shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer or WMMSC, as applicable, to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer or WMMSC, as applicable, to cooperate as required by this Agreement, (iii) the failure of the Master Servicer or WMMSC, as applicable, to deliver the related Mortgage Loan data as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer or WMMSC, as applicable. No successor master servicer or successor servicer as applicable, shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Securities Administrator to deliver, or any delay in delivering cash, documents or records to it related to such distribution, or (ii) the failure of Trustee or the Securities Administrator to cooperate as required by this Agreement.


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      Section 6.15      Additional Remedies of Trustee Upon Event of
                        Default.

      During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of the Trust Fund, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

      Section 6.16      Waiver of Defaults.

      More than 50% of the Aggregate Voting Interests of the Certificateholders may waive any default or Event of Default by the Master Servicer or WMMSC, respectively, in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Distribution Account that would result in a failure of the Securities Administrator or the Paying Agent to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

      Section 6.17      Notification to Holders.

      Upon termination of the Master Servicer or WMMSC or appointment of a successor to the Master Servicer or WMMSC, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Securities Administrator and the Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to the Securities Administrator and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

      Section 6.18 Directions by Certificateholders and Duties of Trustee During Event of Default.

      Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Balance (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts


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or powers vested in it by this Agreement (including, without limitation, (i)
the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of (a) the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) and (b) WMMSC or any successor servicer to WMMSC from its rights and duties as a servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction.

      Section 6.19 Action Upon Certain Failures of the Master Servicer or WMMSC and Upon Event of Default.

      In the event that a Responsible Officer of the Trustee shall have actual knowledge or written notice of any action or inaction of the Master Servicer or WMMSC, as applicable, that would become an Event of Default for the Master Servicer or WMMSC, upon the failure of the Master Servicer or WMMSC, as applicable, to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer or to WMMSC, as applicable.

      Section 6.20      Preparation of Tax Returns and Other Reports.

      (a) The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Securities Administrator shall file federal tax returns, all in accordance with Article X hereof. If the Securities Administrator is notified in writing that a state tax return or other return is required, then, at the sole expense of the Trust Fund, the Securities Administrator shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator's possession). The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall forward to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and forward to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law. The Master Servicer will indemnify the Securities Administrator and the Trustee for any liability of or assessment against the Securities Administrator or the Trustee, as applicable, resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer except to the extent that such information was provided in reasonable reliance upon information from any Servicer.


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      (b) The Securities Administrator shall prepare and file with the
Internal Revenue Service ("IRS"), on behalf of the Trust Fund and each REMIC created hereunder, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Securities Administrator shall also file a Form 8811 as required. The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Trustee and the Depositor. The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to the Certificateholders. WMMSC hereby agrees that it shall, and the Master Servicer agrees that it shall cause each other Servicer to, provide the Securities Administrator with such information related to the Mortgage Loans in the possession of WMMSC or the other Servicer, as applicable, as may reasonably be required for the Securities Administrator to prepare such reports. The Master Servicer will indemnify the Securities Administrator and the Trustee for any liability of or assessment against the Securities Administrator or the Trustee, as applicable, resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by the Master Servicer. WMMSC will indemnify the Securities Administrator for any liability of or assessment against the Securities Administrator resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by WMMSC.

      (c) Within 15 days after each Distribution Date, the Securities Administrator shall, on behalf of the Trust and in accordance with industry standards, file with the Securities and Exchange Commission (the "Commission") via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K (or any comparable form containing the same or comparable information mutually agreed upon) with a copy of the report to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30, 2005 (and, if applicable, prior to March 30 of each year), the Securities Administrator shall, on behalf of the Trust and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10-K with respect to the Trust Fund. In addition, the Depositor will cause its senior officer in charge of securitization to execute the certification (the "Form 10-K Certification") required pursuant to Rule 13a-14 under the Securities Exchange Act of 1934, as amended. The Depositor will execute and return the signed Form 10-K Certification and Form 10-K to the Securities Administrator on no later than March 20 of each year and the Securities Administrator shall file the same with the Commission prior to March 30, 2005 (and, if applicable, prior to March 30 of each year). To the extent any information or exhibits required to be included in the Form 10-K are not timely received by the Securities Administrator prior to March 30, the Securities Administrator shall, on behalf of the Trust, prepare, forward to the Depositor for execution and, upon receipt thereof, the Securities Administrator will file one or more amended Form 10-Ks to include such missing information or exhibits promptly after receipt thereof by the Securities Administrator. Promptly following the first date legally permissible under applicable regulations and interpretations of the Commission, the Securities Administrator shall, on behalf of the Trust and in accordance with industry standards, file with the Commission via EDGAR a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. The Master Servicer agrees to furnish to the Securities Administrator promptly, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Master Serviced Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. WMMSC agrees to furnish to the Securities Administrator and to the Depositor promptly, from time to time upon


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request, such further loan-level information, reports and financial statements within its control related to this Agreement and the WMMSC Serviced Mortgage Loans as the Securities Administrator or the Depositor, as applicable, reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items with the Commission other than those specified in this section.

      (d) If requested by the Depositor, an officer of the Securities Administrator and the Master Servicer shall sign a certification (in the form attached hereto as Exhibit D) for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification (provided, however, that the Securities Administrator will not be required to undertake an analysis of any accountant's report(s) attached as an exhibit to the Form 10-K). In addition, if requested by the Depositor, an officer of WMMSC shall sign a certification (in the form attached to the WMMSC Purchase and Servicing Agreement as Exhibit A) for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification.

                                  ARTICLE VII

                        PURCHASE OF MORTGAGE LOANS AND
                         TERMINATION OF THE TRUST FUND

      Section 7.01 Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans.

      (a) The respective obligations and responsibilities of the Trustee, the Securities Administrator, the Master Servicer and WMMSC created hereby (other than the obligation of the Securities Administrator to make payments to the Certificateholders as set forth in Section 7.02), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale of the property held by the Trust Fund in accordance with both
Section 7.01(c)(i) and Section 7.01(c)(ii) and (iii) the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions.

      (b) [Reserved].

      (c) In the event that the Master Servicer chooses to exercise its optional termination rights it shall do so in accordance with the following:

            (i) Optional Termination Related to the Group 1 Mortgage Loans. On any Distribution Date occurring on or after the Initial Optional Purchase Date related to the Group 1 Mortgage Loans, the Master Servicer has the option to cause the Trust Fund to adopt a plan of complete liquidation of the Group 1 Mortgage Loans pursuant to Sections 7.02 and
      7.03 hereof to sell all of the property related thereto. If the Master


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      Servicer elects to exercise such option, it shall no later than 30 days prior to the Distribution Date selected for purchase of the Group 1 Mortgage Loans and all other assets of the Trust Fund related to the Group 1 Certificates (with respect to the Group 1 Certificates, the "Purchase Date") deliver written notice to the Trustee and the Securities Administrator and either (a) deposit in the Distribution Account the related Redemption Price or (b) state in such notice that the Redemption Price shall be deposited in the Distribution Account not later than 10:00 a.m., New York City time, on the applicable Purchase Date. Upon exercise of such option, the property of the Trust Fund related to the Group 1 Certificates shall be sold to the Master Servicer at a price equal to the Redemption Price.

            (ii) Optional Termination Related to the Combined Mortgage Loans. On any Distribution Date occurring on or after the Initial Optional Purchase Date related to the Combined Mortgage Loans, the Master Servicer has the option to cause the Trust Fund to adopt a plan of complete liquidation of the Combined Mortgage Loans pursuant to Sections
      7.02 and 7.03 hereof to sell all of the property related thereto. If the Master Servicer elects to exercise such option, it shall no later than 30 days prior to the Distribution Date selected for purchase of the Combined Mortgage Loans and all other assets of the Trust Fund related to the Combined Certificates (with respect to the Combined Certificates, the "Purchase Date") deliver written notice to the Trustee and the Securities Administrator and either (a) deposit in the Distribution Account the related Redemption Price or (b) state in such notice that the Redemption Price shall be deposited in the Distribution Account not later than 10:00 a.m., New York City time, on the applicable Purchase Date. Upon exercise of such option, the property of the Trust Fund related to the Combined Certificates shall be sold to the Master Servicer at a price equal to the Redemption Price.

      (d) The Depositor, the Master Servicer, each Servicer (including WMMSC), the Securities Administrator, the Trustee and the Custodian shall be reimbursed from the related Redemption Price for any Advances, Servicer Advances, accrued and unpaid Servicing Fees or other amounts with respect to the Mortgage Loans and any related assets being purchased pursuant to Section 7.01(c) above that are reimbursable to such parties (and such other amounts which, if not related to the Mortgage Loans and other assets of the Trust Fund not being purchased, that are then due and owing to any such Person) under this Agreement, the related Purchase and Servicing Agreement or the related Custodial Agreement.

      Section 7.02      Procedure Upon Redemption Termination of Trust Fund.

      (a) Notice of any termination pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made or the purchase of the Trust's assets related to the Group 1 Certificates or the Combined Certificates, as applicable, will occur, shall be given promptly by the Securities Administrator by first class mail to the related Certificateholders mailed in the case of a redemption of the related Certificates, no later than (i) the first day of the month in which the Distribution Date selected for redemption of such Certificates shall occur or
(ii) upon (x) the sale of all of the property of the Trust Fund by the Securities Administrator or in the case of a sale of assets of the Trust Fund, or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such


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notice shall specify (A) the Initial Optional Purchase Date, Distribution Date
upon which final distribution on the related Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Certificate Registrar's Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Securities Administrator therein specified. The Securities Administrator shall give such notice to the Trustee, the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the affected Certificates shall terminate and, in the event that such termination is the second termination pursuant to Section 7.01, the Securities Administrator shall terminate the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Securities Administrator's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

      (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator shall deliver any remaining funds being held by it to the Holder of the Class A-R Certificates and the Holder of the Class A-R Certificates shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Securities Administrator and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

      (c) Any reasonable expenses incurred by the Securities Administrator in connection with any purchase or termination or liquidation of the portion of the Trust Fund related to the Group 1 Certificates or the Combined Certificates, as applicable, shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

      Section 7.03      Additional Trust Fund Termination Requirements.

      (a) On the termination of the Trust Fund under Section 7.01 (a), or upon the exercise of the right to purchase all of the Group 1 Mortgage Loans or the Combined Mortgage Loans, as applicable, pursuant to Section 7.01(c), the Securities Administrator, on behalf of the Trustee. shall comply with requirements of this Section 7.03 with respect to each Lower Tier REMIC relating to the assets to be sold (the "Affected REMIC") and with respect to the Certificates corresponding to the Affected REMIC (the "Corresponding Certificates"), unless the party having the right to purchase the assets of the Affected REMIC (the "Purchaser") delivers to the Trustee and the Securities Administrator, an Opinion of Counsel (at the Master Servicer's expense), addressed to the Trustee and the Securities Administrator to the effect that the failure


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of the Trustee and the Securities Administrator to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

            (i) Within 89 days prior to the time of making the final payment on the Corresponding Certificates, (and upon notification by the Master Servicer in the case of a purchase under Section 7.01(c)(i) or Section 7.01(c)(ii), as applicable) the Securities Administrator on behalf of the Trustee shall adopt on behalf of the Affected REMIC, a plan of complete liquidation, meeting the requirements of a qualified liquidation under the REMIC Provisions;

            (ii) Any sale of the assets of the Affected REMIC shall be for cash and shall occur at or after the time the plan of complete liquidation is adopted and prior to the time the final payments on the Corresponding Certificates are made;

            (iii) On the date specified for final payment of the Corresponding Certificates, the Securities Administrator shall make final distributions of principal and interest on the Corresponding Certificates in accordance with Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the portion of the Trust Fund (and the Affected REMIC) shall terminate at that time; and

            (iv) In no event may the final payment on the Corresponding Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

      (b) By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Securities Administrator on behalf of the Trustee under this Section and to take such other action in connection therewith as may be reasonably requested by the Trustee, the Securities Administrator or any Servicer.

                                 ARTICLE VIII

                         RIGHTS OF CERTIFICATEHOLDERS

      Section 8.01      Limitation on Rights of Holders.

      (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or WMMSC or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to


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any third person by reason of any action taken by the parties to this
Agreement pursuant to any provision hereof.

      (b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 8.02      Access to List of Holders.

      (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

      (b) If three or more Holders or Certificate Owners (hereinafter referred to as "Applicants") apply in writing to the Certificate Registrar, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Certificate Registrar to the most recent list of Certificateholders held by the Certificate Registrar or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

      (c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, WMMSC,


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the Securities Administrator, the Certificate Registrar and the Trustee that none of the Depositor, the Master Servicer, WMMSC, the Securities
Administrator, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

      Section 8.03      Acts of Holders of Certificates.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Securities Administrator and, where expressly required herein, to the Master Servicer or to WMMSC, as applicable. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator, the Master Servicer and WMMSC, if made in the manner provided in this Section. Each of the Trustee, the Securities Administrator, the Master Servicer and WMMSC shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Securities Administrator, the Master Servicer, WMMSC or the Depositor shall be affected by any notice to the contrary.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.


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                                  ARTICLE IX

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                       BY THE MASTER SERVICER AND WMMSC

      Section 9.01 Duties of the Master Servicer and WMMSC; Enforcement of Servicers' and Master Servicer's Obligations.

      (a) The Master Servicer, on behalf of the Trustee, the Depositor and the Certificateholders shall monitor the performance of the Servicers other than WMMSC under the Purchase and Servicing Agreements, and shall use its reasonable good faith efforts to cause the Servicers other than WMMSC duly and punctually to perform all of their respective duties and obligations thereunder. WMMSC hereby agrees that it shall use its reasonable good faith efforts to duly and punctually to perform all of its duties and obligations hereunder and under the WMMSC Purchase and Servicing Agreement (provided, however, that in the event of a conflict or inconsistency between the provisions of this Agreement and any provision of the WMMSC Purchase and Servicing Agreement, the provisions of this Agreement shall control). Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall have no duty to monitor the performance of WMMSC under this Agreement or under its Purchase and Servicing Agreements or to cause WMMSC to perform its duties and obligations hereunder and thereunder, it being understood that the Master Servicer's obligation to master service the Mortgage Loans under this Agreement are limited to the Master Serviced Mortgage Loans, and the Master Servicer shall have no liability to the Certificateholders, the Depositor or any other Person for any acts or omissions of WMMSC hereunder or under its Purchase and Servicing Agreements. Upon the occurrence of a default of which a Responsible Officer of the Master Servicer has actual knowledge under a Purchase and Servicing Agreement, the Master Servicer shall promptly notify the Trustee thereof, and shall specify in such notice the action, if any, the Master Servicer is taking in respect of such default. So long as any such default shall be continuing, the Master Servicer may, and shall if it determines such action to be in the best interests of Certificateholders, (i) terminate all of the rights and powers of such Servicer pursuant to the applicable provisions of the related Purchase and Servicing Agreement; (ii) exercise any rights it may have to enforce the related Purchase and Servicing Agreement against such Servicer; and/or (iii) waive any such default under the related Purchase and Servicing Agreement or take any other action with respect to such default as is permitted thereunder. Notwithstanding anything to the contrary in this Agreement, with respect to any Additional Collateral Mortgage Loan, the Master Servicer will have no duty or obligation to supervise, monitor or oversee the activities of the related Servicer under any Purchase and Servicing Agreement with respect to any Additional Collateral or under any agreement relating to the pledge of, or the perfection of a pledge or security interest in, any Additional Collateral except upon the occurrence of the following events (i) in the case of a final liquidation of any Mortgaged Property secured by Additional Collateral, the Master Servicer shall enforce the obligation of the Servicer under the related Servicing Agreement to liquidate such Additional Collateral as required by such Servicing Agreement, and (ii) if the Master Servicer assumes the obligations of such Servicer as successor Servicer under the related Servicing Agreement pursuant to this Section 9.01, as successor Servicer, it shall be bound to service and administer the Additional Collateral in accordance with the provisions of such Servicing Agreement.


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


      (b) Upon any termination by the Master Servicer of a Servicer's rights and powers pursuant to its Purchase and Servicing Agreement, the rights and powers of such Servicer with respect to the related Mortgage Loans shall vest in the Master Servicer and the Master Servicer shall be the successor in all respects to such Servicer in its capacity as Servicer with respect to such Mortgage Loans under the related Purchase and Servicing Agreement, unless or until the Master Servicer shall have appointed (and the Trustee shall have acknowledged), with the consent of the Rating Agencies and in accordance with the applicable provisions of the related Purchase and Servicing Agreement, a new Fannie Mae- or FHLMC-approved Person to serve as successor to the Servicer; provided, however, that it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to a successor servicer (including the Master Servicer). With such letter from the Rating Agencies, the Master Servicer may elect to continue to serve as successor servicer under the Purchase and Servicing Agreement. Upon appointment of a successor servicer, as authorized under this Section 9.01(b), unless the successor servicer shall have assumed the obligations of the terminated Servicer under such Purchase and Servicing Agreement, the Master Servicer and such successor servicer shall enter into a servicing agreement in a form substantially similar to the affected Purchase and Servicing Agreement, and the Trustee shall acknowledge such servicing agreement. In connection with any such appointment, the Master Servicer may make such arrangements for the compensation of such successor servicer as it and such successor servicer shall agree, but in no event shall such compensation of any successor servicer (including the Master Servicer) be in excess of that payable to the Servicer under the affected Purchase and Servicing Agreement.

      The Master Servicer shall pay the costs of such enforcement (including the termination of a Servicer, the appointment of a successor servicer or the transfer and assumption of the servicing by the Master Servicer) at its own expense and shall be reimbursed therefor initially (i) by the terminated Servicer, (ii) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (iii) from a specific recovery of costs, expenses or attorney's fees against the party against whom such enforcement is directed, or (iv) to the extent that such amounts described in (i)-(iii) above are insufficient to reimburse the Master Servicer for such costs of enforcement, from the Trust Fund, as provided in Section 9.04.

      If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for the errors or omissions of such Servicer.

      If the Seller is the owner of the servicing rights and the Seller chooses to terminate that Servicer with or without cause and sell those servicing rights to a successor servicer, then the Depositor shall cause the Seller to give reasonable prior written notice to the Master Servicer, and obtain the prior written consent of the Rating Agencies and a New Fannie Mae- or FHLMC-approved Person reasonably acceptable to the Master Servicer shall be chosen by the Seller and appointed as successor servicer with the acknowledgment of the Master Servicer and the Trustee. The Depositor shall cause the costs of such transfer (including any costs of the Master Servicer) to be borne by the Seller.


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      (c) Upon any termination of a Servicer's rights and powers pursuant to its Purchase and Servicing Agreement, the Master Servicer shall promptly notify the Trustee and the Rating Agencies, specifying in such notice that the Master Servicer (or the Securities Administrator, in the case of WMMSC) or any successor servicer, as the case may be, has succeeded such Servicer under the related Purchase and Servicing Agreement, which notice shall also specify the name and address of any such successor servicer.

      (d) The Depositor shall not consent to the assignment by any Servicer of such Servicer's rights and obligations under the related Purchase and Servicing Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

      (e) Notwithstanding anything to the contrary in this Agreement, with respect to any action which according to the terms of this Agreement is to be performed by the Master Servicer and the applicable Servicer, (i) if such action relates to a Master Serviced Mortgage Loan, only the Master Servicer shall have an obligation to perform such action and (ii) if such action relates to a WMMSC Serviced Mortgage Loan, only WMMSC shall have an obligation to perform such action.

      (f) Notwithstanding anything in this Agreement to the contrary, the purchase of any WMMSC Serviced Mortgage Loan by any Person shall be subject to the rights of WMMSC to continue servicing such WMMSC Serviced Mortgage Loan for the same Servicing Fee substantially in accordance with the terms of this Agreement.

      (g) WMMSC may, in connection with its duties as Servicer hereunder, enter into transactions with any of its Affiliates relating to the WMMSC Serviced Mortgage Loans; provided that (a) WMMSC acts (i) in accordance with Accepted Servicing Practices and the terms of this Agreement, and (ii) in the ordinary course of business of WMMSC; and (b) the terms of such transaction are no less favorable to WMMSC than it would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate of WMMSC. Notwithstanding the preceding sentence, any such transaction between WMMSC and any of its Affiliates shall not release WMMSC from any of its obligations hereunder and WMMSC shall remain responsible hereunder for all acts and omissions of such Affiliate with respect to such Mortgage Loans serviced by it as fully as if such acts and omissions were those of the WMMSC. Any fees and expenses relating to such transaction between WMMSC and its Affiliate that are not otherwise reimbursable to WMMSC pursuant to this Agreement shall be borne by the parties thereto and shall not be an expense or fee of the Trust, the Depositor, the Trustee, the Securities Administrator, the Seller or the Master Servicer.

      Section 9.02 Assumption of Master Servicing by Master Servicer or Servicing by WMMSC by Trustee.

      (a) (i)   In the event the Master Servicer shall for any reason no
longer be the Master Servicer (including by reason of any Event of Default by the Master Servicer under this Agreement), the Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder and under each Purchase and Servicing Agreement entered into with respect to the Master Serviced Mortgage Loans or shall appoint or petition a court to appoint a Fannie-


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Mae or FHLMC-approved servicer as successor servicer that is acceptable to the
Depositor and the Rating Agencies. The Trustee, as successor master servicer, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer's interest herein and therein to the same extent as if such Purchase and Servicing Agreements had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Purchase and Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Trustee as a result of such liability or obligations of the Master
Servicer and in connection with the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities thereunder.

      (ii) In the event that WMMSC shall for any reason no longer be a Servicer (including by reason of any Event of Default by WMMSC under this Agreement), the Securities Administrator shall thereupon assume all of the rights and obligations of WMMSC hereunder and under each Purchase and Servicing Agreement entered into with respect to the WMMSC Serviced Mortgage Loans, or cause a successor servicer to assume such obligations in accordance with Section 9.01(b) hereof (it being understood and agreed that the 90-day transition period and the right of the Master Servicer pursuant to Section 9.01(b) to reimbursement of costs and expenses in connection with a servicing termination and/or transfer also shall apply to any transfer of the servicing responsibilities of WMMSC by or to Securities Administrator). The Securities Administrator, as successor servicer to WMMSC, or its designee shall be deemed to have assumed all of WMMSC's interest herein and therein to the same extent as if such Purchase and Servicing Agreements had been assigned to the assuming party, except that WMMSC shall not thereby be relieved of any of its liability or obligations under such Purchase and Servicing Agreements accruing prior to its replacement as Servicer thereunder and hereunder, and shall be liable to the Master Servicer, and hereby agrees to indemnify and hold harmless the Securities Administrator from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Securities Administrator as a result of such liability or obligations of WMMSC and in connection with the Master Servicer's assumption (but not its performance, except to the extent that costs or liability of the Securities Administrator are created or increased as a result of negligent or wrongful acts or omissions of WMMSC prior to its replacement as Servicer) of WMMSC's obligations, duties or responsibilities thereunder.

      (b) (i)   The Master Servicer that has been terminated shall, upon
request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Purchase and Servicing Agreement, this Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Purchase and Servicing Agreement and this Agreement to the assuming party.

            (ii) Upon the termination of WMMSC pursuant to Section 9.02(a) hereunder, WMMSC shall, upon request of the Securities Administrator but at the expense of WMMSC, deliver to the assuming party all documents and records relating to each


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      Purchase and Servicing Agreement to which WMMSC is party, this Agreement and the WMMSC Serviced Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each such Purchase and Servicing Agreement and this Agreement to the assuming party.

      Section 9.03 Representations and Warranties of the Master Servicer and WMMSC.

      (a) The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

            (i) it is validly existing and in good standing under the laws of the United States of America as a national banking association, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

            (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws,
      (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

            (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

            (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this


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      Agreement or the performance by the Master Servicer of its obligations under this Agreement;

            (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

            (vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or FHLMC-approved seller/servicer;

            (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

            (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

      (b) WMMSC hereby represents and warrants to the Depositor, the Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

            (i) Washington Mutual Mortgage Securities Corp. ("WMMSC") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified under the laws of each state where required by applicable law or is otherwise exempt under applicable law from such qualification.

            (ii) WMMSC has all requisite corporate power, authority and capacity to enter into the Agreement and to perform the obligations required of it thereunder. The Agreement (assuming the due authorization and execution of the Agreement by the other parties thereto) constitutes a valid and legally binding agreement of WMMSC enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors.

            (iii) None of the execution and delivery of the Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of WMMSC or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which WMMSC is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to WMMSC of any court, regulatory body, administrative agency or governmental body having jurisdiction over WMMSC.


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            (iv) There is no action, suit, proceeding or investigation pending, or to WMMSC's knowledge threatened, against WMMSC before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might materially and adversely affect the performance by WMMSC of its obligations under, or the validity or enforceability of, the Agreement.

            (v) No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state or federal law prior to the execution, delivery and performance by WMMSC of the Agreement or the consummation of the transactions contemplated by the Agreement.

      (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Securities Administrator and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties contained in
Section 9.03(a). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Securities Administrator and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Securities Administrator and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, the resignation or removal of the Trustee and any termination of this Agreement.

      Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.

      Section 9.04 Compensation to the Master Servicer and to WMMSC.

      (a) The Master Servicer shall be entitled to be paid by the Securities Administrator reasonable compensation for the Master Servicer's services hereunder, and the Master Servicer shall be entitled to be paid by the Trust Fund, and either retain or withdraw from the Distribution Account (i) amounts necessary to reimburse itself for any previously unreimbursed Advances, Servicer Advances and Nonrecoverable Advances with respect to the Master Serviced Mortgage Loans in accordance with the definition of "Available Funds" and (ii) amounts representing assumption fees, late payment charges or other ancillary income not included in the definition of "Available Funds" and which are not required to be remitted by the Servicers to the Securities Administrator or deposited by the Securities Administrator into the Distribution Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.


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      In addition, the Master Servicer shall be entitled to reimbursement from the Distribution Account for all reasonable expenses, disbursements and advances incurred or made by the Master Servicer in connection with the performance of its duties hereunder and under the Purchase and Servicing Agreements, as modified by the Acknowledgements (including the reasonable compensation and the expenses and disbursements of its agents and counsel), to the extent not otherwise reimbursed pursuant to this Agreement, except any such expense, disbursement or advance as may be attributable to its willful misfeasance, bad faith or negligence.

      The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Purchase and Servicing Agreements, the Custodial Agreements or the Certificates, other than any loss, liability or expense resulting from the Master Servicer's failure to perform its duties hereunder or thereunder or incurred by reason of the Master Servicer's negligence, willful misfeasance or bad faith.

      (b) WMMSC shall be entitled to be paid by the Trust Fund, and either retain or withdraw from the related Custodial Accounts, (i) its Servicing Fee with respect to the WMMSC Serviced Mortgage Loans and each Distribution Date,
(ii) amounts necessary to reimburse itself for any previously unreimbursed Advances, Servicer Advances and Nonrecoverable Advances the WMMSC Serviced Mortgage Loans in accordance with the definition of "Available Funds" and
(iii) amounts representing assumption fees, late payment charges or other ancillary income with respect to the WMMSC Serviced Mortgage Loans not included in the definition of "Available Funds" and which are not required to be remitted by the WMMSC to the Securities Administrator. WMMSC shall be required to pay all expenses incurred by it in connection with its activities hereunder and under the related Purchase and Servicing Agreements and shall not be entitled to reimbursement therefor except as provided in this Agreement or the related Purchase and Servicing Agreements.

      WMMSC and any director, officer, employee or agent of WMMSC shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the related Purchase and Servicing Agreements, the Custodial Agreements or the Certificates, other than any loss, liability or expense resulting from WMMSC's failure to perform its duties hereunder or thereunder or incurred by reason of the WMMSC's negligence, willful misfeasance or bad faith.

      Section 9.05      Merger or Consolidation.

      Any Person into which the Master Servicer or WMMSC may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer or WMMSC, as applicable, shall be a party, or any Person succeeding to the business of the Master Servicer or WMMSC, as applicable, shall be the successor to the


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Master Servicer or WMMSC, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (i) the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or FHLMC and shall have a net worth of not less than $15,000,000 and (ii) the successor or surviving person to WMMSC shall have a net worth of at least $15,000,000, unless each of the Rating Agencies confirm, at the expense of the successor or surviving Person to WMMSC, that their respective ratings of the Certificates in effect immediately prior to such assignment will not be qualified, reduced or withdrawn as a result of such successor or surviving Person to WMMSC not having a net worth of at least $15,000,000.

      Section 9.06      Resignation of Master Servicer or WMMSC.

      Except as otherwise provided in Sections 9.05 and 9.07 hereof, neither the Master Servicer nor WMMSC shall resign from their respective obligations and duties hereby imposed unless (a) the respective duties of the Master Servicer and WMMSC hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured or (b) in the case of WMMSC, upon the appointment of a successor to WMMSC and receipt by the Trustee and the Securities Administrator of a letter from each Rating Agency to the effect that such a resignation and appointment will not result in a downgrading or withdrawal of the then current ratings of the Certificates related to the WMMSC Serviced Mortgage Loans. Any such determination permitting the resignation of the Master Servicer or WMMSC, as applicable, shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. No resignation of the Master Servicer shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed pursuant to Section 9.02 and until such successor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. No resignation of WMMSC shall become effective until the Master Servicer or a successor servicer shall have assumed WMMSC's responsibilities and obligations under this Agreement and under the related Purchase and Servicing Agreements. Notice of any such resignation shall be given promptly by the Master Servicer or WMMSC, as applicable, and the Depositor to the Trustee.

      If, at any time, the Master Servicer resigns under this Section 9.06, or transfers or assigns its rights and obligations under Section 9.07, or is removed as Master Servicer pursuant to Section 6.14, then at such time Wells Fargo Bank, National Association (or any successor thereto) also shall resign (and shall be entitled to resign) as Securities Administrator, Paying Agent, Authenticating Agent and Certificate Registrar under this Agreement. In such event, the obligations of each such party shall be assumed by the Trustee or such successor master servicer appointed by the Trustee (subject to the provisions of Section 9.02(a)).

      Section 9.07      Assignment or Delegation of Duties by the Master
                        Servicer.

      Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the


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Master Servicer shall have the right with the prior written consent of the
Trustee and the Depositor (which consent shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrading of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer. Such successor Master Servicer shall also pay the fees of the Trustee, the Custodian and the Securities Administrator, as provided herein.

      Section 9.08      Limitation on Liability of the Master Servicer and
                        Others.

      (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Master Serviced Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account.

      The Master Servicer shall not be liable for any acts or omissions of the Servicers except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers in this Agreement and the Purchase and Servicing Agreements. For the avoidance of doubt, the Master Servicer is not responsible for supervising, monitoring and overseeing the obligations of WMMSC pursuant to this Agreement and the WMMSC Purchase and Servicing Agreement and shall not liable for any act or omission of WMMSC hereunder or thereunder.

      Neither WMMSC nor any of the directors, officers, employees or agents of WMMSC shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in


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judgment; provided, however, that this provision shall not protect WMMSC or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. WMMSC and any director, officer, employee or agent of WMMSC may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. WMMSC shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the WMMSC Serviced Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that WMMSC may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and WMMSC shall be entitled to be reimbursed therefor out of the Distribution Account.

      Section 9.09      Indemnification; Third-Party Claims.

      (a) The Master Servicer agrees to indemnify the Depositor, the Securities Administrator and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement, the Acknowledgements and the related Purchase and Servicing Agreements. The Depositor, the Securities Administrator and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Master Serviced Mortgage Loans entitling the Depositor, the Securities Administrator or the Trustee to indemnification under this Section 9.09(a), whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

      (b) WMMSC shall indemnify the Trustee and the Securities Administrator and hold each of them harmless for any loss, liability, damage, claim or expense (other than any special, indirect, punitive or consequential loss, liability, damage, claim or expense) of the Trustee and the Securities Administrator arising from any failure of WMMSC to provide, or to cause to be provided, the loan level information or data regarding the WMMSC Mortgage Loans reasonably requested by the Trustee or Securities Administrator, and required to be provided by WMMSC pursuant to this Agreement, on a timely basis.


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                                   ARTICLE X

                             REMIC ADMINISTRATION

      Section 10.01     REMIC Administration.

      (a) REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

      (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

      (c) The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Securities Administrator shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer). The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account, provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by Section 6.20 and this Section.

      (d) The Securities Administrator shall prepare, the Trustee shall sign and the Securities Administrator shall file all of each REMIC's federal and appropriate state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator. In preparing such returns, the Securities Administrator shall, with respect to each REMIC other than the Master REMIC: (i) treat the accrual period for interests in such REMIC as the calendar month; (ii) account for distributions made from each REMIC other than the Master REMIC as made on the first day of each succeeding calendar month;
(iii) account for income under the all-OID method at the weighted average of the Net Mortgage Rates; (iv) use the aggregation method provided in Treasury Regulation section 1.1275-2(c); and (v) account for income and expenses related to each REMIC other than the Master REMIC in the manner resulting in the lowest amount of excess inclusion income possible accruing to the Holder of the residual interest in each such REMIC.

      (e) The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal


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Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide, upon receipt of additional reasonable compensation, (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Certificateholders and the Trustee such information or reports as are required by the Code or REMIC Provisions.

      (f) To the extent within their control, the Trustee, the Securities Administrator, the Master Servicer, WMMSC and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Securities Administrator, the Master Servicer, WMMSC nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee, the Securities Administrator and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Securities Administrator, the Master Servicer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Securities Administrator or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

      (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available,
(A) out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC or
(B) to the extent that any such taxes are imposed on the REMIC as a result of the breach of any representation, warranty or covenant of the Master Servicer, the Securities Administrator or any Servicer (including WMMSC), then the Master Servicer, the Securities Administrator, or that Servicer (including WMMSC), as applicable, shall pay when due any and all such taxes.

      (h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.


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      (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

      (j) Neither the Securities Administrator nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

      (k) [Reserved].

      (l) The Class A-R Holder shall act as "tax matters person" with respect to each REMIC created hereunder and the Securities Administrator shall act as agent for the Class A-R Holder in such roles, unless and until another party is so designated by the Class A-R Holder.

      Section 10.02     Prohibited Transactions and Activities.

      Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to
Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, substitution or acceptance) that such disposition, acquisition, substitution, or acceptance will not result in an Adverse REMIC Event, (b) affect the distribution of interest or principal on the Certificates or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement).

      The Master Servicer with respect to the Master Serviced Mortgage Loans and WMMSC with respect to the WMMSC Mortgage Loans shall not consent to any modification of any such Mortgage Loan for which the consent of the Master Servicer or WMMSC, as applicable, is required under the applicable Purchase and Servicing Agreement under which such Mortgage Loan is serviced, that would
(i) increase the interest rate in respect of such Mortgage, defer for a period in excess of six months or forgive the payment of any principal or interest, reduce the outstanding principal amount (except for actual payments of principal), increase the Servicing Fee on such Mortgage Loan or extend the final maturity date on such Mortgage Loan, or (ii) result in a substitution or release of collateral or in the provision of additional collateral for the Mortgage Loan, unless the applicable Mortgage Loan is in default or default is reasonably foreseeable in respect of such Mortgage Loan, or the Master Servicer or WMMSC, as applicable, has received an Opinion of Counsel (at the expense of the party requesting consent for such modification) that such modification will not result in an Adverse REMIC Event.

      Section 10.03 Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status.

      Upon the occurrence of an Adverse REMIC Event due to the negligent performance by the Securities Administrator of its duties and obligations set forth herein, the Securities Administrator shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such


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negligence; provided, however, that the Securities Administrator shall not be liable for any such Losses attributable to the action or inaction of the Depositor, the Trustee or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Securities Administrator has relied. Notwithstanding the foregoing, however, in no event shall the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or under any Purchase and Servicing Agreements or under any Acknowledgement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Service Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

      Section 10.04     REO Property.

      (a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Purchase and Servicing Agreement, knowingly permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the applicable Servicer has provided to the Trustee and the Securities Administrator an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in an Adverse REMIC Event.

      (b) The Depositor shall cause the applicable Servicer (to the extent provided in its Purchase and Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the applicable Servicer (to the extent provided in its Purchase and Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Depositor or the applicable Servicer (on behalf of the Trust Fund) has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If such an extension has not been received and the Depositor or the applicable Servicer, acting on behalf of the Trust Fund hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if such an extension, has been received and the Depositor or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

      Section 10.05     Fidelity.

      The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers and trustees.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

      Section 11.01     Binding Nature of Agreement; Assignment.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      Section 11.02     Entire Agreement.

      This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

      Section 11.03     Amendment.

      (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator, and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Purchase and Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates.

      (b) This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the Holders of not less than 66-2/3% of the Class Principal Balance (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Balance or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Balance or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

      (c) Promptly after the execution of any such amendment, the Securities Administrator shall furnish written notification of the substance of such amendment to each Holder, the Depositor and the Rating Agencies.

      (d) It shall not be necessary for the consent of Holders under this
Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

      Section 11.04     Voting Rights.

      Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Balance or Class Notional Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof.

      Section 11.05     Provision of Information.

      (a) For so long as any of the Certificates of any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Master Servicer, the Securities Administrator and the Trustee (upon instruction from the Depositor) agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee, the Master Servicer or the Securities Administrator in providing such information shall be reimbursed by the Depositor.

      (b) The Securities Administrator shall provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 6.20(b). Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

      Section 11.06     Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      Section 11.07     Notices.

      All requests, demands, notices, authorizations, directions, consents, waivers and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000, Attention: Morgan Stanley Mortgage Loan Trust 2004-6AR, (b) in the case of the Seller, Morgan Stanley Mortgage Capital Inc., 1221 Avenue of the Americas, New York, New York 10020, Attention: Morgan Stanley Mortgage Loan Trust 2004-6AR, (c) in the case of the Master Servicer or the Securities Administrator, Wells Fargo Bank, National Association, P.O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), telecopy number (410) 715-2380,
Attention: Morgan Stanley Mortgage Loan Trust 2004-6AR, (d) with respect to the Trustee or the Certificate Registrar, its respective Corporate Trust Office, (e) in the case of WMMSC, 1201 Third Avenue, WMT 1706, Seattle, Washington 91801, Attention: Servicing Compliance, with a copy to Washington Mutual Legal Department, 1201 Third Avenue, WMT 1706, Seattle, Washington 98101, Attention: WMMSC, or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by WMMSC, and (f) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

      Section 11.08     Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      Section 11.09     Indulgences; No Waivers.

      Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

      Section 11.10     Headings Not To Affect Interpretation.

      The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

      Section 11.11     Benefits of Agreement.

      Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 11.15.

      Section 11.12     Special Notices to the Rating Agencies.

      (a) The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 11.03;

            (ii) any assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

            (iii) the occurrence of any Event of Default described in Section 6.14;

            (iv) any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

            (v) the appointment of any successor to any Master Servicer pursuant to Section 6.14;

            (vi) the making of a final payment pursuant to Section 7.02; and

            (vii) any termination of the rights and obligations of any Servicer under the applicable Purchase and Servicing Agreement.

      (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, to the address specified therefor in the definition corresponding to the name of such Rating Agency.

      (c) The Securities Administrator shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.05. In addition, the Securities Administrator shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Securities Administrator.

      (d) The Depositor hereby represents to S&P that, to the Depositor's knowledge, the information provided to such Rating Agency, including the loan level detail, is true and correct according to such Rating Agency's requirements.

      Section 11.13     Conflicts.

      To the extent that the terms of this Agreement conflict with the terms of any Purchase and Servicing Agreement, the related Purchase and Servicing Agreement shall govern.

      Section 11.14     Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

      Section 11.15     No Petitions.

      The Trustee and the Master Servicer (not in its individual corporate capacity, but solely as Master Servicer hereunder), by entering into this Agreement, hereby covenant and agree that they shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement, except that the Trustee shall not be prohibited from filing a proof of claim in any such proceeding.

      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                    MORGAN STANLEY CAPITAL I INC.,
                                    as Depositor


                                    By: /s/ Valerie Kay
                                        --------------------------------
                                        Name:  Valerie Kay
                                        Title:  Vice President


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                    as Trustee

                                    By: /s/ Eiko Akiyama
                                        --------------------------------
                                        Name:  Eiko Akiyama
                                        Title:  Associate


                                    By: /s/ Ronaldo Reyes
                                        --------------------------------
                                        Name:  Ronaldo Reyes
                                        Title:  Assistant Vice President


                                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    as Master Servicer


                                    By:  /s/ Amy Doyle
                                        --------------------------------
                                        Name:  Amy Doyle
                                        Title:  Vice President


                                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    as Securities Administrator


                                    By: /s/ Amy Doyle
                                        --------------------------------
                                        Name:  Amy Doyle
                                        Title:  Vice President

                                    WASHINGTON MUTUAL MORTGAGE SECURITIES
                                    CORP.,
                                    as a Servicer


                                    By: /s/ Kimberly O. Jacobs
                                        --------------------------------
                                        Name:  Kimberly O. Jacobs
                                        Title:  Assistant Vice President



Solely for purposes of Section 2.05
accepted and agreed to by:
MORGAN STANLEY MORTGAGE CAPITAL INC.


By: /s/ Valerie Kay
   ------------------------------------
   Name:  Valerie Kay
   Title:  Vice President

                                   EXHIBIT A

                             FORMS OF CERTIFICATES

                                   EXHIBIT B

         FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF                )
                        )  ss.:
COUNTY OF               )

      [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

      1.    That he [she] is [title of officer] ________________________ of
            [name of Purchaser] _________________________________________ (the
            "Purchaser"), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

      2.    That the Purchaser's Taxpayer Identification Number is [         ].

      3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
            Section 1381(a)(2)(C), any "electing large partnership" within the meaning of Section 775 of the Code, or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

      4. That the Purchaser either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
            Section 4975 of the Code ("Code"), (collectively, a "Plan") or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate; (y) is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" as defined in
            Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the purchase and holding of the Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE

            95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel satisfactory to the Certificate Registrar, and upon which the Certificate Registrar, the Trustee, the Master Servicer, the Depositor and Securities Administrator shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or
            Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Depositor, the Master Servicer or the Securities Administrator to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

      5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Agreement"), by and among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Washington Mutual Mortgage Securities Corp., as Servicer and Deutsche Bank National Trust Company, as Trustee with respect to Morgan Stanley Mortgage Loan Trust 2004-6AR, Mortgage Pass-Through Certificates, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

      6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

      7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

      8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Certificate Registrar a written statement substantially in the form of Exhibit C to the Agreement.

      9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

      10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to the transferor, the Trustee and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than
            (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

      11. The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base of the Purchaser or another U.S. taxpayer.

      12. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

      13. That the Purchaser consents to the designation of the Securities Administrator to act as agent for the "tax matters person" of each REMIC created by the Trust Fund pursuant to the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________ 20__.


                                    ---------------------------------
                                    [name of Purchaser]

                                    By:
                                        --------------------------------
                                        Name:
                                        Title:


      Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

      Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC



COUNTY OF
          --------------------

STATE OF
         ---------------------

My commission expires the _____ day of __________ 20__.

                                   EXHIBIT C

         FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

                                                  ----------------------------
                                                               Date


Re:   Morgan Stanley Mortgage Loan Trust 2004-6AR
      Mortgage Pass-Through Certificates


      _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no
actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                    Very truly yours,

                                    ------------------------------------
                                    Name:
                                    Title:

                                   EXHIBIT D

    FORM OF CERTIFICATION OF WELLS FARGO AS MASTER SERVICER AND SECURITIES
                                 ADMINISTRATOR

Re: Morgan Stanley Mortgage Loan Trust 2004-6AR (the "Trust"), Mortgage Pass-Through Certificates, Series 2004-6AR, issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), Washington Mutual Mortgage Securities Corp. ("WMMSC"), as servicer, and Deutsche Bank National Trust Company, as trustee


      I, [identify the certifying individual], certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K ("Annual Report"), and all reports on Form 8-K containing distribution reports (collectively with the Annual Report, the "Reports") filed in respect of periods included in the year covered by the Annual Report, of the Trust;

2. To the best of my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;

3. To the best of my knowledge, the distribution or servicing information required to be provided to the Trustee by the Securities Administrator or the Master Servicer, as applicable, under the Pooling and Servicing Agreement, for inclusion in the Reports is included in these Reports;

4. I am responsible for reviewing the activities performed by the Master Servicer and the Securities Administrator under the Pooling and Servicing Agreement and the servicers other than WMMSC (the "Servicers") under their respective purchase and servicing agreements (the "Purchase and Servicing Agreements"), and to the best of my knowledge and the annual compliance review required under the Purchase and Servicing Agreements, and except as disclosed in the Reports, each of the Master Servicer, the Securities Administrator and each Servicer has fulfilled its respective obligations under the Pooling and Servicing Agreement or the applicable Purchase and Servicing Agreement; and

5. The Reports disclose all significant deficiencies relating to the compliance by each of the Servicers with the minimum servicing standards based upon the reports provided by independent public accountants, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the related Purchase and Servicing Agreement, that are included in the Reports.

      In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Servicers.

                                    By:
                                        --------------------------------
                                        Name:
                                        Title:


Dated: ___________, ____

                                   EXHIBIT E

                   LIST OF PURCHASE AND SERVICING AGREEMENTS


1. Mortgage Loan Sale and Servicing Agreement, dated as of May 1, 2004 between Countrywide Home Loans, Inc., as seller, Countrywide Home Loans Servicing LP, as servicer, and Morgan Stanley Mortgage Capital Inc., as purchaser;

2. First Amended and Restated Mortgage Loan Flow Purchase, Sale And Servicing Agreement, dated as of March 1, 2004 among Cendant Mortgage Corporation, as a seller and servicer, Bishop's Gate Residential Mortgage Trust, as a seller, and Morgan Stanley Mortgage Capital Inc., as purchaser;

3. Amended and Restated Master Seller's Warranties and Servicing Agreement, dated as of February 5, 2004 between National City Mortgage Co., as seller and servicer, and Morgan Stanley Mortgage Capital Inc., as purchaser;

4. Mortgage Loan Sale and Servicing Agreement, dated as of September 1, 2003 between GreenPoint Mortgage Funding, Inc., as seller and servicer, and Morgan Stanley Mortgage Capital Inc., as purchaser;

5. First Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of February 1, 2004 between U.S. Bank, N.A., as seller, and Morgan Stanley Mortgage Capital Inc., as purchaser;

6. Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2004 between US Bank, N.A., as seller, and Morgan Stanley Mortgage Capital Inc., as purchaser;

7. Servicing Agreement, dated as of April 1, 2004, between US Bank, N.A., as servicer, and Morgan Stanley Mortgage Capital Inc., as purchaser;

8. Seller's Warranties and Servicing Agreement, dated as of April 1, 2004 among Wells Fargo Bank, N.A. (successor by merger to Wells Fargo Home Mortgage, Inc.) as seller and servicer, and Morgan Stanley Mortgage Capital Inc., as purchaser;

9. Second Amended and Restated Master Mortgage Loan Purchase Agreement, dated as of February 1, 2004 between Morgan Stanley Dean Witter Credit Corporation, as seller, and Morgan Stanley Mortgage Capital Inc., as purchaser;

10. Amended and Restated Master Servicing Agreement, dated as of February 1, 2004 between Morgan Stanley Dean Witter Credit Corporation, as servicer, and Morgan Stanley Mortgage Capital Inc.;

11. Servicing Agreement, dated as of May 14, 2004 between Washington Mutual Mortgage Securities Corp., as servicer, and Morgan Stanley Mortgage Capital Inc.;

12. Servicing Agreement, dated as of May 29, 2003 between Option One Mortgage Corporation, as servicer, and Morgan Stanley Mortgage Capital Inc., as owner;

13. Mortgage Loan Purchase and Warranties Agreement, dated as of June 1, 2004 between Morgan Stanley Mortgage Capital Inc., as purchaser, and Quicken Loans, Inc., as seller;

14. Mortgage Loan Purchase and Warranties Agreement, dated as of February 1, 2004 between Morgan Stanley Mortgage Capital Inc., as purchaser, and RBMG, INC., as seller;

15. Mortgage Loan Purchase and Warranties Agreement, dated as of November 1, 2003 between Morgan Stanley Mortgage Capital Inc., as purchaser, and American Home Mortgage Holding Corp., as seller;

16. Servicing Rights Purchase and Servicing Agreement dated as of July 1, 2004 between Homeq Servicing Corporation, as servicer, and Morgan Stanley Mortgage Capital Inc., as purchaser.

                                   EXHIBIT F

                         LIST OF CUSTODIAL AGREEMENTS

                                [to be revised]

1. Custodial Agreement dated as of April 1, 2004 between Countrywide Home Loans, Inc., as seller, Morgan Stanley Mortgage Capital Inc., as purchaser, and Deutsche Bank Trust Company Americas, as custodian;

2. Custodial Agreement dated as of March 1, 2004 between Cendant Mortgage Corporation and Bishop's Gate Residential Mortgage Trust, as a sellers, Morgan Stanley Mortgage Capital Inc., as purchaser, and Deutsche Bank Trust Company Americas, as custodian;

3. Custodial Agreement dated as of September 25, 2003 between National City Mortgage Co., as seller, Morgan Stanley Mortgage Capital Inc., as purchaser, and Deutsche Bank Trust Company Americas, as custodian;

4. Custodial Agreement dated as of November 4, 2003 between National City Mortgage Co., as seller, Morgan Stanley Mortgage Capital Inc., as purchaser, and Deutsche Bank Trust Company Americas, as custodian;

5. Custodial Agreement dated as of September 1, 2003 between GreenPoint Mortgage Funding, Inc., as seller, Morgan Stanley Mortgage Capital Inc., as purchaser, and Deutsche Bank Trust Company Americas, as custodian;

6. Custodial Agreement dated as of November 26, 2003 between U.S. Bank, N.A., as seller and interim servicer, Morgan Stanley Mortgage Capital Inc., as purchaser, and Deutsche Bank Trust Company Americas, as custodian; [to be updated]

7. Custodial Agreement dated as of May 1, 2004 between Morgan Stanley Dean Witter Credit Corporation, as seller and servicer, Morgan Stanley Mortgage Capital Inc., as purchaser, and Deutsche Bank National Trust Company, as custodian.

8. Custodial Agreement, dated as of June 1, 2004 between Bank of America, N.A., as seller and servicer, Wells Fargo Bank, N.A. (successor by merger to Wells Fargo Home Mortgage, Inc.), as seller and servicer, Wells Fargo Bank, N.A., as master servicer and securities administrator, Deutsche Bank National Trust Company, as trustee and JPMorgan Chase Bank, as custodian.

                                   EXHIBIT G

    ASSIGNMENT AND NOTICE OF TRANSFER WITH RESPECT TO ADDITIONAL COLLATERAL
                                MORTGAGE LOANS

                                   EXHIBIT H

                    FORM OF RULE 144A TRANSFER CERTIFICATE

Re:   Morgan Stanley Mortgage Loan Trust 2004-6AR,
      Mortgage Pass-Through Certificates


      Reference is hereby made to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), by and among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Washington Mutual Mortgage Securities Corp., as Servicer and Deutsche Bank National Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

      This letter relates to $__________ initial Certificate Balance of Class _____ Certificates which are held in the form of Definitive Certificates registered in the name of ______________ (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

      In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer," which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriter, the Certificate Registrar and the Depositor.

                                    ------------------------------------
                                    [Name of Transferor]


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:


Dated: ___________, ____

                                   EXHIBIT I

                        FORM OF PURCHASER'S LETTER FOR
                       INSTITUTIONAL ACCREDITED INVESTOR


                                                Date


Dear Sirs:

      In connection with our proposed purchase of $______________ principal amount of Morgan Stanley Mortgage Loan Trust 2004-6AR, Mortgage Pass-Through Certificates (the "Privately Offered Certificates") of Morgan Stanley Capital I Inc. (the "Depositor"), we confirm that:

(1) We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor we will do so only (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
      (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), by and among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Washington Mutual Mortgage Securities Corp., as Servicer and Deutsche Bank National Trust Company, as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2) We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3) We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4) We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5) We have received such information as we deem necessary in order to make our investment decision.

(6) If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Pooling and Servicing Agreement.

      Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

      You and the Certificate Registrar are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    ------------------------------------
                                    [Purchaser]


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT J

                       FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is the ______________________ of ______________ (the
"Investor"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

      2. The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), (collectively, a "Plan") or a person acting on behalf of any such Plan or investing the assets of any such Plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting and is not a Class OC Certificate, is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" as defined in
Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the purchase and holding of the Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel satisfactory to the Certificate Registrar, and upon which the Certificate Registrar, the Trustee, the Master Servicer, the Depositor and the Securities Administrator shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

      3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), by and among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Washington Mutual Mortgage Securities Corp., as Servicer and Deutsche Bank National Trust Company, as Trustee, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

      IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ 20___.


                                  --------------------------------------
                                  [Investor]


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:


ATTEST:


------------------------------

STATE OF                )
                        )  ss.:
COUNTY OF               )

      Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

      Subscribed and sworn before me this _____ day of _________ 20___.


                                    ------------------------------------
                                    NOTARY PUBLIC


                                    My commission expires the
                                    _____ day of __________ 20___.

                                   EXHIBIT K

                       FORM OF LETTER OF REPRESENTATIONS
                       WITH THE DEPOSITORY TRUST COMPANY


                    [On File with Securities Administrator]

                                   EXHIBIT L

                      INITIAL CERTIFICATION OF CUSTODIAN

[DATE]

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attn: Trust Administration-MS0406


      RE:   Morgan Stanley Mortgage Loan Trust 2004-6AR,
            Mortgage Pass-Through Certificates Series 2004-6AR
            --------------------------------------------------

Ladies and Gentlemen:

      In accordance with and subject to the provisions of Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that, except for the exceptions noted on the schedule attached hereto, (a) all documents required to be delivered to the Custodian on behalf of the Trustee pursuant to Sections 2.01(a)(i) through
(iv) and (b), (c), (d), (e) and (g), and if delivered to it, the documents identified in Section 2.01(a)(v) through (viii) and (ix)(c) and (f) of the Pooling and Servicing Agreement are in its possession, (b) such documents have been reviewed by it and have not been mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan,
(c) based on its examination and only as to the foregoing documents, these documents with respect to each Mortgage Loan accurately reflects the information contained in the Mortgage Note and Mortgage and (d) each Mortgage Note has been endorsed and each assignment of Mortgage has been delivered as provided in Section 2.01 of the Pooling and Servicing Agreement. The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically mentioned above. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents delivered in accordance with Section 2.01 of the Pooling and Servicing Agreement or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      The Custodian on behalf of the Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

      Capitalized terms used herein without definition shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                    [DEUTSCHE BANK NATIONAL TRUST COMPANY]
                                    [JPMORGAN CHASE BANK],
                                    as Custodian


                                    By:
                                          --------------------------------
                                          Authorized Representative

                                   EXHIBIT M

                                  [RESERVED]

                                  SCHEDULE A

                            MORTGAGE LOAN SCHEDULE


         [On File with the Trustee and the Securities Administrator]

                                  SCHEDULE B

                          PRINCIPAL BALANCES SCHEDULE


                               [Not Applicable]